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                                                                    EXHIBIT 10.7



                               AGREEMENT OF LEASE

                                     BETWEEN

                            JOSHUA REALTY CORPORATION

                                       AND

                        AMERICAN MANAGEMENT SYSTEMS, INC.


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                               AGREEMENT OF LEASE
                              CENTERPOINTE I AND II
                                FAIRFAX, VIRGINIA

                                TABLE OF CONTENTS

1. Reference Data and Definitions............................................1
2. Demise of Premises........................................................4
3. Term......................................................................4
4. Possession................................................................5
5. Use of the Premises.......................................................6
6. Base Rent.................................................................6
7. Additional Rent...........................................................7
8. Late Charge; Interest....................................................14
9. Services.................................................................14
10. Repairs and Condition of Premises.......................................19
11. Compliance with Law.....................................................19
12. Estoppel Certificate....................................................20
13. Rules and Regulations...................................................21
14. Assignment and Subletting...............................................21
15. Alterations.............................................................24
16. Mechanics' and Other Liens..............................................25
17. Landlord's Right to Enter...............................................26
18. Certain Rights Reserved by Landlord.....................................26
19. Landlord's Liability; Rights............................................28
20. Unilateral Amendment....................................................29
21. Insurance...............................................................29
22. Fire or Other Casualty..................................................30
23. Waiver of Claims; Indemnification.......................................32
24. Condemnation............................................................33
25. Holding Over............................................................33
26. Covenant of Quiet Enjoyment.............................................34
27. Relocation of Tenant.  Intentionally Omitted............................34
28. Condition of Premises...................................................34
29. No Third Party Beneficiaries............................................34
30. Transfer of Landlord's Interest.........................................35
31. Default; Landlord's Remedies............................................35
32. Remedies Cumulative.....................................................38
33. Expenses of Enforcement.................................................38
34. Nonwaiver...............................................................38
35. Subordination...........................................................38
36. Paramount Lease.........................................................39
37. Legal Proceedings. .....................................................40
38. Interpretation..........................................................40
39. Severability............................................................40


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40. Notices.................................................................40
41. No Representation by Landlord...........................................41
42. Whole Agreement.........................................................41
43. Security Deposit.  Intentionally Omitted................................41
44. Real Estate Broker......................................................41
45. Inability to Perform....................................................41
46. Corporate Entities......................................................42
47. Recordation.............................................................42
48. Time....................................................................42
49. Applicable Law..........................................................42
50. Defined Terms...........................................................42
51. Delivery for Examination................................................44
52. Environmental Matters...................................................44
53. Tenant's Remedies.......................................................46
54. Extension Option........................................................47
55. Signage.................................................................49
56. Storage Space...........................................................49
57. Food Service In Centerpointe II Building................................50
58. Non-Disturbance.........................................................50
59. Exercise Room...........................................................51
60. Parking.................................................................51
61. Right of First Offer....................................................51
62. Expansion Space.........................................................53
63. Measurement of Premises. Intentionally Omitted..........................54
64. Tenant's Affiliation Representation.....................................54
65. Arbitration.............................................................54

        Exhibit A-1.                 Plan of Centerpointe I Premises
        Exhibit A-2.                 Plan of Centerpointe II Premises
        Exhibit B.                   Landlord's Base Building Modifications
        Exhibit C                    Tenant Design and Construction Process
        Exhibit D                    Concession Fund Voucher Form
        Exhibit F                    Rules and Regulations
        Exhibit G                    HVAC Standards
        Exhibit H                    Legal Description of the Property
        Exhibit I                    Index of Defined Term
        Exhibit J.                   Form of Lease Memorandum


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                               AGREEMENT OF LEASE
                              CENTERPOINTE I AND II
                                FAIRFAX, VIRGINIA

         This Lease is made this 10th day of August, 1992, between JOSHUA REALTY CORPORATION, a Delaware corporation, (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership)(hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation, (hereinafter referred to as "Tenant").

         1.        REFERENCE DATA AND DEFINITIONS:

         ANY REFERENCE IN THIS LEASE TO THE FOLLOWING SUBJECTS SHALL INCORPORATE THEREIN THE DATA STATED FOR THE SUBJECTS IN THIS ARTICLE 1.

                   1.1.    DEMISED PREMISES

                   (a) SPACE DESCRIPTION - CENTERPOINTE I: Approximately 203,630 rentable square feet on eleven (11) floors of the building ("Centerpointe I Building") located at 4050 Legato Road, Fairfax, Virginia and commonly known as Centerpointe I (the "Centerpointe I Premises") as shown on Exhibit "A-l" attached hereto.

                   (b) SPACE DESCRIPTION - CENTERPOINTE II: Approximately 38,384 rentable square feet of space on the third
                           (3rd) and fourth (4th) floors of the building ("Centerpointe II Building") located at 4000 Legato Road, Fairfax, Virginia and commonly known as Centerpointe II (the "Centerpointe II Premises") as shown on Exhibit "A-2" attached hereto.

                   (c) RENTABLE AREA OF THE DEMISED PROMISES: The Centerpointe I Premises and the Centerpointe II Premises are herein together defined as the "Premises" and the Centerpointe I Building and the Centerpointe II Building are herein together defined as the "Buildings". The exact square footage of the Premises has been measured in accordance with the Washington, D.C. Association of Realtor's Standard Method of Measurement (January 1, 1989). This figure shall be used for all purposes under this Lease, including, but not limited to, determination of Base Rent and Additional Rent.

                   1.2. Base Rent: Thirteen Dollars and Seventy Cents ($13.70) per rentable square foot, net of Electricity Costs (as defined in Article 7.1.3), and subject to adjustment as described in Article 6.3 below.


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                   1.3.1.  BASE YEAR OPERATING EXPENSES shall mean the Operating
Expenses (as defined in Article 7 below) incurred by Landlord during the calendar year 1993, as adjusted pursuant to Article 7.4.4 below.

                   1.3.2. BASE YEAR REAL ESTATE TAXES shall mean the Real Estate Taxes (as defined in Article 7 below) incurred by Landlord during calendar year 1993 (as the same may be adjusted pursuant to Article 7.1.1(e) below).

                   1.4. RENT COMMENCEMENT SCHEDULE: Tenant shall commence Base Rent payments for the Premises in accordance with the schedule below.

                    Rent
                    Commencement Date                 RSF
                    -----------------                 ---

                    (a)  December 1, 1992             70,451
                    (b)  May 1, 1993                  38,336
                    (c)  August 1, 1993               38,336
                    (d)  November 1, 1993             38,384
                    (e)  May 1, 1994                  56,507


                   The space described in Article 1.4(a) above is herein defined as the "Initial Space" and the space described in Article 1.4(b)-1.4(e) is herein defined as the "Subsequent Space". The dates in Articles 1.4(b)-1.4(e) under the column "Rent Commencement Date" are each herein defined as a "Scheduled Rent Commencement Date".

                   1.5.    CONCESSION FUND:  $28.50 per rentable square foot.

                   1.6.    SECURITY DEPOSIT:   None

                   1.7.    STANDARD BUILDING OPERATING DAYS AND HOURS:

                           (a)       Centerpointe I Building:

                           8:00 A.M. to 7:00 P.M. Monday - Friday
                           8:00 A.M. to 1:00 P.M. Saturday

                           (b)       Centerpointe II Building:

                           8:00 A.M. to 6:00 P.M. Monday - Friday
                           8:00 A.M. to 1:00 P.M. Saturday


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                   1.8.    PERMITTED USE: General office use, and uses
incidental thereto (including, without limitation, the conduct of computer operations and the use and operation of all equipment related thereto).

                   1.9     (a)     ADDRESS FOR NOTICES TO TENANT:

                                   American Management Systems, Inc.
                                   1525 Wilson Boulevard Suite 130
                                   Arlington, Virginia 22209
                                   Attn: Mr. Thomas W. Huba

                                   with copies of notices at all times to:

                                   Shaw, Pittman, Potts & Trowbridge
                                   2300 N Street N.W.
                                   Washington, D.C. 20037
                                   Attn: Craig A. deRidder, Esquire

                           (b) ADDRESS FOR NOTICES TO LANDLORD PRIOR TO LEASE COMMENCEMENT DATE:

                                   Joshua Realty Corporation
                                   c/o LPC Commercial Services, Inc.
                                   4050 Legato Road
                                   Fairfax, Virginia 22030
                                   Attn: Mr. Michael Taylor

                                   Address from and after Lease Commencement
                                   Date:

                                   c/o LPC Commercial Services, Inc.
                                   4000 Legato Road
                                   Suite 950
                                   Fairfax, Virginia 22030
                                   Attn: Mr. Michael Taylor

                                   with copies of notices at all times to:

                                   Lincoln Property Company
                                   1530 Wilson Boulevard, Suite 200
                                   Arlington, Virginia 22209

                                   Attention: Mr. John B. Grissim



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                                   and

                                   General Electric Investment Corporation
                                   3003 Summer Street
                                   Stamford, Connecticut 06904-7900

                                   Attention: Mr. Steven D. Burton

                                   and

                                   Wolf, Block, Schorr and Solis-Cohen
                                   12th Floor Packard Building
                                   15th and Chestnut Streets
                                   Philadelphia, PA 19102

                                   Attention: Alvin H. Dorsky, Esquire

         2. Demise of Premises. Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, the premises identified as the "Premises", for the Term (defined below) and subject to the covenants, terms, provisions and conditions of this Lease, together with the right to use, in common with others, of all common and public areas in the Buildings including (without limitation) elevators, stairways, lobbies and corridors in the Buildings necessary for access to the Premises (provided, however, that subject to Landlord's right to entry hereunder, use of the common areas of the Centerpointe I Building shall be consistent with that afforded to a single tenant building during the time that Tenant is leasing one hundred percent (100%) of the rentable area of the Centerpointe I Building).

         3.        Term.

                   3.1. The term (the "Term") shall commence on the date of this Lease (the "Lease Commencement Date") and shall end, without the necessity of notice from either party to the other, on November 30, 2007 ("Termination Date").

                   3.2. The Term shall commence as to each segment of the Subsequent Space on the earlier of (i) the date which is four (4) months prior to the respective Scheduled Rent Commencement Date for such segment of the Subsequent Space or (ii) the date that Tenant or anyone claiming under or through Tenant first occupies such segment of the Subsequent Space (each such date which is the earlier of (i) or (ii) above is herein defined as a "Subsequent Lease Commencement Date").

                   3.2.1. Tenant's obligation to pay Rent (defined in Article 1.2) for the Initial Space shall commence on December 1, 1992 ("Rent Commencement Date"). All other obligations of Tenant pertaining to the initial Space under this Lease shall commence on the Lease Commencement Date.



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                   3.2.2.  Tenant's obligation to pay Rent for any segment of the Subsequent Space shall commence on the Scheduled Rent Commencement Date for such segment of the Subsequent Space (each such date is herein defined as a "Subsequent Rent Commencement Date"). If Tenant occupies any segment of Subsequent Space for the Permitted Use prior to the Subsequent Rent Commencement Date for that segment of Subsequent Space, then Tenant shall pay to Landlord an amount equal to Five Dollars ($5.00) per rentable square foot per annum, in equal monthly installments in advance, as Additional Rent hereunder for each such segment of Subsequent Space from and after the date that Tenant occupies and uses that segment of Subsequent Space for the Permitted Use until the Subsequent Rent Commencement Date for that segment of Subsequent Space. All other obligations of Tenant pertaining to each segment of the Subsequent Space under this Lease shall commence on the respective Subsequent Lease Commencement Date.

                   3.3. The First Lease Year shall be the period commencing on the Rent Commencement Date and continuing through December 31, 1993. Each Lease Year after the First Lease Year shall be a consecutive twelve (12) month period commencing on the first day of the calendar month immediately following the preceding Lease Year, except that the Last Lease Year shall be the period from the first day of Tenant's partial Lease Year occurring at the end of the Term until the Termination Date.

         4.        Possession.

                   4.1. In addition, to the extent required by law, Landlord will comply with the requirements of the Americans With Disabilities Act of 1990 ("ADA") requirements applicable to the "Core Elements" of the Buildings (including those which may arise because of the performance of the Tenant Work) and Tenant shall comply with all other ADA requirements respecting the Premises, including those requirements arising from Tenant Work. The "Core Elements" of the Buildings are defined as the roof, the ground floor lobby or lobbies, entryways, the garage, surface parking areas, paths of travel to and from the Buildings, loading docks and loading zones, elevators and elevator call buttons, stairways, risers and other penetrations, restrooms and drinking fountains not installed by Tenant in connection with the Tenant Work, or otherwise, and the base-building mechanical, electrical, HVAC and plumbing systems (excluding any changes thereto or extensions thereof performed as part of the Tenant Work or any later Tenant alteration).

                   4.2. "Tenant Work" as used in this Lease shall mean the provision of the materials, components, labor and services encompassed within the work described in the Tenant Design and Construction Process (as defined in Exhibit "C"). Landlord shall provide a concession fund equal to Twenty-Eight Dollars and Fifty Cents ($28.50) per rentable square foot ("Concession Fund"). The Concession Fund may be utilized to pay the cost of construction, demolition, construction documentation and associated permits and fees, architectural and engineering fees, moving expenses and other reasonable move-related expenses, signage, Tenant's legal fees incurred in negotiations of this Lease, remaining lease liability coverage and holdover penalties and furniture and equipment. The Concession Fund shall be applied to the items described above in such amounts as Tenant may determine, and disbursed by Landlord from time to time to Tenant, so long as Tenant is not in default (which term for purposes of this Article 4.2



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shall not be deemed to be a circumstance entitled to the benefit of notice and cure periods provided under Article 31 below) under this Lease, pursuant to the Concession Fund Voucher Form attached hereto as Exhibit "D". Tenant covenants that Tenant shall utilize a minimum of fifty percent (50%) of the Concession Fund for direct hard cost improvements to the Premises. For purposes hereof, the term "hard costs" shall mean all costs incurred by Tenant in the design, engineering and construction of leasehold improvements in the Premises, including all contractor and materialman charges. in no event shall Landlord have any obligation to pay for costs relating to Tenant Work or for any of the other items for which the Concession Fund may be utilized in an amount that exceeds the Concession Fund. A reconciliation to establish that the requisite portion of the Concession Fund has been expended for hard costs of improvements to the Premises shall be submitted to Landlord by Tenant within sixty (60) days after the completion of the Tenant Work. So long as Tenant has expended the requisite portion of the Concession Fund on hard costs and Tenant is not in default (which term for purposes of this Article 4.2 shall not be deemed to be a circumstance entitled to the benefit of notice and cure periods provided under
Article 31 below) under this Lease, the portion of the Concession Fund not disbursed to Tenant by the date of reconciliation referred to above shall be credited against the Monthly Installments of Base Rent payable hereunder as follows: (i) an amount up to $5.00 per rentable square foot shall be credited against the next installments) of Base Rent payable hereunder and (ii) any amount in excess of $5.00 per rentable square foot shall, after the credit described in the immediately preceding clause has been exhausted, be credited in twelve equal installments against the next twelve Monthly Installments of Base Rent.

                   4.3. Landlord and Tenant recognize and agree that floors 1, 7, 8 and 10 of the Centerpointe I Building constitute the Initial Space, that the County of Fairfax ("County") has vacated the Initial Space and that Landlord has made the Initial Space available to Tenant for Tenant Work on the date hereof. Except for the 4th floor of the Centerpointe II Building, which shall be used by the County for storage until February 28, 1993, Landlord shall make the Subsequent Space available for possession by Tenant no later than December 31, 1992. If for any reason Landlord is unable to so deliver the Subsequent Space, Landlord agrees to pay to Tenant, as Tenant's sole remedy for Landlord's inability to deliver the Subsequent Space as aforesaid (as reimbursement for the actual holdover penalty that Tenant will incur under its present lease for premises located at 1525 Wilson Boulevard, Arlington, Virginia) (the "Wilson Boulevard Lease"), an amount up to $75,000 per month, to be pro rated on a per them basis if permitted under the Wilson Boulevard Lease (the "Holdover Payment") and to the extent that such failure to deliver any segment of the Subsequent Space causes Tenant to have less than 120 days to complete the Tenant Work for any segment of the Subsequent Space, the Subsequent Rent Commencement Date for such segment(s) of the Subsequent Space shall be extended by the number of days needed to provide Tenant with 120 days to complete the Tenant Work.

         5. Use of the Premises. Tenant shall not use or occupy, or permit or suffer to be used or occupied, the Premises or any part thereof, other than for the Permitted Use (set forth in Article 1.8), and except for any retail uses that may be permitted on the first floor of the Centerpointe I Building pursuant to Article 14.1.2 below.

         6.        Base Rent.



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                   6.1.1.  Covenant to Pay. Tenant covenants that it shall,
without any demand therefor and without set off or deduction whatsoever (except as may be expressly permitted pursuant to Article 53.2 below), pay to Landlord at Landlord's Address (set forth in Article 1.9) or to such other person and at such other place as Landlord may from time to time designate in writing, in lawful money of the United States of America, rent at the annual rate of the Base Rent. Base Rent shall be payable monthly in installments (each a "Monthly Installment of Base Rent"), in advance on or before the first day of each and every calendar month during the Term from and after the Rent Commencement Date, as to the Initial Space, and from and after the applicable Subsequent Rent Commencement Date, as to each applicable segment of the respective Subsequent Space.

                   6.1.2. Advance Deposit of Base Rent. At the time of execution of this Lease Tenant shall pay to Landlord an amount equal to the first Monthly Installment of Base Rent for the Initial Space, to be applied by Landlord on the Rent Commencement Date.

                   6.2. Partial Month. If the Rent Commencement Date or a Subsequent Rent Commencement Date is other than the first day of a month, Rent (defined in Article 50.12), including, without limitation, Base Rent, due from such date until the first day of the following month shall be prorated and shall be payable on the Rent Commencement Date or the Subsequent Rent Commencement Date, as applicable.

                   6.3. Escalation of Base Rent. Commencing on May 1, 1994 ("Escalation Date"), and on the first day of each May during the Term thereafter (each a "Subsequent Escalation Date") (each such period from and after the Escalation Date to the date which is one day prior to the next Subsequent Escalation Date being herein defined as an "Escalation Period"), Base Rent per rentable square foot shall be increased for each Escalation Period by an amount equal to Two and Twenty-Five One Hundredths percent (2.25%) multiplied by the difference between (i) Base Rent per rentable square foot, at the rate effective on the day before the applicable Subsequent Escalation Date and (ii) the sum of the Base Year Operating Expenses and the Base Year Real Estate Taxes per rentable square foot. In addition to the foregoing escalation of Base Rent, the Base Rent then in effect shall be increased by One Dollar ($1.00) per rentable square foot at the beginning of the sixth (6th) Lease Year and by Two Dollars ($2.00) per rentable square foot at the beginning of the eleventh (11th) Lease Year. By way of illustration of the foregoing formula, if the sum of Base Year Operating Expenses and Base Year Real Estate Taxes per rentable square foot is Five Dollars ($5.00), then on the Escalation Date Base Rent per rentable square foot will increase to $13.90 per rentable square foot from and after the Escalation Date until the next Subsequent Escalation Date.

                   6.4. Independent Covenant; Survival. Tenant's covenant to pay the Base Rent is independent of any other covenant, agreement, term or condition of this Lease (subject to Article 53.2 below). Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Base Rent shall survive the expiration of the Term.

         7.        Additional Rent.


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                   7.1.    Covenant to Pay. In addition to paying Base Rent,
Tenant covenants that it shall without (except as may be otherwise expressly provided herein) any demand therefor and without set-off or deduction whatsoever (subject to Article 53.2 below), pay to Landlord at Landlord's Address or to such other person and at such other place as Landlord may from time to time designate in writing, in lawful money of the United States of America, within thirty (30) days of a statement of the amount due therefor (except as provided in Article 7.5 with respect to estimated payments of Additional Rent and except that if a different period for payment is specifically set forth, said different period shall control) the following in this Article 7 (collectively, "Additional Rent"):

                   7.1.1. Real Estate Taxes. "Net Real Estate Taxes", as defined below.

                           (a)       Tenant's Centerpointe I Proportionate Share
(as defined in Article 50.16 below) of Real Estate Taxes (as defined in Article 50.11) for the Centerpointe I Building in excess of Tenant's Centerpointe I Proportionate Share of Base Year Real Estate Taxes for the Centerpointe I Building ("Centerpointe I Net Real Estate Taxes").

                           (b)       Tenant's Centerpointe II Proportionate
Share (as defined in Article 50.16) of Real Estate Taxes for the Centerpointe II Building in excess of Tenant's Centerpointe II Proportionate Share of Base Year Real Estate Taxes for the Centerpointe II Building ("Centerpointe II Net Real Estate Taxes").

                           (c)       Tenant's Centerpointe I Net Real Estate
Taxes and Tenant's Centerpointe II Net Real Estate Taxes are herein defined as "Net Real Estate Taxes".

                           (d)       Upon the written request of Tenant, during
any year of the Term of this Lease, Landlord shall deliver a copy of the real property tax assessment for the Buildings for that year and shall inform Tenant whether or not Landlord intends to institute an appeal ("Tax Appeal") of the real property tax assessment for either or ' both of the Buildings. If, notwithstanding Landlord's intention not to appeal the real property tax assessment in a particular year, Tenant in its reasonable judgment determines that a Tax Appeal should be filed, then Tenant shall deliver written notice of such determination to Landlord no later than the earlier of (i) thirty (30) days following Landlord's delivery of Landlord's notice of its decision not to file a Tax Appeal, or (ii) thirty (30) days prior to the deadline for filing the Tax Appeal. In such event, Landlord, with counsel designated by Landlord, shall file and prosecute a Tax Appeal with the same diligence as if Landlord had itself made the determination to undertake such Tax Appeal, and Tenant may participate and consult with Landlord in such proceedings. The cost and expense of any Tax Appeal shall be an Annual Operating Cost, as defined in Article 7.4.1 below. In the event Landlord receives a rebate or refund of any Real Estate Taxes with respect to which Tenant has contributed its Proportionate Share hereunder, Landlord shall deliver to Tenant its Proportionate Share of the rebate or refund, up to an amount which is equal to the sum of the Net Real Estate Taxes which may have been paid by Tenant in that year, within thirty (30) days after the receipt thereof by Landlord.

                           (e)       For the Lease Year commencing January 1,
1996 the parties shall adjust Base Year Real Estate Taxes if the average of the assessments for the Buildings (as opposed



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to changes in the tax rate or the percentage of the assessment upon which the rate is based) for calendar years 1993, 1994 and 1995 ("Three Year Average Assessment") deviates from the 1993 Base Year assessment ("Base Year Assessment") by more than 5%. If the Three Year Average Assessment is not 5% higher or 5% lower than the Base Year Assessment, Base Year Real Estate Taxes shall continue to be 1993 calendar year Real Estate Taxes by the tax rate effective in calendar year 1993. There shall be no readjustment of Tenant's Proportionate Share of Real Estate Taxes for Lease Years 1993, 1994 or 1995. If Base Year Real Estate Taxes are adjusted pursuant to this Article 7.1.1(e), the escalations to Base Rent made pursuant to Article 6.3 shall be recalculated on the basis of the adjusted Base Year Real Estate Taxes, and any underpayment or overpayment of the Base Rent made prior to the adjustment of Base Year Real Estate Taxes on the basis of the 1993 Base Year Real Estate Taxes during any Escalation Period shall be paid by Tenant to Landlord, or by Landlord to Tenant, within thirty (30) days of such recalculation.

                   7.1.2. Lease Taxes. All Lease Taxes (defined in Article 50.7), unless Tenant shall be prohibited by law from paying the same, in which event Landlord shall be entitled, at its election, to terminate this Lease by written notice to Tenant, and Landlord and Tenant shall enter into a new lease which will provide Landlord with economic benefits of an economic value as closely as is equitably possible to the economic benefits that Landlord would have enjoyed had Tenant been lawfully permitted to pay such Lease Taxes.

                   7.1.3. Tenant Electricity. From and after the date on which Tenant commences the conduct of its business therein for the Permitted Use, as to the Initial Space, and as to any Subsequent Space, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days after receipt from Landlord of each statement of the amount due, Landlord's actual cost in each period chosen by Landlord, of supplying such quantity of electricity ("Tenant Electricity") as is consumed by Tenant in the Premises ("Tenant Electricity Costs"). Tenant Electricity shall include the electricity supplied to the common areas of the interior portion (excluding the garage) of the Centerpointe I Building (including, without limitation, the cost for taxes, fuel adjustment charges, transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electricity to the Buildings). Tenant Electricity Costs shall be determined by Landlord (i) on the basis of a submeter installed by Landlord, at Landlord's expense on the first floor of the Centerpointe I Building and (ii) on the basis of a separate submeter for the third, fourth and, if and when leased by Tenant pursuant to the first offer rights described in Article 61 and the expansion rights described in Article 62, on any other full floors of the Centerpointe II Building, all such meters to be installed by Landlord at Landlord's expense. For any floor less than a full floor in the Centerpointe II Building, Tenant Electricity Costs applicable to such floor shall be determined by deeming Tenant's obligation to be equal to that fractional share of Tenant Electricity Costs, the numerator of which is the Rentable Area of the Premises on that floor and the denominator of which is the Rentable Area of all leased premises on such floor of the Centerpointe II Building which share a common electrical submeter and which were occupied during the period in question, with equitable adjustments being made for occupancy during only portions of such period. The calculation of the billing in said statement shall be determined by Landlord in good faith, using reasonable accounting principles, it being understood that Landlord shall not derive any profit from the supplying of electricity. Landlord shall pass on to Tenant the benefit of any bulk or



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discount rates for electricity that Landlord is able to obtain for the Buildings and Landlord agrees to use its best efforts to obtain such reduced rates.

                   7.1.4. Other Sums. All other sums payable under this Lease for any purpose, whether or not they are expressly designated as "Additional Rent" or rent or would otherwise be considered rent, are herein payable as "Additional Rent".

                   7.2. Independent Covenant: Survival. Tenant's covenant to pay the Additional Rent is independent of any other covenant, agreement, term or condition of this Lease (subject to Article 53.2 below). Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligation of Tenant to pay Additional Rent shall survive the expiration of the Term.

                   7.3. Partial Year. If the Rent Commencement Date is not the first day of a calendar year or if the expiration date of the Term is not the last day of a calendar year, the amount computed as Additional Rent with respect to such partial calendar year under this Article 7 shall be prorated in proportion to the portion of such calendar year falling within the Term.

                   7.4. Operating Costs. Tenant shall also pay as "Additional Rent", "Net Annual Operating Costs", as defined below.

                           (a)       Tenant's Centerpointe I Proportionate Share
of Annual Operating Costs for the Centerpointe I Building in excess of Tenant's Centerpointe I Proportionate Share of Base Year Operating Costs for the Centerpointe I Building ("Centerpointe I Net Annual Operating Costs");

                           (b)       Tenant's Centerpointe II Proportionate
Share of Annual Operating Costs for the Centerpointe II Building in excess of Tenant's Centerpointe II Proportionate Share of Base Year Operating Costs for the Centerpointe II Building ("Centerpointe II Net Annual Operating Costs");

                           (c)       Tenant's Centerpointe I Net Annual
operating Costs and Tenant's Centerpointe II Net Annual Operating Costs are together defined as "Net Annual Operating Costs".

         7.4.1. The term "Annual Operating Costs" shall mean the direct actual costs to Landlord, determined consistently on a cash, accrual or modified accrual basis, at Landlord's option, of operating and maintaining the Property during each calendar year of the Term. Consistent with the operation of a first class office building in the Northern Virginia area, Landlord agrees to use its reasonable efforts to minimize Annual Operating Costs to the same extent as if the entire burden thereof were an unreimbursable obligation of Landlord. Such 'costs shall include, by way of example rather than of limitation, (A) charges for, and taxes on, the furnishing to the Property of water and sewer service, electric energy to common areas (other than interior common areas of the Centerpointe I Building, the payment of which is governed by Article 7.1.3 above) and, if the building systems should be converted to receive the same, steam or fuel and other utility services; (B) costs of elevator service, maintenance of the Property, janitorial service and trash removal; (C)



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


charges for governmental permits; (D) wages, salaries and benefits of employees of Landlord, or of any management company, who are directly involved in management of the Property (which costs shall be equitably allocated among the buildings serviced by such employee), and management fees, overhead and expenses; (E) premiums for hazard, rent, liability, worker's compensation and other insurance; (F) costs arising under service contracts; (G) legal, auditing and other professional and consulting fees; (H) repairs, replacements and improvements which are in Landlord's reasonable judgment necessary to cause the Buildings to comply with changes in existing law arising from and after the date hereof or those which reduce or are expected or intended to result in a net reduction (taking into account the cost of such improvement) in Annual Operating Costs, in which case the cost thereof shall be included in Annual Operating Costs as set forth in Article 7.4.3 below; (I) taxes, including the Fairfax County BPOL gross receipts and gross expenditures taxes (other than Real Estate Taxes and state and federal income taxes and any other income, profit, franchise, capital stock, excise, estate, gift, succession, transfer or recordation tax or levy); (J) charges, if any, for the Buildings' share of the costs of (i) any common means of vehicular access and loading facilities and
(ii) common facilities which the Buildings may share with others, (K) the cost of all other items which under standard accounting practices constitute operating or maintenance costs which are reasonably allocable to the Property or any portion thereof.

                   7.4.2.  The term "Annual Operating Costs" shall not include:
(A) depreciation; (B) principal and interest on encumbrances; (C) ground rents;
(D) costs actually reimbursed through insurance proceeds to repair or replace damage by fire or insured other casualty; (E) compensation and benefits of executive officers of Landlord (or its managing agent above the level of building manager; (F) Electricity Costs)(defined in 1,101--Article 7.1.4); (G) commissions payable to leasing brokers and advertising costs and other marketing expenses associated with procuring new tenants; (H) expenditures for capital improvements except those referred to in Section 7.4.1(H); (I) costs actually reimbursed by condemnation awards or under contractor warranties; (J) costs of preparing tenant space for other tenants; (K) legal fees relating to preparation of tenant leases, financing of the Buildings and violations by the Landlord or any tenant under tenant leases; (L) fees or charges paid to any Affiliate of Landlord to the extent such fees or charges exceed the fees or charges that would have been incurred to an independent entity in an arm's length transaction; (M) cost of utilities and services furnished to retail tenants who pay directly for such utilities and services under their leases;
(N) costs of original artwork; (0) costs of furnishing any additional or special service to any tenant, if such service is not also available to Tenant at no charge; (P) costs of upgrading the common areas of the Buildings beyond the level of maintenance, repair, modification and replacement necessary to preserve the first class standard of quality prevailing in such areas on the date of this Lease; (Q) the cost of any fine for Landlord's failure to comply with any laws for which this Lease imposes the obligation on Landlord to comply, (R) the wages and benefits of any personnel employed to manage the garage; (S) the cost of any personnel, materials or services shared by the Buildings and any other buildings owned or operated by Landlord, to the extent reasonably allocable to such other buildings; (T) annual increases in rent for the space occupied by the management office in a Building in excess of annual increases in the Consumer Price Index (CPI-W), DC-MD-VA; and (U) phase outs of chlorofluorocarbon refrigerants which do, not result in a net decrease in Annual Operating-Costs.

                   7.4.3. If there shall be purchased any item of capital equipment or made any capital expenditure required by changes in existing law or designed to result in net savings or reductions in Annual Operating Costs (including any phase outs of chlorofluorocarbon refrigerants which result in a net decrease in Annual Operating Costs) incurred or expected to be incurred or in Electricity Costs applicable to the Buildings generally, then the costs for same shall be included in Annual Operating Costs for the calendar year in which the costs are incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over their useful life, as determined pursuant to Generally Accepted Accounting Principles, with an interest factor equal to the Landlord's actual cost of funds. If there shall be leased any capital equipment to meet requirements of the law or designed to result in savings or reductions in Annual Operating Costs, or in Electricity Costs applicable to the Buildings generally, then the rental and other costs paid for such leasing shall be included in Annual Operating Costs for the calendar years in which they were incurred, but only to the extent that the amortized cost of such items could have been included hereunder had they been purchased.

                   7.4.4. In determining Annual Operating Costs for any year, including Base Year Operating Expenses, if for thirty (30) or more consecutive days less than 100% of the Rentable Area of the Centerpointe I Building or the Centerpointe II Building shall have been occupied by tenants, or if any tenant is separately obtaining janitorial services or any other services being furnished by Landlord hereunder, then Annual Operating Costs shall be deemed for such year to be an amount equal to the like expenses that would normally be expected to be incurred had such occupancy of the Centerpointe I Building and the Centerpointe II Building been at least 100% throughout such year, and had Landlord been furnishing all customary services to tenants, as reasonably determined by Landlord. In making the adjustment called for under this Article 7.4.4, Landlord shall not adjust any element of Annual Operating Costs which would not vary with the occupancy rate of the Buildings. This Article 7.4.4 shall not be applied in a manner which would enable Landlord to recover from the tenants in either Building any amount in excess of the costs actually incurred by Landlord that are attributable to the occupied premises in such Building.

                   7.4.5. If, at any time during the Term of this Lease Tenant shall vacate all or any portion of the Premises (and such portion of the Premises shall not be occupied by any assignees or sublessees of Tenant), then, to the extent that Landlord is able to suspend janitorial services for such portion of the Premises vacated by Tenant and receive a reduction of the amounts owing under Landlord's janitorial contract, Landlord shall credit against Tenant's Base Rent obligation under this Lease the amount by which Landlord is able to reduce its janitorial costs with respect to the vacant space (but not by more than the janitorial costs incurred with respect to such space in the Base
Year).

                   7.5. Payment of Estimated Additional Rent. Anything contained in this Lease to the contrary notwithstanding, Landlord shall be entitled, at its discretion, to make reasonable estimates, prior to April 30 of each calendar year, of the amounts of Additional Rent to become due for Net Annual operating Costs and Net Real Estate Taxes for any full or partial calendar year under this Article, and to require Tenant to pay, (i) in the case of Net Annual Operating Costs, such estimated amounts in equal monthly installments on the first day of each month during each calendar year, and (ii) in the case of Net Real Estate Taxes, such estimated amounts in equal monthly installments on the first day of each month during a 12-month period ending not more than 60 days before the last day in each calendar year when any annual Real Estate Tax may be paid without interest or penalty; provided, however, that whenever an estimate of Additional Rent shall be revised as aforesaid, Landlord shall have the right to increase the monthly installments to be paid thereafter for that category so that such installments, when added to the installments which Tenant was theretofore required to pay for the same category, shall equal the increased estimate. Landlord's estimate of Annual Operating Costs for the upcoming calendar year shall not exceed the Annual Operating Costs incurred during the preceding calendar year by more than ten percent (10%). After the end of each calendar year (for Net Annual Operating Costs) or the end of the applicable 12-month period (for Net Real Estate Taxes), Landlord shall cause the actual amount of such Additional Rent to be computed and statements thereof to be sent to Tenant; and Tenant shall, within 30 days after any statement is sent to Tenant, pay to Landlord the amount of any deficiency shown therein. If such statement shall show that Tenant has made an overpayment, Tenant shall receive a credit to the extent of such overpayment, which credit shall be made against the installment of Base Rent next falling due hereunder, or refunded to Tenant if occurring at the end of the Term, and Landlord's obligation to fund such a refund shall survive the expiration of the Term of this Lease.

                   7.6. Disputes. Unless Tenant, within 180 days after Landlord shall deliver to Tenant Landlord's computation of Base Year Operating Expenses and Base Year Real Estate Taxes, or any other statement of Additional Rent, shall give notice to Landlord that Tenant disputes said statement, specifying in detail the basis for such dispute, each statement furnished to Tenant by Landlord under any provision of this Article shall be conclusively binding upon Landlord and Tenant as to the particular Additional Rent due from Tenant for the period represented thereby. Pending resolution of any dispute, Tenant shall pay the Additional Rent in accordance with the statements furnished by Landlord. Notwithstanding the foregoing, if Tenant in any year shall timely elect to cause an audit to be performed of Landlord's statement, and the audit reveals, in Tenant's reasonable judgment, that a component of the Annual Operating Costs may have been incorrectly charged in the past, Tenant shall have the right to review Landlord's books as to that item only, for the three calendar years prior to the year in which the audit is performed and any discrepancies shall be adjusted, and any reimbursement of the cost of the audit, shall occur as provided below (except that the standard of a 5% discrepancy giving rise to an obligation on the part of Landlord to reimburse Tenant's audit costs shall relate to the components of Operating Costs that Tenant was entitled to audit for such prior years, rather than to Operating Costs in the aggregate). Landlord agrees, upon prior written request, to make Landlord's books and records which are relevant to any operating statement available at Landlord's or its agent's offices during normal business hours for inspection by Tenant and by a "Big Six" accounting firm (or other national or regional accounting firm to be approved by Landlord, which approval shall not be unreasonably withheld or delayed) representing Tenant at Tenant's sole expense (unless Tenant's inspection or audit discloses a discrepancy of more than five percent (5%) in the Annual Operating Costs, 'in which event the audit or inspection shall be at Landlord's expense), provided that any disputed amounts shall have been paid by Tenant to Landlord. Any discrepancy disclosed by the inspection or audit by Tenant's "Big Six" accounting firm (or other national or regional accounting firm approved by Landlord as aforesaid) shall be corrected by payment of any shortfall to Landlord by Tenant within thirty (30) days after the discrepancy is revealed, or by a credit against the next payment(s) of Base Rent or Additional Rent hereunder.

         8. Late Charge; Interest. If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall become overdue for a period in excess of five (5) calendar days, a "Late Charge" of $.03 for each dollar so overdue shall be paid by Tenant for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or such part thereof was due, at the Lease Interest Rate (defined in Article 50.6). The foregoing "Late Charge" (but not interest at the Lease Interest Rate) shall not be payable, however, for the first two (2) infractions during any twelve (12) month period. Nothing herein shall be construed as waiving any rights of Landlord arising out of any default of Tenant, by reason of Landlord's imposing or accepting any such Late Charge or interest; the right to collect the Late Charge and interest is separate and apart from any rights relating to remedies of Landlord after default by Tenant including, without limitation, the rights of Landlord pursuant to Article 31 of this Lease.

         9.        Services.

                   9.1. Landlord agrees that when Tenant occupies the Initial Space and the Subsequent Space for the Permitted Use, it shall provide or cause to be provided the following:

                   9.1.1. HVAC. In accordance with standards appropriate for a first-class office building attached hereto as Exhibit "G", furnish heat, ventilation and air-conditioning to the Premises during ordinary Business Hours (defined in Article 50.8) by a "Variable Air Volume System", subject to the following: (A) Heating and/or air-conditioning supplied to Tenant during times other than Ordinary Business Hours ("HVAC Off-Hours") required by Tenant shall be supplied on a floor-by-floor basis upon reasonable prior notice, and shall be paid for by Tenant as Additional Rent within 30 days after Tenant's receipt of each bill therefor, at the "HVAC Off-Hours Rate" (defined in Article 50.4); (B) Landlord shall not be responsible for the failure of the heating or air-conditioning system to meet the aforesaid standards if such failure results from occupancy of the Premises by more than an average of one person for each 100 square feet of usable space or if Tenant uses equipment and the combined electrical load of Tenant's equipment exceeds 4.0 watts, 120 volts per square foot of floor area in any one room or area; (C) In addition, if the Premises are used in a manner exceeding the aforementioned occupancy or electric load criteria, Tenant shall pay to Landlord as Additional Rent, within 30 days after Tenant's receipt of each bill therefor, Landlord's costs of supplying heating or air conditioning resulting from such excess, at such rates as Landlord shall establish therefor; (D) If, due to the use of the Premises in a manner exceeding the aforementioned occupancy or electrical load criteria or if Tenant has requested and installed a supplemental HVAC system, or due to the arrangement of partitioning or the distribution system within the Premises, impairment of normal operation of the heating or air-conditioning in the Premises results, necessitating changes in the heating or air-conditioning distribution system within the Premises, such changes may be made by Landlord upon request by Tenant, subject to the provisions of Article 9.2 of this Article 9; Tenant shall pay to Landlord as Additional Rent the cost of any such change within 30 days after Tenant's receipt of a bill therefor; (E) Tenant agrees at all times to cooperate fully with Landlord and to abide by all necessary regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating and/or air-conditioning system; (F) The foregoing heating and air-conditioning services shall be subject to any statute, ordinance, rule, regulation or resolution for energy conservation which may be promulgated by any governmental agency or organization and which Landlord shall, in Landlord's reasonable opinion, be by law required to abide by.

                   9.1.2. Elevators. Provide passenger elevator service to the Premises during ordinary Business Hours, with two elevators in each Building subject to call at all other times. Provide freight elevator service to the Premises subject to reasonable scheduling by Landlord.

                   9.1.3. Access. Furnish to Tenant's employees and agents access to the Premises (including the fire stairs for transportation between floors of the Premises, subject to any code requirements) and garage at all times, subject to compliance with such reasonable security measures as shall be from time to time in effect for the Buildings. In addition, Tenant shall have such access to the roof of the Buildings as will be necessary for Tenant to construct and maintain the alterations as described in Article 15.2 below. Tenant may use (i) the kitchen exhaust shaft in the Centerpointe I Building for data and telecommunications wiring, unless Landlord elects to terminate such right in order to increase the fresh air capacity in the Centerpointe I Building, and (ii) the existing auxiliary cooling towers on the roof of the Centerpointe I Building.

                   9.1.4. Janitorial. Provide to the Premises janitorial service in accordance with the schedule annexed hereto as Exhibit "E". Any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly and the cost and payment thereof shall be the sole responsibility of Tenant.

                   9.1.5. Water. Provide hot and cold water, and lavatory and toilet fixtures at the Buildings' core, and water fountains, on each floor.

                   9.1.6. Public Areas. Keep and maintain the public areas of the Buildings clean and in good working order, and the sidewalks adjoining the Buildings clean and in good repair and substantially free from accumulations of snow and ice.

                   9.1.7. Repairs. Make all structural repairs to the Buildings, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and servicing the Premises, and all repairs to exterior or atrium windows and glass (including caulking and weather-stripping) and all repairs to the common and public areas and facilities of the Buildings and the Property (including those portions of the Centerpointe I Building that would be common or public areas if such Building was a multi-tenant Building).

                   9.1.8. Electricity. Furnish electric energy as required by Tenant for general light and power use in the Premises, in addition to the electric energy required by Tenant for distribution of the Buildings' heating, ventilation and air-conditioning systems to the Premises, all subject to the following:

                           (a)       With respect to light fixtures standard in
the Buildings, Landlord shall furnish and install all replacement fluorescent tubes, starters, lamps and ballasts required in the Premises, with the expense thereof to be included in Annual Operating Costs.

                           (b)       Tenant's use of electric energy in the
Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. In the event that Tenant shall require electric energy for use in the Premises (exclusive of such electric energy as is required for distribution of the heating, ventilating and air-conditioning systems to the Premises) in excess of 4.0 watts per square foot as hereinabove provided, and if, in Landlord's reasonable judgment, Landlord's facilities are inadequate for such additional requirements and if electric energy for such additional requirements is available to Landlord, Landlord, upon written request and at the cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders, switchboards and circuit panels as reasonably may be required to supply such additional requirements of Tenant, provided (x) that the same shall be permitted by applicable laws and insurance regulations, (y) that, in Landlord's reasonable judgment, the same are necessary and will not cause damage or injury to the Buildings or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants and (z) that Tenant, at Tenant's expense, shall, concurrently with the making of such written request, execute and deliver to Landlord Tenant's written undertaking, in form and substance reasonably satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders, switchboards, and/or circuit panels, subject to
Article 9.2 of this Article 9.

                   9.2. Tenant shall not install any equipment of any kind whatsoever which might necessitate any changes, replacements or additions to any of the heating, ventilating, air-conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Buildings, or to any of the services required of Landlord under this Lease, without the prior written consent of Landlord, which shall not be unreasonably withheld so long as there is no adverse impact on any other tenant of a Building and there is no other adverse impact on the structural integrity of the Buildings, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant at Tenant's sole and exclusive expense. At the expiration or earlier termination of the Term, Tenant shall pay Landlord's cost of restoring such systems to their condition prior to such replacements, changes or additions if at the time that Landlord granted its consent to the replacements, changes or additions, Landlord conditioned its consent to their removal at the end of the Term or earlier termination of this Lease. Landlord agrees not to unreasonably require the removal of systems that are customarily installed in office buildings.

                   9.3. In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Buildings or replacement of machinery therein, or for other cause deemed sufficient by Landlord in its good faith judgment, the operation of the elevators or other machinery or apparatus may be changed or suspended. As to heat, ventilation, air-conditioning, cleaning, electricity, elevator, access, janitorial, water, repairs and any other services provided to the Premises or Buildings, Landlord shall not be responsible or liable in any way for any failure, defect in supply or character of, interruption or inadequacy in the quantity or quality of the same where caused by war, civil commotion, governmental restrictions or regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or act or omission or requirement of the public utility serving the Buildings, or any other cause beyond Landlord's reasonable control whether similar or dissimilar to the foregoing. Notwithstanding the foregoing, if any interruption of utilities or services shall continue for more than five (5) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant in fact ceases to use and occupy such portion of the Premises for the normal conduct of its business because of its inability due to the interruption (other than, e.g., entry to retrieve files and other materials), then all Rent payable hereunder with respect to such portion of the Premises shall be abated retroactively to the first (1st) day of such interruption and continuing until full use of such portion of the Premises is restored to Tenant.

                   9.4. Any service which Landlord is required to furnish hereunder may, at Landlord's option, be furnished from time to time in whole or in part by employees of Landlord, by Landlord's managing agent or by others.

                   9.5. Tenant understands that persons selected by Landlord to provide services which Tenant is entitled to (or elects to) receive may be allowed by Landlord to perform these or other services at the Centerpointe II Building for other tenants at the direct cost and expense of tenants. Tenant acknowledges that such persons are independent contractors and not agents or instrumentalities of Landlord and that such arrangements as Tenant may enter into with such persons are independent of this Lease. Landlord's engagement of any such independent contractors shall not diminish or impair Landlord's obligation to provide the services and the level of services required by this Lease.

                   9.6. Landlord and Tenant acknowledge that janitorial services for the Buildings shall initially be furnished by Red Coat, Inc. Landlord shall not employ any other cleaning contractor for the Centerpointe I Building without Tenant's prior written approval, which shall not be unreasonably withheld, conditioned or delayed. In the event Tenant determines that the janitorial services being furnished by Landlord pursuant to Article
9.1.4 above are unsatisfactory, in Tenant's reasonable judgment, Tenant shall deliver written notice to Landlord specifying in detail the manner in which the services are deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding sixty
(60) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact and Landlord shall either terminate the contract for janitorial services to the Buildings or submit the matter to arbitration in accordance with Article 65 below. If the arbitrator decides in favor of Tenant, Landlord shall terminate the contract for janitorial services to the Buildings. Promptly thereafter, Landlord shall enter into a new contract for janitorial services to the Buildings with a contractor approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed. If the arbitrator decides in favor of Landlord, Tenant shall be barred from sending the notice permitted by this Article 9.6 for a one year period following such determination.

                   9.7. Landlord and Tenant acknowledge that the Buildings shall initially be managed by LPC Commercial Services, Inc. Landlord agrees that the term of any management agreement for the Buildings shall not exceed two (2) years, shall be terminable with cause upon sixty (60) days' prior written notice and that the fee payable to any manager under each contract shall be at the then-prevailing market rate for first class buildings comparable to the Buildings in the Northern Virginia area. In the event Tenant determines that the manager of the Buildings is not operating the Buildings in a first class manner, in Tenant's reasonable judgment, then Tenant may deliver written notice to Landlord specifying in detail the manner in which the operation of the Buildings is deemed deficient. If the deficiencies are not, in Tenant's reasonable judgment, substantially corrected during the next succeeding sixty (60) days, then Tenant may deliver a further notice to Landlord advising Landlord of such fact and Landlord shall either terminate the contract for management services to the Buildings or submit the matter to arbitration in accordance with Article 65 below. If the arbitrator decides in favor of Tenant, Landlord shall terminate the management contract for the Buildings. Promptly thereafter, Landlord shall enter into a new contract for management services to the Buildings with a managing agent approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed. If the arbitrator decides in favor of Landlord, Tenant shall be barred from sending the notice permitted by this
Article 9.7 for a one year period following such determination.

                   9.8. In the event Tenant at any time after the Base Year requests with specificity that Landlord adjust (either to increase or to decrease) the level of services being furnished to the Centerpointe I Building, Landlord agrees to confer with Tenant about such request and to make any adjustment requested by Tenant that does not impair Landlord's operation and maintenance of the Centerpointe I Building or adversely affect Base Year Operating Expenses. Landlord agrees to consult with Tenant at Tenant's request from time to time about the services being furnished hereunder to the Centerpointe I Building, and not to adopt or materially modify an annual operating budget for the Centerpointe I Building without first reviewing said budget with Tenant.

         10. Repairs and Condition of Premises. Tenant covenants that at the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear, damage by fire or other casualty alone excepted; and for that purpose and except as stated, Tenant will make all necessary repairs and replacements that are not the responsibility of Landlord under this Lease. Tenant shall also at all times (subject to Article 9.1.4 hereof) remove all dirt, rubbish, waste and refuse from the Premises and at the termination of the Term will also have had removed all of Tenant's property therefrom, to the end that Landlord may again have and repossess the entire Premises in good order and condition. In the event that any repair is required by reason of such removal or any negligence or abuse of Tenant or its agents or employees, Landlord may, after providing Tenant with notice (except in cases of emergency) of Landlord's intent to make such repair and Tenant's failure to make such repair within five
(5) days of receipt of such notice, make such repair and Tenant shall, upon demand pay to Landlord as Additional Rent the cost actually and reasonably incurred by Landlord thereof, together with interest thereon at the Lease Interest Rate.

         11. Compliance with Law. Tenant agrees to comply promptly with all laws, ordinances, regulations and other requirements whatsoever, including without limitation environmental laws, of any and all Federal, State, or local authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to the Premises and any property owned or leased by Tenant and located within the Premises, subject, however, to Landlord's obligations under Article 9 above, this Article 11 and Article 52 below. Landlord and Tenant each agree that neither shall knowingly do or commit, or suffer to be done or committed anywhere in the Buildings, any act or thing contrary to any of the laws, ordinances, regulations and requirements hereinabove referred to in this Article. Tenant shall give Landlord prompt written notice of any accident in the Premises and of any breakage, defect or failure in any of the systems or equipment servicing the Premises. Landlord shall be responsible for any required compliance with legal requirements relating to the condition of the base Buildings (not relating to tenants' individual uses of their premises or any tenant work associated with their premises). If a condition exists such that if Tenant were to complete the Tenant Work as provided herein Tenant would be unable to obtain the required certificate of occupancy (or nonresidential use permit, if applicable) so that Tenant would be unable to lawfully occupy the Premises for the Permitted Use because of any violation of a legal requirement relating to the condition of the base Buildings as aforesaid, Tenant shall notify Landlord in writing of such violation. Landlord shall use its best efforts to cure the defect and shall have ninety (90) days to satisfy such legal requirement or to obtain the certificate of occupancy (or non-residential use permit, if applicable) on behalf of Tenant. There shall be an equitable abatement of Rent for portions of the Premises which Tenant would not lawfully be able to occupy equal to the length of the period that Tenant is actually delayed in occupying that space. If Landlord has not satisfied the legal requirement or otherwise obtained the certificate of occupancy (or non-residential use permit, if applicable) for Tenant within such ninety (90) days, Tenant shall have the right to terminate this Lease which shall be Tenant's sole remedy under this Article 11.

         12.       Estoppel Certificate.

                   12.1. Tenant shall from time to time, within fifteen (15) days after Landlord's request or that of any mortgagee of Landlord, execute and deliver to Landlord a written instrument certifying (i) that this Lease is in full force and effect and has not been modified, supplemented or amended (or, if there have been modifications, supplements or amendments, that it is in full force and effect as modified, supplemented or amended, and stating such modifications, supplements and amendments); (ii) the dates to which Base Rent and Additional Rent and any other charges arising hereunder have been paid;
(iii) the amount of any prepaid rents or credits due Tenant, if any; (iv) if applicable, that Tenant has accepted possession and has entered into occupancy of the Premises, and certifying the Lease Commencement Date, each Subsequent Lease Commencement Date, the Expansion Space Lease Commencement Date (as defined in Article 62 below), the Rent Commencement Date, each Subsequent Rent Commencement Date, the Expansion Space Rent Commencement Date (as defined in
Article 62 below) and the Termination Date; (v) whether or not, to the best knowledge of the Tenant, all conditions under the Lease to be performed by Landlord prior thereto have been satisfied and whether or not Landlord is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying each, if any, unsatisfied condition and each, if any, default of which the signer may have knowledge; and (vi) any other fact or condition reasonably requested. Any certification delivered pursuant to the provisions of this Article shall be intended to be relied upon by Landlord or any of its partners and any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein.

                   12.2. The failure of Tenant to execute, acknowledge and deliver to Landlord a written instrument in accordance with the provisions of this Article 12 within the fifteen (15) day period above provided shall constitute an acknowledgment by Tenant, which may be relied upon by any mortgagee or prospective mortgagee or any purchaser of either or both of the Buildings or of any interest therein, that this Lease has not been modified, supplemented or amended except as set forth in Landlord's request, and is in full force and effect (or in full force and effect as so modified, supplemented or amended), that the Base Rent, Additional Rent and any other charges arising hereunder have not been paid beyond the respective due dates immediately preceding the date of such request, that Tenant has no right of set-off or other defense to this Lease and of the truth of such other facts and conditions as shall have been requested to be certified, and shall constitute, as to any person entitled to rely as aforesaid, a waiver of any defaults which may exist prior to the date of such request. Notwithstanding the foregoing, Tenant's failure to furnish such written instrument within five (5) days after Landlord's second written request therefor, shall constitute a default under this Lease.

                   12.3. Landlord agrees, upon not less than fifteen (15) days after receipt of Tenant's written request, to execute and deliver a written instrument to Tenant containing the statements and certifications set forth in
Article 12.1, with appropriate changes reflecting the identity of the parties with respect to clause (v) of Article 12.1. Such statement of Landlord shall not be binding on a Senior Holder with respect to those matters set forth in Article 58 below and may be relied upon by Tenant and any assignee or subtenant of Tenant.

                   12.4. The failure of Landlord to execute and deliver to Tenant a written instrument in accordance with the provisions of Article 12.3 within the fifteen (15) day period above provided shall constitute an acknowledgment by Landlord, which may be relied upon by any prospective assignee or subtenant of Tenant, that the Lease has not been modified, supplemented or amended except as set forth in Tenant's request, and is in full force and effect (or in full force and effect as so modified, supplemented or amended), that the Base Rent, Additional Rent and any other charges arising hereunder have been paid through the respective due dates immediately preceding the date of such request, and of the truth of such other facts and conditions as shall have been requested and certified, and shall constitute, as to any person entitled to rely as aforesaid, a waiver of any defaults which may exist prior to the date of such request. The provisions of this Article 12.4 shall not be binding upon any Senior Holder with respect to those matters set forth in Article 58 below.

         13. Rules and Regulations. Tenant agrees to observe the rules and regulations for the Buildings attached hereto as Exhibit "F" and made a part hereof and such additional reasonable rules and regulations and any modifications thereto made from time to time by Landlord, which, in Landlord's reasonable judgment, may be desirable for the use, entry, operation and management of the Premises, the Property or the Buildings, each of which rules and regulations and any additions and modifications thereto shall be deemed a part of this Lease with the same effect as though written herein. Tenant covenants that all such rules and regulations shall be faithfully observed and complied with by Tenant, and to cause Tenant's agents, employees and invitees and all those visiting the Premises or claiming under Tenant. Landlord agrees not to apply the rules and regulations in a discriminatory manner as between tenants of the Buildings.

         14.       Assignment and Subletting.

                   14.1.1. So long as Tenant is not in default under this Lease, upon ten (10) days prior written notice to Landlord, Tenant shall have the right at any time without Landlord's consent to sublet or otherwise permit the occupancy of all or a portion of the Premises, or to assign this Lease to any company or entity which is an Affiliate of Tenant or to any company or entity which is wholly-owned by Tenant or to any company or entity which shall acquire all of the stock or substantially all of the assets of Tenant. Any sublessee or assignee permitted pursuant to this Article 14.1.1 without Landlord's prior consent shall be bound by all restrictions on transfer under this Article 14 generally.

                   14.1.2. Tenant shall not mortgage, pledge or encumber this Lease, collaterally or otherwise. Except as provided in Section 14.1.1 above, Tenant shall not assign this Lease, or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, without on each occasion first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord. Without limiting the foregoing, Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent if such subtenant's or assignee's business is not suitable for a first-class office building or would otherwise inhibit Landlord's marketing efforts or detract from the value of the Buildings. Further, Landlord shall not unreasonably withhold or delay its consent to a proposed sublease or subleases of portions of the first floor of the Centerpointe I Building for retail uses which would constitute an amenity to Tenant's employees, provided, however, any proposed retail sublease must not conflict with the terms of any of the then-existing leases for the Buildings, must be for an amount of space and type of use that complies with all laws, including but not limited to zoning proffers for the Property, the proposed use must be suitable for a first-class office building, and must not otherwise inhibit Landlord's marketing efforts or detract from the value of the Buildings and must otherwise be in form and substance reasonably satisfactory to Landlord. In the event that Landlord should withhold its consent to a sublease or assignment and Tenant should contest the reasonableness of Landlord's action, the parties shall submit the matter to arbitration pursuant to Article 65 below.

                   14.2. Except for subleases and assignments permitted pursuant to Section 14.1.1, at least 20 days prior to any proposed subletting or assignment, Tenant shall submit to Landlord a statement seeking Landlord's consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment and such financial and other information available to Tenant with respect to the proposed subtenant or assignee as Landlord may reasonably request. Landlord shall indicate its consent or non-consent within 14 days of its receipt of Tenant's submission. If Landlord has not responded to Tenant within such 14 day period, Tenant shall deliver a second notice to Landlord advising Landlord of the proposed assignment or sublease and Landlord's failure to respond to the second notice within 4 days of receipt thereof shall be deemed to be consent to the proposed sublease or assignment. Should Landlord agree to an assignment or sublease, Tenant will pay to Landlord on demand a sum equal to all of Landlord's reasonable costs, including reasonable attorneys' fees, incurred in connection with such assignment or transfer. Landlord shall furnish written reasons for any non-consent.

                   14.3. Tenant shall have 120 days from its receipt of Landlord's consent as described in Article 14.2 of this Article 14 to enter into the proposed sublease or assignment substantially in accordance with the terms and with the identified subtenant or assignee described in Tenant's statement to Landlord, and in accordance with such other terms required by this Lease, and Tenant shall submit a fully executed sublease or assignment to Landlord.

                   14.4. A subletting shall not convey to any subtenant the right to exercise or receive any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement. Any sale, assignment, mortgage or transfer of this Lease or sublease of the Premises which does not comply with the provisions of this Article 14 shall be void.

                   14.5.   Except for subleases or assignments permitted by
Article 14.1.1, in the event that Tenant at any time desires to sublease or assign all or part of its interest in the Premises or the Lease or any portion thereof which, when aggregated with all other portions of the Premises then subject to subleases collectively comprises greater than thirty-six percent (36%) of the Premises ("Proposed Recapture Space"), then Tenant shall deliver a notice to Landlord ("Recapture Notice") advising Landlord of such fact and specifying in good faith the date as of which Tenant desires the assignment or sublease to take effect (the "Proposed Transfer Date"). Tenant may deliver the Recapture Notice prior to identifying a prospective assignee of this Lease or sublessee of the Proposed Recapture Space. Landlord shall have the right in its absolute discretion to terminate this Lease as to the Proposed Recapture Space. Landlord may exercise such right to terminate by giving written notice to Tenant within twenty-one (21) days after receipt of the Recapture Notice. If the Proposed Recapture Space does not constitute the entire Premises and Landlord elects to terminate this Lease with ' respect to the Proposed Recapture Space, then (a) Tenant shall tender the Proposed Recapture Space to Landlord on the Proposed Transfer Date as if such specified date had been originally set forth in this Lease as the expiration date of the Term with respect to the Proposed Recapture Space, and (b) as to all portions of the Premises other than the Proposed Recapture space, this Lease shall remain in full force and effect except that the Rent shall be reduced pro rata. Landlord and Tenant shall promptly enter into an amendment to this Lease setting forth the new Rentable Area of the Premises and the consequent reduction in Base Rent and Additional Rent. In the event Landlord does not exercise its right to terminate this Lease with respect thereto, Tenant shall be entitled to seek an acceptable assignee or subtenant for the Proposed Recapture Space, subject to Landlord's consent pursuant to Article 14.2 above.

                   14.6. An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any involuntary action to include without limitation any levy or sale on execution or other legal process against the leasehold, and every assignment of the leasehold for the benefit of creditors, and the filing or any petition or order described in Article 31.1.3 below.

                   14.7. No subletting or assignment with or without Landlord's consent shall in any way relieve or release Tenant from liability for the performance of all terms, covenants and conditions of this Lease. Furthermore, no assignment will be valid unless the assignee shall execute and deliver to Landlord an assumption of liability agreement in form reasonably satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease; and no subletting will be valid unless the subtenant first enters into a written agreement that subordinates such sublease to this Lease and confirms that no provision of such sublease is inconsistent with the terms and conditions of this Lease. Any successors and assigns of the Tenant named as Tenant on page I of this Lease shall have the same obligations and liabilities as it would have possessed had it originally executed this Lease as the Tenant; any rights, privileges or powers under this Lease shall inure to the benefit of any such successor or assignee of Tenant, immediate or remote, only if the assignment to such assignee or successor has been approved in writing by Landlord or, under the terms of this Lease, is an assignment for which no approval is required, and such successor or assignee shall have executed and delivered to Landlord the written documents required by Landlord referred to hereinbefore, and each and every person hereinabove named as the Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein.

                   14.8. Although the Permitted Use shall in all events be limited to that set forth in Article 1.8, for the purpose of protecting any mortgagee or other investor in the Property from having made certain unfavorable or unlawful investments, it is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without Landlord's consent, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or net profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of gross receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance or creation of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

         15.       Alterations.

                   15.1. Except for Tenant Work which shall be governed by the Tenant Design and Construction Process set forth on Exhibit "C", Tenant covenants to make no alteration, addition or improvement to the Premises without first submitting a detailed description thereof to Landlord and obtaining Landlord's written approval thereof, which shall not be unreasonably withheld, conditioned or delayed, except that Landlord's written approval shall not be required for painting, wall coverings, carpeting or decorations or for minor, nonstructural improvements, additions or alterations valued at less than $35,000 in each instance at the time thereof and not adversely affecting the structural, mechanical, electrical or plumbing systems, or any components thereof, of the Buildings. Landlord agrees that Tenant may, at Tenant's sole expense and subject to Landlord's prior approval (which approval will not be unreasonably withheld, conditioned or delayed) as to size, equipment specifications, architectural screening and engineering requirements, and subject to all local, county and state rules, codes, ordinances and statutes, install and maintain: (i) additional cooling towers or electrical generators on the roof of the Centerpointe I Building, provided that space availability and structural capacity permit such installation, and (ii) add air-cooled refrigeration equipment within the garage level of the Centerpointe I Building or in close proximity to the Centerpointe I Building and (iii) proprietary equipment or antennae, HVAC units, communications and data transmission networks on the roof of the Buildings so long as Tenant does not interfere with rights of other tenants on the roof of the Centerpointe II Building.

                   15.2. Provided that the proposed alteration, addition or improvement does not in Landlord's reasonable judgment involve any modification to the Buildings' exterior or any material modification to mechanical, electrical or plumbing systems or components, or impairs the integrity of the Buildings' structures, such approval shall not be unreasonably withheld or delayed, but may be conditioned upon compliance with reasonable requirements of Landlord, including, without limitation, the filing of mechanics' lien waivers by Tenant's contractors or the posting of a bond to protect against mechanics liens, and the submission of written evidence of adequate insurance coverage naming Landlord as an additional insured thereunder.

                   15.3. Landlord may withhold its approval in its absolute and sole discretion with respect to each such alteration, addition or improvement which Landlord reasonably determines involves any modification to the Buildings' exterior or impairs the integrity of the Buildings' structures, or involves any material modification to the Buildings' electrical, mechanical or plumbing systems or any components thereof.

                   15.4. Tenant shall not permit any financing statement or statements to be filed with respect to any of the foregoing alterations, additions or improvements. All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises (other than Tenant's trade and business fixtures and equipment) shall remain at the Premises at the expiration or sooner termination of this Lease and, upon their installation in the Premises (unless such alterations, additions or improvements are composed of or contain a Hazardous Substance), shall become the property of Landlord except that any or all of the foregoing which may be designated by Landlord for removal in a notice given at the time Landlord approves the original installation thereof in the Premises shall be removed at the cost of Tenant before such expiration or sooner termination and in such event, Tenant shall repair all damage to the Premises caused by the installation or removal thereof, however, Tenant shall in no event be required to remove customary items of office construction and finishing, such as partitions, doors, light fixtures, carpeting and the like. Notwithstanding anything in the foregoing to the contrary, Tenant shall in all events have the right (but not the obligation) to remove any raised computer flooring or supplementary HVAC installed in or about the Premises by or on behalf of Tenant so long as Tenant restores the Premises following such removal.

                   15.5. All such alterations, additions or improvements shall be performed at Tenant's cost by one or more contractors approved by Landlord (in its reasonable discretion), and shall be made in accordance with the standards, procedures and requirements set forth in Exhibit "C" to the extent that any such standards, procedures and requirements reasonably applies to the proposed alterations, additions or improvements.

                   15.6. Except as otherwise expressly provided herein, Tenant shall not place, or cause or allow to be placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter outside of the Premises, without the prior written consent of Landlord which may be withheld in its sole discretion.

         16.       Mechanics' and Other Liens.

                   16.1. Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property or the Buildings, or any part of any thereof or Landlord's interest therein.

                   16.2. Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant) which is or may become a lien upon the Premises, the Property or the Buildings, or any part of any thereof or the income therefrom or any fixture, equipment or similar property therein.

                   16.3. If any lien or claim shall be filed, Tenant shall within 15 days after Tenant receives notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond or otherwise. If Tenant shall fail to cause such lien or claim to be discharged and removed from record (by bonding or otherwise) within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by posting a bond, if that method is reasonably practicable, or, if posting a bond is not reasonably practicable, by payment, deposit or otherwise. Any amounts so paid by Landlord and all reasonable costs and reasonable expenses, including reasonable attorneys' fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord's making of the payment or incurring of the cost or expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord promptly on demand.

                   16.4. Notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Buildings or the Property or any part of any thereof, nor as giving Tenant any right, power, or authority (beyond those set forth in this Lease) to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Buildings, or the Property or any part of any thereof.

         17. Landlord's Right to Enter. Landlord has the right, and Tenant will permit Landlord, its agents, employees and any other persons authorized by Landlord in writing, to enter the Premises at any time in case of an emergency; to enter the Premises at any reasonable time after reasonable prior notice if Landlord shall so elect for making alterations, improvements or repairs to the Buildings or for any purpose in connection with the operation or maintenance or financing of the Buildings and, if Tenant abandons the Premises, then at any time to re-enter and renovate the Premises; in any event, no such entry or renovation shall be considered as a deprivation of Tenant's use of the Premises or shall give rise to any abatement of Rent and Landlord shall use its best efforts to avoid any material interference with Tenant's use and enjoyment of the Premises and whenever reasonably possible cause such entry to occur during hours other than Standard Operating Hours. In addition, to the extent that Tenant gives Landlord prior written notice thereof, Landlord shall comply with Tenant's reasonable security requirements and any security restrictions imposed by Tenant's governmental or private-sector clients that may apply to any portion(s) of the Premises.

         18. Certain Rights Reserved by Landlord. Landlord waives no rights, except those that may be specifically and expressly waived pursuant to the terms of this Lease, and explicitly retains all other rights, including, without limitation, the following rights, each of which Landlord may exercise without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises (provided that Landlord shall use its best efforts to avoid any material interference with Tenant's use and enjoyment of the Premises) and shall not give rise to any claim for set-off or abatement of Rent or any other claim:

                   18.1. To install, affix and maintain any and all signs which comport with the character of a first class building on the exterior and on the interior of the Centerpointe II Building or on the exterior or interior of the Centerpointe I Building if Tenant is no longer the largest tenant of the Centerpointe I Building.

                   18.2. To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Buildings, or any part thereof, and for such purposes to enter upon the Premises (in accordance with the terms of Article 17 above), and during the continuance of any of such work, to temporarily close doors, entry ways, public space and corridors in the Buildings and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

                   18.3. To furnish door keys for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises (except as provided below). Tenant agrees to change no locks, and not to affix locks on doors without the prior written consent of the Landlord, which consent Landlord will not unreasonably withhold or delay so long as Tenant gives to Landlord duplicate keys for any changed locks (subject to any security requirements for Tenant's clients, which may prohibit delivery of duplicate keys for portions of the Premises). Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises. Tenant shall have the right to install an access-control system for the Premises (including interior areas within the Premises), which may be separate from Landlord's access-control system for the Buildings or may be an extension of Landlord's system (at Tenant's expense) to cover the Premises so long as such system does not interfere with the other access control systems for the Buildings and does not limit Landlord's access to the Premises as permitted under Article 17 above. If Tenant extends Landlord's access-control system for the Buildings to cover the Premises, Landlord shall not thereafter replace the Buildings' access-control system or change it in a way that impairs the functioning of Tenant's system without Tenant's prior written approval which approval shall not be unreasonably withheld or delayed.

                   18.4. To approve all window coverings used in the Buildings.

                   18.5. To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Buildings so as not to exceed the legal load per square foot designated by the structural engineers for the Buildings, and to require all such items and furniture and similar items to be moved into or out of the Buildings and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use, as limited by the Permitted Use, of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Buildings or Premises and within the Buildings are entirely at the risk and responsibility of Tenant.

                   18.6. To regulate (pursuant to reasonable rules and regulations) delivery of supplies and the usage of the loading docks, receiving areas and freight elevators.

                   18.7. To enter the Premises in accordance with Article 17, and in the last year of the Term, to show the Premises to prospective tenants at reasonable times after reasonable prior notice to Tenant and, if abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

                   18.8. To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

                   18.9. To enter the Premises in accordance with Article 17 at any reasonable time to inspect the Premises and to make repairs or alterations as Landlord deems necessary, with due diligence and minimum disturbance.

                   18.10. To grant to any person or to reserve unto itself the right to conduct any business or render any service in the Buildings.

         19.       Landlord's Liability; Rights.

                   19.1. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, shareholders or trustees, or any of their respective partners, shareholders or trustees, and any liability for damage or breach or nonperformance by Landlord (that is not covered by Landlord's liability insurance, which shall not in any way abrogate the waivers set forth in Article 21.4) shall be collectible only out of Landlord's interest in the Buildings and the rents, the net proceeds of sale arising therefrom, and insurance and condemnation proceeds actually collected by Landlord, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners, shareholders or trustees or any of its or their partners, shareholders, trustees, officers, agents, employees, legal representatives, successors or assigns, if any, all such liability, if any, being expressly waived and released by Tenant.

                   19.2. The Landlord named on page 1 of this Lease and any subsequent owners of such Landlord's interest in the Buildings, as well as their respective heirs, personal representatives, successors and assigns shall each have the same rights, remedies, powers, authorities and privileges, and obligations and liabilities, as it would have had had it originally signed this Lease as Landlord, but any such person, whether or not named herein, shall have no liability hereunder for acts occurring after it ceases to hold such interest, provided all such liability arising from and after such date is assumed in a written agreement between Landlord and such successor owner.

         20. Unilateral Amendment. Landlord shall have the right at any time, and from time to time, during the Term of this Lease, to unilaterally amend the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the monies paid by Tenant to Landlord hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in Tenant having to pay a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in Tenant receiving under the provisions of this Lease less services that it is entitled to receive, nor services of a lesser quality nor otherwise materially and adversely affect the rights of Tenant under this Lease.

         21.       Insurance.

                   21.1. Avoidance of Acts Which Increase Insurance Risk. Landlord and Tenant each covenant that it will not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Buildings or the Property or any part thereof shall become void or suspended, or the insurance risk on the Buildings or the Property or any part thereof shall (in the opinion of any insurer or proposed insurer) be rendered more hazardous. Tenant shall pay as Additional Rent, within 30 days after being billed therefor, the amount of any increase of premiums for such insurance resulting from any breach of this covenant.

                   21.2. Tenant's Insurance Coverage. Tenant covenants that it shall maintain throughout the Term, at Tenant's expense, policies of (i) commercial general public liability insurance having initial limits of not less than $5,000,000 per occurrence and annual aggregate combined single limit for bodily injury and property damage, with a severability of interest endorsement, and with increases in such limits as may from time to time be commercially common for tenants of first-class office buildings in the Northern Virginia area, and (ii) all-risk or fire and extended coverage insurance upon Tenant's personal property and leasehold improvements in the Premises for the full replacement value of such personal property and leasehold improvements. Such policies shall name Landlord (and, if available, Landlord's mortgagees from time to time) as an additional insured party and shall provide that the policies shall not be cancelable without at least 30 days' prior written notice to Landlord and shall be issued by insurers licensed to do business in Virginia and having a Best's rating of A-XII or higher. Tenant shall furnish Landlord with certificates of insurance to evidence the existence of such coverage.

                   21.3. Landlord's Insurance Coverage. Landlord shall maintain throughout the Term "all-risk" insurance upon the Buildings. Landlord's property insurance shall include replacement cost coverage and an agreed amount endorsement, and shall provide for a commercially reasonable "deductible" for first class office buildings in the Northern Virginia area. Landlord shall also carry (or cause to be carried) commercial general liability insurance covering Landlord and its managing agent having limits of not less than $5,000,000 annual aggregate combined single limit for bodily injury and property damage and with increases in such limits equal to any increases from time to time in Tenant's limits pursuant to Article 21.2 above. Landlord's liability policy shall name Tenant as an additional insured party. All of Landlord's policies shall be issued by insurers licensed to do business in Virginia and having a Best's rating of A-XII or higher. Landlord shall furnish Tenant with certificates of insurance to evidence the existence of such coverage. The cost of the premiums for such insurance and of any endorsements thereto shall, for purposes of
Article 7 hereof, be part of the Annual Operating Costs.

                   21.4. Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents and employees, to the extent the releasing party is, or is required hereunder to be, insured under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent or other tortious act or omission of the other party, its agents or employees. Each party hereto shall cause a clause to be included in each and every policy of property insurance of the party to the effect that such release shall not affect the right of the insured to recover thereunder, if such clause is available. If such a waiver of subrogation cannot be obtained, the party undertaking to carry the insurance shall notify the other party of such fact, and the other party shall have a period of 30 days thereafter to place such insurance in companies which are reasonably satisfactory to the notifying party and will issue such insurance with waiver of subrogation.

         22.       Fire or Other Casualty.

                   22.1. Casualty to Centerpointe II Premises. If the Centerpointe II Premises (including machinery or equipment used in the operation of the Centerpointe II Premises) shall be damaged by fire or other casualty which casualty renders all or a material portion of the Centerpointe II Premises untenantable, and Landlord elects not to rebuild or restore the Centerpointe II Premises for any reason, but rather to cease operating the Centerpointe II Building and to terminate the leases of the tenants therein, the Lease will terminate as to the Centerpointe II Premises only (with an equitable abatement of Rent as of the date of the casualty), but Tenant shall have no right to terminate the Lease for the balance of the Premises in the Centerpointe I Building provided, however, that (i) American Management Systems, Inc., or (ii) any assignee of its entire interest in this Lease, or (iii) any sublessee of 90% or more of the Premises for substantially all of the Term, or (iv) any sublessee whose sublease term was due to expire less than 36 months following the date of casualty and there shall be remaining at least 72 months in the Term (any party in clauses (i) - (iv) above is herein a "Substitute Space Tenant") shall have the right to lease "Substitute Space" (as hereinafter defined) for the balance of the Term and Landlord shall have the obligation to pay to such Substitute Space Tenant the "Substitute Space Differential" (as hereinafter defined) for the balance of the Term. For purposes of this Article 22.1, the term "Substitute Space" shall mean office building rental space in the Fair Oaks area of Fairfax County or otherwise within a one and one-half driving mile radius of the Centerpointe II Building, or to the South at the intersection of Waples Mill and Random Hills Road, and of sufficient square footage to accommodate the rentable square footage occupied by the Substitute Space Tenant in the Centerpointe II Building in blocks of a full floor or more and otherwise be reasonably equivalent in quality, features and on-site amenities (except that parking may be surface lot only) to the Centerpointe II Premises. For purposes of this
Article 22.1, the term "Substitute Space Differential" shall mean the then present value of the difference between: (i) the ' then base monthly rental and additional monthly rental payable for the Substitute Space by the Substitute Space Tenant (plus reasonable moving costs and the cost to build out the Substitute Space in a manner that is equivalent to the Centerpointe II Premises) for the remainder of the Term (but not any unexercised renewal terms), and (ii) the Base Rent and Additional Rent payable under this Lease for the remainder of the Term (but not any unexercised renewal terms). Any disputes between Landlord and Tenant regarding the determination of Substitute Space or Substitute Space Differential shall be determined by arbitration in accordance with Article 65 of this Lease. If Tenant reasonably determines that no Substitute Space is then obtainable (the reasonableness of which determination Landlord may challenge by arbitration pursuant to Article 65 below) then, notwithstanding anything in the foregoing to the contrary, Tenant shall have the right to terminate this Lease with respect to both the Centerpointe I Premises and the Centerpointe II Premises.

                   22.2.    Casualty To Centerpointe I Building: Restoration:
Landlord's Right to Terminate

                   22.2.1. Except as provided in this Article 22.2, if the Centerpointe I Building (including machinery or equipment used in the operation of the Centerpointe I Building) shall be damaged by fire or other casualty, then if permitted by Landlord's mortgagees, and only to the extent that there are available insurance proceeds, Landlord shall be obligated to repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord's reasonable control; provided, however, that Landlord shall have no duty to repair or restore any personal property, or any alterations, additions, improvements or decorations not originally installed pursuant to the Tenant Work and paid for with the Concession Fund.

                   22.2.2. However, if (a) the damage by fire or other casualty renders all or a substantial part of the Centerpointe I Building untenantable and occurs at a time such that following the date that the restoration and repair work is reasonably anticipated to be completed less than 24 months of the Term will remain; or (b) such fire or other casualty renders fifty percent (50%) or more of the Rentable Area of the Centerpointe I Building untenantable and Landlord elects to cease operating the Centerpointe I Building; then in any such event, Landlord shall have the right to terminate this Lease (with equitable prorations of Rent being made for Tenant's possession of any tenantable portions of the Premises subsequent to the date of such damage and prior to the effective date of such termination) upon giving written notice to Tenant at any time within 90 days after the date of such damage

                   22.2.3. If pursuant to Article 22.2.2(a) hereof, Landlord elects not to repair or restore, Tenant may nullify such election pursuant to such subsection if Tenant, within 30 days after the date of receipt of Landlord's notice of election to terminate, exercises any available option to extend the Term of this Lease for a Renewal Period such that more than 24 months of the Term will remain after the date the restoration or repair work is reasonably anticipated to be complete.

                   22.2.4. Landlord shall have no liability to Tenant for, and Tenant shall not be entitled to terminate this Lease by virtue of, any delays in completion of repairs and restoration. Rent, however, shall equitably abate as to those portions of the Premises as are, from time to time, untenantable as a result of such damage.

                   22.3 Tenant's Right to Terminate For Centerpointe I Building Casualty. In the event there shall occur any fire or other casualty to the Centerpointe I Building after the Lease Commencement Date, Tenant shall have the right to terminate this Lease in accordance with this Article 22.3. If the damage by fire or other casualty renders all or a substantial part of the Centerpointe I Building untenantable and occurs at a time such that following the date that the restoration and repair work is reasonably anticipated to be completed, less than 24 months of the Term will remain, Tenant shall have the right to terminate this Lease. In all other casualty situations, if substantial completion of the restoration of the Centerpointe I Building does not occur, or in Landlord's reasonable judgment will not occur, within 365 days after the fire or other casualty (which 365-day period shall be extended for up to an additional year to the extent of any delay caused by strikes, lockouts, acts of god, acts of war or other occurrences beyond Landlord's control), Landlord shall so notify Tenant in writing, which notice shall include Landlord's reasonable estimate of the date of substantial completion of the restoration. Tenant, by giving written notice of termination within 15 business days after its receipt of Landlord's notice, shall have the right to terminate this Lease effective as of such date not later than 45 business days after Tenant's receipt of Landlord's notice, as Tenant may specify in such notice. In the event of such termination, neither party shall be liable to the other for any liability relating to the period after termination. If Tenant does not terminate this Lease as aforesaid, and the substantial completion of the restoration does not occur by the estimated date of substantial completion contained in the aforesaid notice, Landlord shall provide within 10 business days after a determination is made that substantial completion will not occur by the estimated date a second notice estimating the extended date of substantial completion, and Tenant shall again have the right, exercisable only by written notice given within 15 business days after the receipt of Landlord's notice, to terminate this Lease within the 45-day time period set forth above in this Article 22.3. In each instance in which Tenant elects not to exercise its right to terminate as provided in this Article 22.3, such right to terminate, following the same procedure and schedule, shall again arise if substantial completion has not occurred by the estimated date of substantial completion set forth in the notice upon which Tenant's previous election not to terminate was based.

         23.       Waiver of Claims; Indemnification.

                   23.1. Neither Landlord nor any partner, shareholder or trustee in Landlord shall be held responsible for, and each is hereby expressly relieved from, any and all liability by reason of any injury, loss, or damage to any person or property in or about Tenant's Control Area (as defined in Article 52 below) due to any cause whatever, or arising from Tenant's use of the roof, garage and other facilities in Landlord's Control Area permitted pursuant to Articles 9.1.3 and 15.1, except for liability arising from the acts within the Tenant's Control Area of Landlord's cleaning personnel or Landlord's building engineers, and whether the loss, injury or damage be to the person or property of Tenant or any other person, unless due to the gross negligence of Landlord, its servants or employees. Tenant further agrees to indemnify, defend and save Landlord and each partner, shareholder or trustee in Landlord harmless from and against all claims by any employee or invitee of Tenant made on account of such injury, loss or damage (unless due to the gross negligence of Landlord, its servants and employees), including but not limited to reasonable attorneys' fees and other legal expenses.

                   23.2. Neither Tenant nor any partner, shareholder or trustee in Tenant shall be held responsible for, and each is hereby expressly relieved from, any and all liability by reason of any injury, loss or damage to any person or property in or about Landlord's Control Area (as defined in Article 52 below), due to any cause whatsoever, or arising from the acts within Tenant's Control Area of Landlord's cleaning personnel or Landlord's building engineers, except for liability arising from Tenant's use of the roof, garage and other facilities in Landlord's Control Area permitted pursuant to Articles
9.1.3 and 15.1, and whether the loss, any injury or damage be to the person or property of Landlord, or any other person, unless due to the gross negligence of Tenant, its servants or employees. Landlord further agrees to indemnify, defend and save Tenant harmless from and against all claims by any person made on account of such injury, loss or damage (unless due to the gross negligence of Tenant, its servants or employees), including but not limited to reasonable attorneys' fees and other legal expenses.

         24.       Condemnation.

                   24.1. If the whole or a substantial part of the Centerpointe I Building is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such that in the opinion of Landlord the Centerpointe I Building is not economically operable as before without substantial alteration or reconstruction, this Lease shall automatically terminate on the date that the right to possession shall vest in the condemning authority (the "Taking Date"), with Rent being adjusted to said Taking Date, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. Tenant shall have no claim against Landlord and no claim or right to any portion of any amount that may be awarded as damages or paid as a result of any taking, condemnation or purchase in lieu thereof, except for moving expenses, if any, which may be separately awarded to tenants under Virginia or federal law to the extent that such award does not reduce the amount to be awarded or paid to Landlord; all other rights of Tenant to any award are hereby assigned by Tenant to Landlord. If the whole or a substantial part of the Centerpointe II Premises is taken or condemned for a public or quasi-public use under any statute or by right of eminent domain by any competent authority or sold in lieu of such taking or condemnation, such occurrence shall be treated as though a casualty had occurred to the Centerpointe II Premises and Landlord had elected not to rebuild or restore the Centerpointe II Premises, as described in
Article 22.1 above.

                   24.2. If any part of the Premises is so taken or condemned, this Lease shall automatically terminate as to the portion of the Premises so taken or condemned, as of the Taking Date, and this Lease shall continue in full force as to the remainder of the Premises, with Rent abating only to the extent of the Premises so taken or condemned.

                   24.3. In the event of any temporary eminent domain taking of the Premises or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant shall continue to pay in full the Base Rent, Additional Rent and all other sums of money and charges in this Lease reserved and provided to be paid by Tenant. Tenant shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term; provided that if such temporary taking shall remain in full force at the expiration or earlier termination of this Lease, the award shall be apportioned between Landlord and Tenant in proportion to the respective portions of the period of temporary taking which falls within the Term and which falls outside the Term.

         25.       Holding Over.

                   25.1. If Tenant or any person claiming through Tenant shall continue to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof without Landlord's written consent, then Landlord shall be entitled to recover from Tenant compensation for such use and occupancy at a rate per month equal to (i) 150% of the annual Base Rent plus (ii) 1/12 of the annual Additional Rent which would have been payable had this Lease been renewed for a period of 12 full calendar months following such expiration or earlier termination, on the terms and conditions in effect immediately prior thereto. Neither Landlord's demand nor Landlord's receipt of the aforesaid compensation for use and occupancy shall be deemed to provide Tenant with any right to any use, occupancy or possession of the Premises for any period beyond which such compensation has been demanded and paid.

                   25.2. The provisions of this Article 25 shall not be deemed to limit or constitute a waiver of any other rights of remedies of Landlord provided herein or at law.

         26. Covenant of Quiet Enjoyment. Landlord covenants that Tenant, on paying the Rent and all other charges or payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof.

         27.       Relocation of Tenant.  Intentionally Omitted.

         28. Condition of Premises. The taking of possession of each segment of the Premises by Tenant shall be conclusive evidence, as against Tenant, that each such segment of the Premises was in good and satisfactory condition at the time such possession was so taken, subject to (i) completion of any Base Building Modifications set forth on Exhibit "B" that have not been completed by the date of delivery of any segment of the Premises, (ii) latent defects, provided that Tenant so notifies Landlord within one (1) year-of the Lease Commencement Date, as to the Initial Space, and within one (1) year of the applicable Subsequent Lease Commencement Date, as to Subsequent Space, or (iii) defects other than latent defects identified by Tenant in a notice given to Landlord within thirty (30) days of the Lease Commencement Date, as to the Initial Space, and within thirty (30) days of any applicable Subsequent Lease Commencement Date, as to Subsequent Space.

         29. No Third Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Lease is intended to benefit any party other than the signatories hereto and their permitted heirs, personal representatives, successors and assigns, and no provision of this Lease shall be enforceable by any other party.

         30. Transfer of Landlord's Interest. In the event of any sale or other conveyance or transfer of Landlord's interest in a Building or the Buildings, the transferor shall be and hereby is entirely free and relieved of all covenants and obligations of Landlord hereunder prior to the date of transfer as to the Building or Buildings transferred, provided that the transferee at any such sale or conveyance or transfer (subject to the limitation of Landlord's liability in Article 19 of this Lease) shall have assumed and agreed in a written agreement with Landlord to carry out any and all covenants and obligations of Landlord hereunder arising or continuing from and after the date of transfer.

         31.       Default; Landlord's Remedies.

                   31.1. Defaults. If any of the following shall occur, such occurrence shall constitute a default (which term, unless expressly noted otherwise in this Lease, shall refer only to the circumstance that exists after the giving of any notice and the expiration of any cure period provided for herein) hereunder:

                   31.1.1. Tenant does not pay in full when due any installment of Rent or any other charge or payment whether or not herein included as Rent, and such failure continues for ten (10) days after written notice from Landlord specifying such failure, provided, however, that Landlord shall not be required to give, and Tenant shall not be entitled to the benefit of, any such notice or grace period more than two (2) times in any twelve (12) month period for late payments of Monthly Installments of Base Rent and Additional Rent,

                   31.1.2. Tenant violates or fails to perform or otherwise breaks any covenant, agreement or condition herein contained or any other obligation of Tenant to Landlord, and such violation or failure continues for thirty (30) days after written notice from Landlord specifying such violation or failure (or such longer period, as may be necessary if such violation or failure cannot reasonably be cured within said thirty (30) day period but Tenant is diligently and in good faith pursuing such cure and such violation or failure is reasonably capable of a cure i as determined in Landlord's reasonable judgment),

                   31.1.3. Tenant becomes the subject of commencement of an involuntary case under the federal bankruptcy law as now or hereafter constituted, or there is filed a petition against Tenant seeking reorganization, arrangement, adjustment or composition of or in respect of Tenant under the federal bankruptcy law as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or any substantial part of its property, or seeking the winding-up or liquidation of its affairs and such involuntary case or petition is not dismissed within 90 days after the filing thereof, or if Tenant commences a voluntary case or institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, under the Federal bankruptcy laws as now or hereafter constituted, or any other applicable Federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or of any substantial part of its property, or makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or fails to generally pay its debts as they become due or if Tenant or its stockholders or Board of Directors or any committee thereof takes any corporate action in furtherance of any of the foregoing, then

                   31.2. Remedies. In the event of any such default set forth in Article 31.1 above, and, at the sole option of Landlord, Landlord may pursue any one or more of the following remedies:

                   31.2.1. Tenant's right of possession shall thereupon cease and terminate, and to the extent permitted by law Landlord shall be entitled to the possession of the Premises and to reenter the same without demand of rent or demand of possession of said Premises and may forthwith proceed to recover possession of the Premises by process of law, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of Rent which Landlord may sustain by such re-entry, including reasonable attorney's fees and court costs. If, under the provisions hereof, seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement therefor shall be made, such action shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained. No waiver of any breach of any covenant, condition or agreement, herein contained, on one or more occasions shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.

                   31.2.2. Should this Lease be terminated before the expiration of the Term of this Lease by reason of Tenant's default, the Premises may be relet by Landlord for such rent and upon such terms as are reasonable under the circumstances. If the full Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Rent, reasonable attorneys' fees, other reasonable collection costs, reasonable brokerage fees, and reasonable expenses of placing the Premises in first-class rentable condition. Landlord, in putting the Premises in good order or preparing the same for re-rental, may, at Landlord's option, make such alterations, repairs, or replacements in the Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent thereof under such reletting. In no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

                   31.2.3. Any damage or loss of Rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been ascertained by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term). The provisions contained in this Article
31.2.3 shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired Term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law.

                   31.2.4. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition, agreement, rule or regulation itself, or of any subsequent breach thereof.

                   31.2.5. If, prior to the Rent Commencement Date, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In such event, in addition to Landlord's other remedies hereunder, Landlord may retain all Rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation reasonable attorneys' fees, brokerage fees, costs of reletting, loss of Rent, etc. and Landlord shall be entitled to recover all or any portion of the Concession Fund theretofore disbursed to Tenant hereunder (which, when collected, shall be credited against Tenant's other liabilities hereunder), and Tenant shall indemnify, defend and hold Landlord harmless from and against the claims of any contractors or materialmen performing the Tenant Work.

                   31.2.6. If the Premises shall be deserted or vacated by Tenant for thirty (30) consecutive days or more without notice to Landlord, and Tenant shall have failed to make the current Rent payment, the Premises may be deemed abandoned. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or at law, including the following:

                            (a)      If Tenant abandons the Premises as defined
above, Landlord may, at its option, enter into the Premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy, Landlord, as agent of Tenant, may relet the whole or any part of the Premises for the whole or any part of the then unexpired Lease Term. For the purposes of such reletting, Landlord may make any alterations or modifications of the Premises considered desirable in its sole judgment.

                            (b)      If Tenant abandons the Premises as defined
above, any property that Tenant leaves on the Premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against (i) the expenses of Landlord for removal, storage or sale of the property; (ii) the arrears of Rent or future Rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder.

                            (c)      If Tenant abandons the Premises, as defined
above, Landlord may, upon presentation of evidence of a claim valid upon its face of ownership or of a security interest in any of Tenant's property abandoned in the Premises, turn over such property to the claimant with no liability to Tenant.

                   31.2.7. Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, following the delivery of notices prescribed by Article 31.1 above, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed Additional Rent hereunder.

         32. Remedies Cumulative. All remedies available to Landlord hereunder and at law and in equity shall be cumulative and concurrent. No termination of this Lease nor taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for Rent, for charges or for damages for the breach of any covenant, agreement or condition herein contained, nor shall the bringing of any such action for Rent, charges or breach of covenant, agreement or condition, nor the resort to any other remedy or right for the recovery of Rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such election be given by Landlord to Tenant. The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the terms thereof in the event of a continuing or subsequent default.

         33. Expenses of Enforcement. Each party shall pay upon demand all of the other party's costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others, incurred in any litigation, negotiation or transaction in which the defaulting party causes the other without the other's fault, to become involved or concerned.

         34. Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

         35.       Subordination.

                   35.1.    Subject to the satisfaction of the conditions of
Article 58 below, this Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust and/or other encumbrance heretofore or hereafter placed by Landlord upon the Premises or the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a "Mortgage"), all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, at the request of any person who may acquire Landlord's estate by foreclosure (or transfer in lieu of foreclosure), attorn to such person, and shall execute, acknowledge and deliver, upon demand by Landlord or any mortgage holder or its assignee, but in no event later than fifteen (15) days after such demand, such further reasonable instruments evidencing such subordination, and such further reasonable instruments evidencing such attornment obligation, as shall be desired by such Mortgage holder or its assignee.

                   35.2. Anything contained in the foregoing provisions of this Article 35 to the contrary notwithstanding, any such holder may at any time subordinate, in whole or in part, its Mortgage to the operation and effect of this Lease, without the necessity of obtaining Tenant's consent thereto, by giving notice of the same in writing to Tenant, and thereupon this Lease shall be deemed to be prior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event, such holder shall have the same rights with respect to this Lease as though this Lease were executed, delivered and recorded prior to the execution and delivery of such Mortgage.

                   35.3. No person acquiring Landlord's estate by foreclosure or transfer in lieu of foreclosure shall have any personal liability hereunder or any liability whatsoever for the acts of the Landlord prior to any such transfer or any liability for any deposits made by Tenant hereunder unless such deposits have been transferred to such party; provided, however, that such party shall have the liability to perform all of the Landlord's duties and obligations arising or continuing thereafter, if any, that have not been performed as of the date of transfer.

         36.       Paramount Lease. Subject to the satisfaction of the terms of
Article 58 below, if Landlord is or becomes lessee of a Building or the Buildings or the land upon which they stand, then Tenant agrees that Tenant's possession shall be that of a subtenant and subordinate to the interest of Landlord's lessor, its heirs, personal representatives, successors and assigns (such lessor and other persons being hereinafter collectively referred to as the "Overlessor") without the necessity of any further action on the part of Tenant to effectuate such subordination (provided that such change in status does not affect any of Tenant's rights or Landlord's obligations under this Lease), but notwithstanding the foregoing, if Landlord's tenancy shall terminate either by expiration, forfeiture or otherwise, then, if Overlessor shall so request, Tenant shall attorn to Overlessor and recognize Overlessor as Tenant's landlord upon the terms and conditions of this Lease for the balance of the Term hereof and any extensions or renewals hereof. Tenant shall execute, acknowledge and deliver, upon demand by Landlord or any Overlessor, such further customary and reasonable instruments evidencing such subordination of Tenant's right, title and interest under this Lease to the interests of Overlessor, and such further customary and reasonable instruments of attornment, as shall be desired by such Overlessor. Landlord represents and warrants that the Property is not currently subject to any ground lease or Overlease.

         37. Legal Proceedings. It is mutually agreed by and between Landlord and Tenant that (a) they hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises or claim of injury or damage, and (b) in any action against Landlord by Tenant, or against Tenant by Landlord, the reasonable legal fees of the prevailing party will be paid by the other party to the action. The parties hereto consent to the jurisdiction of the courts of the Commonwealth of Virginia and of the United States District Court of Virginia in connection with any action, suit or proceeding arising out of or relating to this Lease, and agree that venue shall lie only in said courts.

         38.       Interpretation.

                   38.1. Gender; Plural Terms; Persons. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural numbers. A reference to person shall mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity. All references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, as the context may require.

                   38.2. Exhibits. Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.

                   38.2.1. Captions. The captions of Articles, sections, subsections and the Table of Contents are for convenience only; they are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Lease and are not to be used in interpreting this Lease or for any other purpose in the event of any controversy.

         39. Severability. If any provision contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (and the application of such provision to persons or circumstances, if any, other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         40. Notices. All notices required to be given by Landlord to Tenant shall be sufficiently given by overnight courier service delivery against written receipt or signed proof of delivery, or mailing the same by registered or certified mail, return receipt requested, to Tenant's Address or to such other person or persons and address or addresses as Tenant may from time to time designate in writing and deliver to Landlord in accordance with this Article. Notices given by Tenant to Landlord shall be sufficiently given by registered or certified mail, return receipt requested, overnight express delivery service or by courier service delivery against written receipt or signed proof of delivery, to Landlord at Landlord's Address or to such other person and address as Landlord may from time to time designate in writing and deliver to Tenant in accordance with this Article. Notices may be given on behalf of either party by its counsel.

         41. No Representation by Landlord. Landlord and Landlord's agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to the Lease, Buildings, Property, or Premises, or otherwise.

         42. Whole Agreement. This Lease, the exhibits, and any riders attached hereto and forming a part hereof set forth all of the promises, agreements, conditions, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold. No alteration, amendment, modification, waiver, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by Landlord and Tenant or by a duly authorized agent of Landlord or Tenant empowered by a written authority signed by Landlord and/or Tenant (as the case may be).

         43.       Security Deposit.  Intentionally Omitted.

         44. Real Estate Broker. Landlord and Tenant each represent and warrant to the other that it has dealt with no broker, agent or other intermediary in connection with this Lease other than Julien J. Studley, Inc. and Cushman & Wakefield of Virginia, and that insofar as it knows, no other broker, agent or other intermediary negotiated this Lease or introduced Tenant to Landlord or brought the Buildings to Tenant's attention for the lease of space therein. Tenant recognizes Cushman & Wakefield of Virginia as its broker of record for the Term of this Lease and authorizes Joshua Realty Corporation to pay the commissions to Cushman & Wakefield of Virginia during the Term of this Lease pursuant to an agreement of even date herewith and Landlord agrees that Joshua Realty Corporation, as Landlord, shall be responsible for any commissions payable to Julien J. Studley, Inc., with respect to this Lease, pursuant to a separate agreement of even date herewith. Each party agrees to indemnify, defend and hold the other and its partners, employees, agents, their officers and partners, harmless from and against any claims made by any broker, agent or other intermediary other than Julien J. Studley, Inc. and Cushman & Wakefield of Virginia, with respect to a claim for broker's commission or fee or similar compensation brought by any person in connection with this Lease, provided that the indemnified party has not in fact retained such broker, agent or other intermediary.

         45. Inability to Perform. If Landlord or Tenant is delayed or prevented from performing any of its obligations under this Lease by reason of strike, labor troubles, or any cause whatsoever beyond its control, the period of such delay or prevention shall be deemed added to the time herein provided for the performance of any such obligation.

         46. Corporate Entities. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants and warrants that:
Tenant is a duly formed corporation qualified to do business in the state in which the Premises is located; all Tenant's franchise and corporate taxes have been paid to date; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation. Each person executing this Lease on behalf of Landlord hereby covenants and warrants that:
Landlord is a duly formed corporation qualified to do business in the state in which the Premises is located; all Landlord's franchise and corporate taxes have been paid to date; and such persons are duly authorized by such corporation to execute and deliver this Lease on behalf of the corporation.

         47. Recordation. At the time of execution of this Agreement, Landlord and Tenant shall execute and acknowledge, in recordable form, for notice and recording purposes only, a Memorandum of this Agreement, it being expressly agreed that such Memorandum shall not supersede, add to or change this Lease. The form of Memorandum is attached hereto as Exhibit "J" and Tenant may cause the Memorandum to be recorded in the appropriate office for recording in Fairfax County at Tenant's sole expense. Tenant covenants to execute and deliver a termination of Memorandum upon the termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact to file any instrument to remove or discharge from record any such Memorandum.

         48. Time. Time is of the essence of this Lease and all of its provisions.

         49. Applicable Law. This Lease shall in all respects be governed by the laws of the Commonwealth of Virginia.

         50. Defined Terms. As used in this Lease, the following terms have the meaning as set forth below, respectively:

                   50.1. Affiliate. Any corporation which is controlled by, controlling, or under common control with Tenant. As used herein the term "control" shall mean possession of the power, directly or indirectly, to vote more than fifty percent (50%) of the voting securities having the ordinary power for the election of directors.

                   50.2. Buildings: The physical structures located at 4050 Legato Road and 4000 Legato Road, Fairfax, Virginia.

                   50.3.    Holidays: The following holidays:

                   50.3.1.  For the Centerpointe I Building

                   New Year's Day
                   Martin Luther King Jr. Day (in even-numbered years) Washington's (President) Birthday
                   Memorial Day
                   Independence Day
                   Labor Day
                   Columbus Day (in odd-numbered years)
                   Thanksgiving Day
                   Day After Thanksgiving
                   Christmas Day

                   50.3.2.  For the Centerpointe II Building:

                   New Year's Day
                   Martin Luther King Jr. Day
                   Washington's (President) Birthday

                   Memorial Day
                   Independence Day
                   Labor Day
                   Columbus Day
                   Veterans Day
                   Thanksgiving Day
                   Christmas Day

                   50.4. HVAC Off-Hours Rate: For the Centerpointe I Building, a rate which shall include only Landlord's actual labor costs and the reasonable cost for additional wear and tear of Landlord's equipment. For the Centerpointe II Building, a charge per floor equal to $45.00 per hour, and $54.00 per hour on Holidays (with a flat rate of $25.00 per hour payable for each additional floor), with a two (2) hour minimum, subject to adjustment in accordance with any increases in Landlord's actual labor costs and the reasonable cost of additional wear and tear of Landlord's equipment.

                   50.5. Landlord: The Landlord named on page 1 of this Lease and any subsequent owner of such Landlord's interest in the Buildings, as well as their respective heirs, personal representatives, successors and assigns, all subject to the provisions of Article 19.

                   50.6. Lease Interest Rate: The lesser of (A) the Prime Rate in effect from time to time plus 3%, or, (B) the maximum amount or rate that Landlord lawfully may charge Tenant in such circumstances, if such a maximum exists.

                   50.7. Lease Taxes: Any tax, assessment, levy or other charge (other than any income tax or the Fairfax County BPOL gross receipts or gross expenditure taxes) by any federal, state or local law now or hereafter imposed directly or indirectly upon Landlord with respect to this Lease or the value thereof, or upon the Tenant's use or occupancy of the Premises, or upon the Base Rent, Additional Rent or any other sums payable under this Lease or upon this transaction.

                   50.8. Ordinary Business Hours: Monday through Friday, inclusive, from 8:00 a.m. to 7:00 p.m., in the Centerpointe I Building, and from 8:00 a.m. to 6:00 p.m., in the Centerpointe II Building, and Saturdays from 8:00 a.m. to 1:00 p.m. in both Buildings, with Holidays excepted.

                   50.9. Prime Rate: The reference rate of interest as published in the Money Rates section of the Wall Street Journal from time to time, or if such reference rate is discontinued, such comparable rate as Landlord reasonably designates by written notice to Tenant.

                   50.10. Property: The Buildings and the land owned by Landlord upon which they stand, as more particularly described on Exhibit "HI' attached hereto.

                   50.11. Real Estate Taxes: All real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (other than Lease Taxes) assessed or imposed upon the Buildings and/or the Property. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or increase in any tax which would otherwise be included within the definition of Real Estate Taxes, then such other tax shall be deemed to be included within Real Estate Taxes as defined herein. Any special assessments which may be paid in installments shall be paid over the maximum number of installments permitted without the imposition of any penalty. Except as provided in the immediately-preceding sentence, Real Estate Taxes shall not include any income, profit, franchise, capital stock, excise, estate, gift, succession, transfer or recordation tax or levy.

                   50.12.   Rent: Additional Rent and Base Rent, collectively.

                   50.13. Rentable Area of the Buildings: Deemed to be 203,630 square feet for each of the Centerpointe I Building and the Centerpointe II Building.

                   50.14.   Rentable Area of the Premises: As set forth in
Article 1.1 hereof.

                   50.15. Tenant: Each and every person hereinabove named as Tenant on page 1 of this Lease and such persons' respective heirs, personal representatives, successors and assigns, subject to the provisions of Article 14.7.

                   50.16.   Tenant's Proportionate Share:

                   50.16.1. As to the Centerpointe I Building, Tenant's Proportionate Share shall be 100% ("Tenant's Centerpointe I Proportionate Share").

                   50.16.2. As to the Centerpointe II Building, Tenant's Proportionate Share shall be 18.85% ("Tenant's Centerpointe II Proportionate Share"), which is derived by dividing the Rentable Area of the Centerpointe II Premises by 203,630, which is the Rentable Area of the Centerpointe II Building.

         51. Delivery for Examination. DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD OR TENANT SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT AND DELIVERY IS MADE TO EACH.

         52.       Environmental Matters.

                   52.1. Compliance with Law. For purposes of this Article 52, Landlord and Tenant shall each be referred to as the "Responsible Party" with regard to their respective "Control Areas". Tenant's "Control Area" shall be the Centerpointe I Building (but does not include the Core Elements of the Centerpointe I Building), and the portion of the Premises in the Centerpointe II Building, (but does not include the Core Elements within the Centerpointe II Building that fall within the Centerpointe II Premises) while Landlord's "Control Area" shall be the Property, exclusive of (i) the Centerpointe I Building (but including the "Core Elements" of the Centerpointe I Building), and
(ii) the portion of the Premises in the Centerpointe II Building (but including the Core Elements within the Centerpointe II Building that fall within the Premises). Each Responsible Party shall conduct, and cause to be conducted, all operations and activity at its Control Area in compliance with, and shall in all other respects applicable to such Control Area comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter collectively called "Environmental Statutes") including, without limitation, (i) those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, (ii) those concerning conditions at, below or above the surface of the ground and (iii) those concerning conditions in, at or outside buildings. In addition, Landlord's compliance obligation shall extend to matters existing at the Property (including Tenant's Control Area) prior to the date hereof.

                   52.2. Permits. Each Responsible Party, in a timely manner, with respect to its Control Area, shall obtain and maintain in full force and effect all permits, licenses and approvals, and shall make and file all notifications and registrations as required by Environmental Statutes, and shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations.

                   52.3. Documents. Each Responsible Party shall provide to the other party copies of the following, forthwith after each shall have been submitted, prepared or received by the Responsible Party or any occupant of its Control Area: (i) all applications and associated materials submitted to any governmental agency relating to any Environmental Statute; (ii) all notifications, registrations, reports and other documents, and supporting information, prepared, submitted or maintained in connection with any Environmental Statute; (iii) all permits, licenses, approvals, and amendments or modifications thereof, obtained under any Environmental Statute; and (iv) any correspondence, notice of violation, summons, order, complaint, or other document received by such Responsible Party or any occupant of its Control Area pertaining to compliance with or liability under any Environmental Statute.

                   52.4. Operations. Neither Responsible Party shall cause or suffer or permit to occur in, on or under its Control Area any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances, hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) or any other material, substance, liquid, effluent or product now or hereafter regulated by any Environmental Statute (all of the foregoing herein collectively called "Hazardous Substances"), except that construction materials (other than asbestos or polychlorinated biphenyls), office equipment, fuel and similar products (if contained in vehicles) and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored in the Control Area, provided such is incident to and reasonably necessary for the operation of, maintenance of or conduct of business in the Control Area and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should any release of any Hazardous Substance occur at a Control Area, the Responsible Party shall immediately contain, remove and dispose of, from the Control Area such Hazardous Substances, and any material that was contaminated by the release and to remedy and mitigate all threats to human health or the environment relating to such release. When conducting any such measures the Responsible Party shall comply with all Environmental Statutes.

                   52.5. Indemnification. Each Responsible Party hereby agrees to indemnify and to hold harmless the other party hereto of, from and against any and all expense, loss or liability suffered by the other party hereto by reason of the Responsible Party's breach of any of the provisions of this Article, including, but not limited to, (i) any and all expenses that the indemnified party may incur in complying with any Environmental Statutes, (ii) any and all costs that the indemnified party may incur in studying, assessing, containing removing, remedying, mitigating, or otherwise responding to, the unlawful release of any Hazardous Substance or waste at or from the other party's Control Area, (iii) any and all costs for which the indemnified party may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the unlawful release of a Hazardous Substance or waste at or from the other party's Control Area, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon the indemnified party by reason of a failure of the indemnifying party to comply with any obligations, covenants or conditions set forth in this Article, and (v) any and all legal fees and costs incurred by the indemnified party in connection with any of the foregoing.

                   52.6. General Compliance. The provisions of this Article 52 shall not be construed as limiting in any respect the covenants and obligations of either party hereunder. All covenants, obligations and liabilities of Landlord and Tenant under this Article 52 shall survive the expiration or other termination of this Lease.

         53.       Tenant's Remedies.

                   53.1. If Landlord shall be in default in the performance of any of its duties or obligations hereunder for fifteen (15) consecutive days after written notice from Tenant (unless such default is not susceptible of cure within fifteen (15) days in which event Landlord shall have failed to commence curing such default within such fifteen (15) day period and diligently prosecuted such cure until completion), and as a result thereof all or a substantial portion of any floor is rendered untenantable, inaccessible, incapable of use, or Tenant's use or enjoyment thereof is materially and adversely affected, in addition to any other rights Tenant may have in law or equity, Tenant may but shall not be obligated to cure such default on behalf of Landlord. Landlord shall reimburse Tenant upon demand for all reasonable out-of-pocket costs incurred by Tenant in curing such default, including, without limitation, reasonable attorneys' fees and other legal expenses, together with interest thereon at the Lease Interest Rate. Notwithstanding the foregoing, Tenant shall not have any right in exercising its remedies under the preceding sentence to make any repairs or modifications to areas outside the Premises or to Building systems except those within and solely affecting the Premises or those required to maintain direct access to the Premises or provide services directly to the Premises (in any case in a manner which does not materially adversely affect the Buildings or other tenants in the Centerpointe II Building), or to provide any services for the benefit of any occupants of the Buildings other than Tenant, or to retain any contractors or subcontractors to perform such services which are not responsible contractors and subcontractors. Tenant shall give written notice to Landlord prior to retaining any such contractors or subcontractors of the identity of such contractors and subcontractors.

                   53.2. If the cure provided for under Article 53.1 above involves a payment by Tenant for Landlord's account, then Tenant may set off the amount of such payment (and the interest provided for in Article 53.1 above) against any Rent payable by Tenant hereunder except for payments of Base Rent, unless (a) Landlord's default is a failure to pay any portion of the Concession Fund when the same is due, in which event Tenant shall have a right of set off as against Base Rent and Additional Rent in the amount of any portion of the Concession Fund that was not paid when due, together with interest at the Lease Interest Rate from the due date until the date of set off, or (b) the set off right arises in the last year of the Term or in the last year of any Renewal Period, in which event Tenant shall have a right of set off against Base Rent and Additional Rent. Notwithstanding anything else herein to the contrary, however, in the event Landlord disputes that its has the obligation to reimburse Tenant as aforesaid, Tenant shall not have any right of set off against the amount thereof against Rent until such time that a court of competent jurisdiction has entered a judgment which provides that Landlord was in fact obligated to make such payment or Landlord is determined to have had such obligation pursuant to the arbitration provisions set forth in Article 65 of this Lease. The survival of Tenant's set off rights, if any, in the event of a foreclosure or other enforcement of a mortgage, deed of trust or ground lease shall be governed by Article 58 below.

         54.       Extension Option.

                   54.1. So long as Tenant is not in default under this Lease, Tenant shall have an option to extend the Term of this Lease for two (2) additional periods of five (5) years each (each a "Renewal Period"). The option for each such additional 5-year Renewal Period term may be exercised by Tenant only by written notice (the "Extension Exercise Notice") given to Landlord not later than the date which is at least fifteen (15) months prior to the expiration of the Term, in the case of the first 5-year option, and at least fifteen (15) months prior to the expiration of the first Renewal Period (each an "Option Exercise Date"), in the case of the second Renewal Period. In the event that Tenant exercises the option to extend the Term in accordance with the provisions hereof, the Term shall be extended accordingly. Tenant's extension option for the first Renewal Period shall be for a minimum of fifty percent (50%) of the Rentable Area of the Centerpointe I Building in a contiguous block of space and shall be for no less than one-half of any particular floor. Tenant's extension option for the second Renewal Period shall be for one hundred percent (100%) of the space for which Tenant exercised the extension option during the first Renewal Period. Upon the commencement of each Renewal Period, Landlord shall grant to Tenant a reasonable refurbishment allowance in such amount as may be mutually agreed to by Landlord and Tenant, which amount shall be agreed to in conjunction with, and as a component of, the determination of "Market Rental Value", as described below. Except as stated below in this Article, all of the terms and conditions of this Lease in effect immediately prior to the respective Renewal Period shall equally pertain in all respects to the respective Renewal Period. All references in this Lease to the Term of this Lease shall be construed to include the applicable Renewal Period, unless the context clearly indicates that another meaning is intended. Tenant shall not have the right to exercise the extension option for the second Renewal Period unless Tenant had previously exercised the extension option for the first Renewal Period.

                   54.2. Annual Base Rent during the first Renewal Period shall be the greater of (i) ninety percent (90%) of the Market Rental Value of the Premises (as defined and determined below) for that period or (ii) the then-current rate of Base Rent, net of Base Year Operating Expenses and Base Year Real Estate Taxes; provided, however, that if the then-current Base Rent, net of Base Year Operating Expenses and Base Year Real Estate Taxes is greater than 100% of Market Rental Value, the annual Base Rent shall be 100% of Market Rental Value. Annual Base Rent for the second Renewal Period shall be one hundred percent (100%) of the Market Rental Value of the Premises. The determination of Market Rental Value shall account for the fact that Base Year operating Expenses and Base Year Real Estate Taxes for each Renewal Period shall be the Operating Expenses and Real Estate Taxes incurred by Landlord during the calendar year in which the applicable Renewal Period commences.

                   54.3. "Market Rental Value" of the Premises for the Renewal Periods shall be determined by Landlord and Tenant not later than thirty
(30) days after Landlord's receipt of the respective Extension Exercise Notice ("Negotiation Period"). if Landlord and Tenant cannot agree as to Market Rental Value of the Premises prior to the end of the Negotiation Period, then Tenant may deliver written notice to Landlord within ten (10) days after the expiration of the Negotiation Period rescinding Tenant's Extension Exercise Notice, in which event this Lease shall expire upon the last day of the then-current Term. If Tenant does not deliver such rescission notice within ten (10) days after the expiration of the Negotiation Period, then Market Rental Value shall be determined as follows:

                   54.3.1. Landlord and Tenant shall each, within fifteen (15) days after the expiration of the Negotiation Period, select a broker, each of whom shall be a Virginia-licensed real estate broker with at least ten (10) years experience in the Fairfax/Fair Oaks office market, who shall determine the Market Value Rental. The brokers shall be instructed to submit their written determinations of the Market Rental Value of the Premises to Landlord and Tenant within thirty (30) days after their appointment. In the event that higher of the two determinations exceeds the lower of the two determinations by less than five percent (5%), the Market Rental Value shall be the average of such determinations. If the higher of the two determinations exceeds the lower of the two determinations by five percent (5%) or more, the brokers shall, within ten
(10) days, appoint a third broker with similar qualifications to make such determination of the Market Rental Value in accordance with the foregoing limitations. In the event that the two brokers cannot agree as to the selection of the third broker, either party may request that the President of the Washington Area Commercial Brokers Council appoint the third broker. The third broker shall be instructed to complete the appraisal procedure and to submit a written determination of the Market Rental Value to Landlord and Tenant within thirty (30) days after such broker's appointment. The rental rate that shall be binding upon Landlord and Tenant as the Market Rental Value shall be the mean of the two closest determinations; provided, however, that (i) if any determination is agreed upon by any two of the brokers, then Market Rental Value shall equal such agreed-upon determination, and (ii) if any determination is equidistant from the other two determinations, then Market Rental Value shall equal such middle determination. Landlord and Tenant shall each bear the costs of their respective brokers. The expenses of the third broker shall be borne one-half (1/2) by Landlord and one-half (1/2) by Tenant.

                   54.3.2. For purposes of this Article, the term "Market Rental Value" means the fair market rental rate per square foot of the Rentable Area of the Premises that would be agreed upon between a landlord and a tenant of similar creditworthiness entering into a new lease in comparable buildings (with structured or below-grade parking amenities) of comparable age as the Buildings, assuming the following: (A) the landlord and tenant are typically motivated; (B) the landlord and tenant are well informed and well advised and each is acting in what it considers its own best interests; (C) in the event the Premises have been destroyed or damaged by fire or other casualty, they have been fully restored; (D) the Premises are to be let with vacant possession and subject to the provisions of this Lease for a term commensurate with the respective Renewal Period. Market Rental Value shall take into account market rents then being charged for leases of comparable square footage and comparable space in other similar office buildings in comparable locations, rent escalation provisions then prevailing, rental abatements, build-out allowances and other concessions then customarily granted, any savings in brokerage commissions by Landlord, and other terms customarily agreed to in market leases entered into at such times.

         55.       Signage.

         Tenant shall have the right to install two illuminated signs on the top of the Centerpointe I Building identifying Tenant's corporate name or logo. The signs must be of design, material, size, color, location and construction methods acceptable and approved by Landlord prior to installation, which approval shall not be unreasonably withheld, delayed or conditioned. In addition, the signs shall be built and installed in accordance with all applicable local county and state codes. Subject to the signage rights of existing tenants (including how those prior rights impact on the total allowable signage for the Property), Tenant shall have the right to install a monument sign at the approach to the Centerpointe I Building so long as such sign complies with all applicable local, county and state codes, and is of a design, character and at a location reasonably satisfactory to Landlord. The signs shall be provided and installed by Tenant as part of the Concession Fund and the signs shall be removed and the Buildings restored to their original condition at Tenant's expense at the end of the Term. So long as Tenant occupies more Rentable Area in the Buildings than any other tenant, Landlord shall grant no further signage rights to other tenants. At such time as (i) the rights of Quality Systems, Inc. expire in and to the Centerpointe II Building, and (ii) in the event Tenant is leasing at least twenty-five percent (25%) of the Rentable Area of the Centerpointe II Building, and (iii) there is no contiguous space leased to a single tenant or contiguous empty space in the Centerpointe II Building containing a Rentable Area which is greater than the Rentable Area leased by Tenant in the Centerpointe II Building, then Tenant shall have the right to install one illuminated sign on the top of the Centerpointe II Building identifying Tenant's corporate name or logo. Such sign shall be subject to the same requirements as are set forth above with respect to the signs on the Centerpointe I Building.

         56.       Storage Space.

         Tenant shall have the right, at its sole cost and expense, to convert up to approximately 3,000 square feet of Tenant's garage parking area (described in Article 60 below) to a storage area provided that such conversion is in accordance with law and is in a location and design acceptable to Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Any parking converted to storage shall directly reduce Tenant's parking allocation, as described in Article 60. All storage improvements shall be removed and the garage restored to its original condition at Tenant's expense, at the end of the Term.

         57. Food Service In Centerpointe II Building. Landlord agrees that so long as Tenant does not operate its own cafeteria in either of the Buildings, Landlord shall not lease the portion of the first floor of the Centerpointe II Building which is presently leased to Centerpointe Cafe for use other than as a deli-type food service operation comparable to that offered by Centerpointe Cafe. Tenant acknowledges that Landlord shall have the right to change the location of the food service operation to any other portion of the first floor of the Centerpointe II Building (provided that such new space shall provide for seating for at least 85 patrons), in which event the negative covenant described in the first sentence of this Article shall apply only to such space and that Landlord is free to change the identity of the tenant of such food service operation from time to time during the Term of this Lease.

         58. Non-Disturbance. As to each Overlessor, deed of trust trustee, mortgagee or holder of any other interest to which this Lease shall hereafter become subordinate pursuant to Article 35 or Article 36 (each a "Senior Holder"), such subordination is subject to the express condition that so long as Tenant is not in default in its obligations hereunder beyond applicable grace periods, (a) Tenant will not be made a party in any action or proceeding by such Senior Holder to recover possession of the Property and/or the Premises, or to any trustee's or sheriff's sale of the Property or to foreclose any mortgage, (b) Tenant's possession shall not be disturbed by such Senior Holder, and (c) this Lease shall not be cancelled or terminated by such Senior Holder and shall continue in full force and effect upon such foreclosure or recovery of possession as a direct lease between Tenant and the person or entity acquiring the interest of Landlord, or between Tenant and the Overlessor, as the case may be, upon all the terms, covenants, conditions and agreements set forth in this Lease, provided in each case that, unless the Senior Holder is the General Electric Pension Trust, the trustees or any subsidiary thereof, neither such Senior Holder nor any person or entity acquiring title to the Buildings as a result of foreclosure or trustee's sale nor any successor or assign of either of the foregoing shall be (i) bound by or liable for any payment of Rent which may have been made more than thirty (30) days before the due date of such installment, (ii) subject to any defense or offset which Tenant may have to the payment of Rent or other performance under this Lease, unless a Senior Holder that institutes a foreclosure or other conveyance of title to a Building or Buildings has been notified of Tenant's claim of a set off right, and, if the set off rights are determined pursuant to a court action or arbitration, has been given the opportunity to appear in, an action in which Tenant is awarded a set off right pursuant to Article 53.2 above, in which event Tenant's right of set off shall be limited as against such Senior Holder or any party acquiring such title to 75% of any Monthly Installments of Additional Rent payable thereunder from time to time from and after the date on which such Senior Holder or other party acquires title to a Building or Buildings, (iii) bound by any amendment or modification to this Lease made without the consent of such Senior Holder, (iv) liable for any monies owing by Landlord or on deposit with Landlord to the credit of Tenant, which such Senior Holder shall not have received, except as aforesaid, or (v) bound by or liable for any act or omission of any prior Landlord, and Tenant shall not have any right to set off (except as provided in clause (ii) above) or assert against such Senior Holder or other person or entity any claim or damages arising therefrom. The provisions of this

Article 58 shall be self-operative and no further instrument of subordination or attornment shall be required to be provided by any Senior Holder or by Tenant. Tenant agrees, however, whenever requested to do so upon reasonable notice, to execute such instruments confirmatory of the provisions of this Article 58 as Landlord or any Senior Holder requesting the same may reasonably require.

         59. Exercise Room. Landlord shall provide an allowance of $35,000 for Tenant's purchase of exercise equipment for use in the fitness center which Tenant intends to construct in the Centerpointe I Building. The foregoing equipment allowance shall be in addition to the Concession Fund. The fitness center shall otherwise be constructed by Tenant at Tenant's sole cost and expense.

         60. Parking. Tenant shall have the right to park up to 3.6 automobiles per 1,000 rentable square feet of the Premises free of charge to Tenant throughout the Term (including any renewal terms), subject to readjustment pursuant to Article 56 above. Tenant's total parking allotment shall initially be eight hundred seventy-one (871) spaces (which spaces shall be unassigned for the portion of the garage beneath the Centerpointe II Building), comprised of seven hundred fourteen (714) spaces in the garage and one hundred fifty-seven (157) spaces on the surface lot. Landlord shall designate within the garage that portion of the garage for use by tenants of each of the respective Buildings. Tenant's garage parking shall include the entire portion of the garage designated by Landlord for the use of the Centerpointe I Building (which portion shall be below the Centerpointe I Building) provided that Tenant's usage shall not restrict access and use of the parking areas for the Centerpointe II Building.

         61.       Right of First Offer.

                   61.1. At any time that there remains at least four (4) years in the Term, including during any exercised Renewal Periods, (provided, however, that the rights set forth in this Article 61 during a Renewal Period shall only be applicable if Tenant is occupying eighty percent (80%) or more of the Rentable Area of the Centerpointe I Building), and provided Tenant is not in default of any of the terms and conditions in this Lease, Tenant shall have the rights of first offer set forth in this Article with respect to any space in the Centerpointe II Building that becomes available following (or in anticipation of) the vacation of such space by any tenant, provided that the space is not as of the date of this Lease under any previous options or rights of first offer or first negotiations to any other tenant (or its assignee or sublessee) of the Centerpointe II Building (the "First Offer Space"). First Offer Space shall not include any space which was not previously leased to and occupied by another tenant. Gin the event that Landlord shall propose to actively market or lease any First Offer Space to prospective tenants' then Landlord shall first give written notice (the "Offer Notice") to Tenant notifying Tenant of such intention and designating the First Offer Space which Landlord intends to so market or lease and specifying in good faith the Base Rent, Additional Rent, escalations, tenant concessions and other terms and the date on which Landlord would require Tenant or the prospective tenant to occupy such First offer Space (each such date shall herein be defined as a "Scheduled Commencement Date") Upon the giving of an Offer Notice by Landlord, Tenant shall thereupon have an option (a "Right of First Offer"), exercisable by notice (an "Acceptance Notice") given to Landlord not later than ten (10) business days after the receipt of the Offer Notice, to lease the designated First Offer Space on the terms and conditions specified below in this Article. If the First Offer Space shall be for a term which is not coterminus with the Term of this Lease, Landlord's Offer Notice shall also include the terms and conditions upon which Landlord would lease the First Offer Space for a term that is coterminus with the Term, and Tenant shall elect in its Acceptance Notice whether Tenant shall lease the First Offer Space for a coterminus term upon such terms and conditions or for the term that Landlord had otherwise been marketing for the First Offer Space. In the event Tenant does not exercise its option as aforesaid for any First Offer Space as to which Tenant receives an Offer Notice from Landlord, then Landlord shall have the right to enter into a lease with respect to such designated First Offer Space (on terms substantially similar to, and at a net effective base rental which is no less than 95% of, the terms of the Offer Notice) with another tenant during the period which is twelve (12) months after the date of Landlord's Offer Notice. If Landlord enters into a lease with another tenant for First Offer Space as aforesaid, at the end of the term of any such lease, Tenant's rights of first offer shall be reinstated for the remainder of the Term of this Lease as to such space, subject to the terms and conditions herein stated.

                   61.2. In the event that Tenant shall exercise its Right of First offer with respect to any First Offer Space, all of the terms and conditions of this Lease applicable to the Premises generally, shall apply to such First Offer Space, except that Base Rent, Additional Rent, renewal options, escalations, tenant concessions and other economic terms and any other terms set forth in the Offer Notice shall control if inconsistent with this Lease (or if not addressed in this Lease), and except as otherwise set forth below in this Article. Landlord and Tenant shall execute a lease addendum within twenty (20) days after the date of the Acceptance Notice to memorialize the terms of the Offer Notice. First Offer Space shall be delivered to Tenant in its then "as-is" condition and state or repair, unless otherwise specified in the Offer Notice.

                   61.3. The Scheduled Commencement Date for First Offer Space as to which Tenant shall have given an Acceptance Notice ("Accepted First Offer Space") and the dates upon which Rent shall become due shall be specified by Landlord in the Offer Notice. If Landlord shall fail to deliver timely possession of such Accepted First Offer Space for any reason beyond Landlord's control, Landlord shall not be subject to any liability to Tenant, provided, however, that Landlord shall use reasonable efforts to evict any holdover tenant and the date upon which Rent shall be payable shall be equitably adjusted.

                   61.4. The Term of this Lease shall commence as to each Accepted First Offer Space on such date, which for purposes of this Article shall be a "Subsequent Lease Commencement Date" for such Accepted First Offer Space, as shall be the date (the "Availability Date") Landlord makes such Accepted First Offer Space available for the commencement of Tenant Work. On the Subsequent Lease Commencement Date for such Accepted First Offer Space, such First Offer Space shall become part of the Premises. This Lease shall terminate as to Accepted First Offer Space upon the expiration of the Term, if the term for such First Offer Space is co-terminus with the Term, or on the date otherwise specified in the Offer Notice and elected by Tenant in the Acceptance Notice.

                   61.5. From and after the Subsequent Rent Commencement Date for Accepted First Offer Space, the "Tenant's Centerpointe II Proportionate Share" shall be increased by the percentage which is derived by dividing the rentable square footage of such Accepted First offer Space by 203,630.

         62.       Expansion Space.

                   62.1. So long as Tenant is not in default under the terms of this Lease, Tenant shall have the option to lease the approximately 9,062 rentable square feet of the sixth (6th) floor and the approximately 9,469 rentable square feet of the tenth (10th) floor in the Centerpointe II Building which are not presently leased to other tenants ("Expansion Space"), provided that Tenant exercises its option to lease either or both partial floors by written notice delivered to Landlord ("Expansion Notice") on or before March 31, 1993, which notice shall advise Landlord of the date that Tenant shall occupy the Expansion Space, which date shall be no later than March 1, 1994. Landlord shall make available the Expansion Space to Tenant for Tenant Work within five
(5) days after Landlord's receipt of the Expansion Notice.

                   62.2. If Tenant delivers to Landlord its Expansion Notice at any time on or before March 31, 1993, all of the terms and conditions of this Lease applicable to the Premises shall apply to such Expansion Space, except as set forth below in this Article. Expansion Space shall be delivered to Tenant in its then "as-is" condition and state of repair, but the Concession Fund shall be increased pro rata based on the square footage of the Expansion Space.

                   62.3. The Term of this Lease shall commence as to such Expansion Space on such date, which for purposes of this Lease shall be the "Expansion Space Lease Commencement Date," as shall be the date Tenant or anyone claiming under or through Tenant enters such Expansion Space to commence actual construction of the Tenant Work.

                   62.4. Tenant's obligation to pay Rent for the Expansion Space shall commence on March 1, 1994 ("Expansion Space Rent Commencement Date"). If Tenant occupies the Expansion Space for the Permitted Use prior to the Expansion Space Rent Commencement Date, Tenant shall pay to Landlord for the period between the date of such occupancy and the Expansion Space Rent Commencement Date, an amount equal to Five Dollars ($5.00) per rentable square foot per annum, in equal monthly installments, in advance, as Additional Rent hereunder. All other obligations of Tenant pertaining to the Expansion Space under this Lease shall commence on the Expansion Space Lease Commencement Date.

                   62.5. Unless Tenant exercises its option to lease both of the partial floors that comprise the Expansion Space, as provided in Article
62.1 above, Landlord agrees, (i) as to one of the two partial floors, to be selected by Landlord, if neither partial floor is so leased by Tenant, or (ii) as to the remaining partial floor, if one of the partial floors is so leased by Tenant (the applicable floor in item (i) or (ii) above is herein defined as "Five Year Space"), that Landlord will not enter into any lease for the Five Year Space for a term that exceeds five (5) years, and following the expiration of the term of such lease for the Five Year Space, Tenant shall have the option to lease the Five Year Space, to be exercised by the delivery of a notice to Landlord within thirty (30) days after Landlord provides Tenant with written notice as to the availability of the Five

Year Space, provided that the Base Rent payable with respect to the Five Year Space shall be at the "Market Rental Value," as defined in, and determined under, Article 54.3 above. Any renewal rights granted to a tenant of the Five Year Space shall be subordinate to Tenant's option as aforesaid.

                   62.6. After the Expansion Space Rent Commencement Date with respect to the Expansion Space, Tenant's Centerpointe II Proportionate Share shall be increased by an amount equal to the percentage derived by dividing the rentable square footage of the Expansion Space by 203,630.

         63.       Measurement of Premises.  Intentionally Omitted

         64. Tenant's Affiliation Representation. Tenant represents and warrants that (i) it does not directly or indirectly control the General Electric Company and is not directly or indirectly controlled by or under common control with the General Electric Company; (ii) neither the Tenant nor any principal of the Tenant is an officer, director or employee of the General Electric Company or any subsidiary of any affiliated company of the General Electric Company; and (iii) it is not a partnership in which the General Electric Company or any subsidiary of any affiliated company of the General Electric Company is a ten percent (10%) or more (directly or indirectly, in capital or profits) partner.

         65.       Arbitration

                            (a)      If any controversy shall arise between the
parties with respect to the matters stated in this Lease to be resolved by arbitration and that dispute shall not be resolved by the parties within ten
(10) days after either of the parties shall notify the other of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration, as hereinafter provided, and judgment upon the award shall be entered in any court having jurisdiction. The arbitrators shall have no power to change any provisions of this Lease in any respect, and the jurisdiction of the arbitrators is expressly limited accordingly. Neither party shall interrupt the progress of its respective area of performance under this Lease pending the determination in the arbitration proceeding.

                            (b)      The party desiring such arbitration shall
give written notice to that effect to the other party and shall in such notice appoint a disinterested person in the Northern Virginia area of recognized competence and experience in the field which is the subject matter of the dispute as one of the arbitrators. Within fifteen (15) days thereafter, the other party shall, by written notice to the original party, appoint a second disinterested person in the Northern Virginia area of recognized competence and having at least ten (10) years experience in such field as an arbitrator. The arbitrators thus appointed shall appoint a third disinterested person in the Northern Virginia area of recognized competence in such field, and such three arbitrators shall, as promptly as possible, determine such matter, provided, however, that (i) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed on ten (10) days notice to the parties to determine such matter; and (ii) if the two arbitrators appointed by the parties shall be unable to agree, within fifteen (15) days after the appointment of the second arbitrator, upon the appoint of a third arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days after the arbitrators appointed by the parties give notice as aforesaid, then within ten (10) days thereafter either of the parties upon written notice to the other party hereto may request such appointment by the American Arbitration Association (or any organization successor thereto), or in its absence, refusal, failure or inability to act, may apply for such appointment to a Court of competent jurisdiction.

                            (c)      The arbitration shall be conducted in
accordance with the rules of the American Arbitration Association (or its successor) and the decision of a majority of the arbitrators (or sole arbitrator, as the case may be) shall be binding, final and conclusive on the parties and judgment thereon may be entered in any court having jurisdiction thereof. Landlord and Tenant shall be entitled to present evidence and arguments to the arbitrators. If a majority of the arbitrators (or sole arbitrator, as the case may be) believe that expert advice would materially assist them in the resolution of the matter in dispute, they may retain one or more qualified persons, including, but not limited to, legal counsel, architects or engineers, to provide such expert advice. The fees of the arbitrators and the expenses incident to the proceedings shall be borne equally between Landlord and Tenant. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called by the parties, shall be paid by the party which loses in the proceedings The arbitrators shall give written notice to the parties stating their determination, and shall furnish a copy of such determination signed by them to each party.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement of Lease on the date first set forth herein.

                                          Landlord:
                                          JOSHUA REALTY CORPORATION, a Delaware
                                          corporation

                                          By:      /s/ Steven D. Burton
                                                   ------------------------
                                          Steven D. Burton,
                                          Vice President

                                          Tenant:
                                          AMERICAN MANAGEMENT SYSTEMS, INC,
                                          a Delaware corporation

                                          By:      /s/ Frank A. Nicolai   (Seal)
                                                   -----------------------


[THE FOLLOWING PAGES OF THE ORIGINAL DOCUMENT INCLUDED AS EXHIBITS A-1 AND A-2 FLOOR PLANS OF THE PREMISES.]

                                 EXHIBIT "B"

                   Landlord's Base Building Modifications

         The following items are to be the sole responsibility of the Landlord. The items will be completed in accordance with the dates indicated below:

         1. Landlord will provide electrical sub-meters for first floor tenant space in the Centerpointe I Building by December 1, 1992 and the third and the fourth floors in the Centerpointe II Building by August 1, 1993.

         2. The base Building core shells were constructed in accordance with 1984 BOCA Codes at which time the building met all applicable codes. Landlord will make any modifications allowable per code to bring the Building up to the 1990 BOCA Code by December 1, 1992.

         3. Landlord will provide roll-down doors at garage entry/exits with card readers for security purposes by December 1, 1992.

         4. By December 1, 1992, Landlord will provide an awning over the loading dock area from the exterior Building doors to compactor area for the Centerpointe I Building. Additionally, by December 1, 1992 a ramp will be constructed in place of the stairs adjacent to the dock for the Centerpointe I Building. The final design, material, color and location shall be subject to all County codes, as well as Tenant's review.

         5. Landlord will reimburse Tenant for the costs incurred in connection with the removal of all existing data/telecommunications wiring from previous tenants. Such reimbursement shall be in addition to the Concession Fund.

         6. Landlord will diligently pursue alternatives to provide easier walking access to Fair Oaks Mall. Landlord's total cost for design, engineering and construction shall not exceed $25,000. Any in-house costs associated with the approval process shall be at the Landlord's expense.

         7. Landlord has negotiated with the County for the right of Tenant to occupy, on a rent-free basis, a maximum of 2,000 square feet in the Centerpointe I Building in a location reasonably acceptable to the County, for use as a construction management office. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any loss arising from Tenant's use of such space.

         8. Landlord will provide Tenant with transformers to accommodate 4 watts per square foot demand load at 120 volts for tenant power on a floor by floor basis on the respective Lease Commencement Date and Subsequent Lease Commencement Date for each floor.

         9. Based on a maximum occupancy of one hundred ten (110) people on a typical full office floor, the Landlord will provide 2,200 cubic feet per minute (CFM) of outside air per floor. The actual available outside air volume, per floor, will be confirmed by an AABC or NEBB certified air balance report. All costs associated with providing certified air balance report shall be borne by Landlord. Should the actual available outside air volume on a typical office floor be less than 1,980 CFM of outside air, the Landlord, at its expense, will increase outside air volume to a minimum 2,200 CFM, per floor, by May 1, 1993.

         10. Landlord will provide the necessary improvements to reduce the average noise levels in office areas not to exceed NC-35 and areas within 101 of machine rooms not to exceed NC-40. Tenant will assist Landlord by attempting to locate non-office uses around mechanical rooms on the respective Lease Commencement Date and Subsequent Lease Commencement Date for each floor.

         11. Landlord shall prepare a plan with respect to ADA requirements for the Buildings by December 15, 1992, which Tenant shall have the right to review (but not approve), it being acknowledged that Landlord shall in its sole judgment determine what modifications to the Core Elements may be necessary to comply with ADA.

                                  EXHIBIT "C"

                     Tenant Design and Construction Process

         Tenant shall construct the Tenant Work in a good and workmanlike manner and in compliance with all laws and all requirements of insurance underwriters rating or insuring the Buildings, the Premises and/or the Property, and in accordance with the following requirements:

         1.      DESIGN.

                 A. The plans, specifications and drawings for the Tenant Work (the "Tenant Plans") shall be prepared by Tenant's architect and engineers, who shall be licensed and registered in the Commonwealth of Virginia, shall be sufficient for governmental approval and construction thereof, and comply with the plans and specifications for the Buildings and with all applicable laws, ordinances, rules, regulations and other requirements of all governmental and quasi-governmental authorities having jurisdiction thereof and all insurance requirements.

                 B. The Tenant Plans for the Initial Space shall be delivered to Landlord promptly following the date hereof for Landlord's approval, and, for Subsequent Space, no later than the same time such Plans are submitted to Tenant's General Contractor (as defined in Paragraph 2 below) for pricing of Tenant Work on such Subsequent Space. Landlord shall not unreasonably withhold, condition or delay its approval of the Tenant Plans or any revisions thereto (the Tenant Plans as approved by Landlord are hereinafter referred to as the "Final Plans") and within five (5) business days of receipt of the Tenant Plans, Landlord will notify Tenant in writing ("Landlord's Plan Notice") whether the Tenant Plans have been approved or disapproved, and if disapproved, Landlord's Plan Notice shall explain in reasonable detail the deficiencies that resulted in the disapproval. Following receipt of Landlord's Plan Notice, Tenant shall submit to Landlord revisions of the Tenant Plans which correct the deficiencies. If Landlord shall disapprove the revisions of the Tenant Plans, Landlord's Revised Plan Notice shall explain in reasonable detail the deficiencies which resulted in the disapproval. Following receipt of Landlord's Revised Plan Notice, Tenant shall submit to Landlord further revisions to the Tenant Plans which correct the deficiencies. The procedures and time periods relating to submitting and resubmitting and approving or disapproving revisions to the Tenant Plans shall apply to any subsequent revisions to the Tenant Plans.

                 C. Tenant shall have the right to make changes from time to time to the Final Plans (herein called the "Revisions"). All Revisions which affect structural, or materially affect electrical, plumbing or mechanical components of the Buildings shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. No approval of Tenant Plans and/or Final Plans shall in any way be deemed to be an agreement by Landlord that the Tenant Plans, the Final Plans and/or the Tenant Work comply with any laws, ordinances, rules, regulations or requirements of any governmental authority having jurisdiction thereof or any insurance requirements.

         2.      COSTS.

                 Tenant shall enter into a construction contract ("General Contract Agreement") for the performance of the Tenant Work with Davis Construction Company (such firm being hereinafter referred to as the "General Contractor"). Tenant shall have the right to change the General Contractor subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to review the mechanical, electrical and plumbing subcontractors that will perform any of the Tenant Work, as well as any subcontractors that will perform any structural work. Prior to entering into the General Contract Agreement, Tenant shall submit the same to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. The General Contractor Agreement shall not be modified, amended or terminated without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The General Contract Agreement and each subcontract shall provide for a ten percent (10%) retainage until the Tenant Work shall be substantially completed in accordance with the Final Plans. Provided that Landlord disburses the Concession Fund in accordance with the terms of Exhibit "D", Tenant shall pay, when due, all amounts owing to the General Contractor or any other person in connection with the construction and/or performance of the Tenant Work. Tenant and the General Contractor shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of the Tenant Work, for the removal of waste and debris resulting therefrom to the Buildings' dumpsters and for any proven damage caused by them during the course of the Tenant Work to the Buildings or the Property. Tenant shall not permit any financing statements or statements to be filed with respect to any of the foregoing alterations, additions or improvements by Tenant.

         3.      COMPLETION.

                 A. Tenant shall be solely responsible for the construction of the Tenant Work. Tenant and its contractors shall work in harmony and shall not interfere with Landlord, Landlord's contractors, any other tenants of the Buildings or such tenants' contractors.

                 B. All Tenant Work shall be done in accordance with, and subject to all of the terms and conditions provided in this Exhibit "C". In connection therewith, Tenant and/or its contractors shall provide to Landlord, and shall maintain at all times during the performance of Tenant Work, Insurance as described in the Insurance Addendum attached hereto as Schedule "C-1". Certificates for such insurance shall be furnished to Landlord before Tenant or its contractors commence to perform Tenant's Work. Landlord shall not be liable in any way for any injury, loss or damage that may occur to any of Tenant's, or Tenant's contractor's decorations, fixtures, installations, supplies, materials, or equipment unless any such injury, loss or change is due to Landlord's gross negligence or willful misconduct and is not covered by insurance which Tenant is required to carry pursuant to this Exhibit "C"; any such entry upon the Premises by Tenant and/or its contractors being at their sole risk.

                 C. Prior to the final payment under the General Contract Agreement for the Initial Space, or any segment of the Subsequent Space, Tenant shall deliver to Landlord a copy of the final certificate of occupancy (or a non-residential use permit, if such a permit is issued in lieu of a certificate of occupancy) for the Initial Space or the relative segment of the Subsequent Space, together with certificates of substantial completion by Tenant's architect, Tenant's engineers and by the General Contractor, all of which shall certify to Landlord that the Tenant Work has been completed substantially in accordance with the Final Plans and any changes thereto made in accordance with the terms of this Lease. Prior to the final payment under the General Contract Agreement, Tenant shall deliver to Landlord a reproducible sepia of the "as built" plans and specifications for the fully completed Tenant Work prepared and certified by Tenant's architect or the General Contractor. Without limiting the foregoing, Tenant shall be responsible for obtaining a certificate of occupancy (or a non-residential use permit, if such a permit is issued in lieu of a certificate of occupancy) for the Premises or such other certificate or approval as shall be required in order for Tenant to legally occupy the Premises and shall promptly deliver a copy thereof to Landlord.

         4.      TENANT'S REPRESENTATIVES.

                 Tenant hereby constitutes and appoints Dale Moser, Tom Huba and Mike Mitchell (AMS) and Mike Solomon and Gary Helminski (Cushman & Wakefield) its representatives (individually a "Tenant Representative" and collectively the "Tenant Representatives") to deal with Landlord in connection with the Tenant Work. Any notices and/or approvals given to or by any one of the said Representatives shall be binding upon Tenant and Landlord shall be entitled to rely on notices or approvals delivered by any one of such Representatives. Tenant may change the designation of the Tenant Representatives by notice in writing to Landlord.

         5.      DISBURSEMENT PROVISIONS.

                 Tenant shall, from time to time during the course of construction of the Tenant Work and following the completion of the construction by Tenant of the Tenant Work, but not more frequently than once per month, submit to Landlord an Application for Payment in the form attached hereto as Exhibit "D" which shall set forth the amount of all costs and expenses which have been incurred by Tenant to the date of such statement for Tenant Work (excluding amounts previously reimbursed to Tenant by Landlord pursuant to previous statements) and for which Tenant is entitled to reimbursement from the Concession Fund as more particularly set forth in
Article 4.2 of the Lease to which this Exhibit "C" is attached. Each Application for Payment shall be accompanied by supporting waivers of liens from the General Contractor and from each subcontractor to which payments will be made from advances made pursuant to the Application for Payment. Provided that the Concession Fund has not been exhausted and there is no default (which default shall not require the delivery of any notice or the expiration of any cure periods for the purpose of relieving Landlord from any obligation to advance any portion of the Concession Fund in the face of such default, although Tenant shall otherwise be entitled to applicable notice and cure periods as a condition precedent to Landlord exercising its remedies under the Lease) under the Lease, Landlord will cause the approved amount to be paid to Tenant on the fifth (5th) business day after Landlord's receipt thereof; provided further that all other conditions set forth in this Exhibit "C" shall have been satisfied.

         6.      TENANT SUBMISSIONS.

                 A. Prior to the commencement of construction in the Initial Space, and prior to the commencement of construction in any segment of the Subsequent Space, Tenant shall submit to Landlord a copy of the building permit or permits required for the construction of the Tenant Work as to such space.

                 B. Prior to the final payment under the General Contract Agreement, Tenant shall deliver to Landlord final lien waivers from the General Contractor, Tenant's architect and engineers (to the extent they are entitled to file mechanic's liens with respect to their services) and all subcontractors, materialmen and suppliers. Tenant shall use its best efforts to secure lien waivers as aforesaid. If Tenant cannot secure any such lien waiver(s) Tenant agrees to post a bond to clear any such lien if filed of record.

         7.      OWNERSHIP OF IMPROVEMENTS.

                 Landlord and Tenant hereby agree and acknowledge that, notwithstanding the fact that Tenant may be contracting for the design and construction of the Tenant Work, immediately upon its installation in the Premises, all Tenant Work (including, without limitation, all general office construction items, all mechanical, plumbing and HVAC equipment, all voice or data communications wiring, and all raised computer access flooring) shall be and remain the property of Landlord, and shall not thereafter (except as otherwise provided in the Lease) be subject to removal by Tenant or in any other manner be deemed the property of Tenant.

         8.      TENANT'S RIGHTS.

                 In its performance of the Tenant Work, Tenant shall have the right to take such actions and utilize such facilities as are customarily and reasonably taken and utilized in the construction of comparable space, subject to such customary and reasonable restrictions as Landlord may adopt in the prudent management of the Buildings. Tenant shall not be charged for the use of utilities, elevators, loading docks, and similar Building facilities in the construction of the Tenant Work. No fees of any manner shall be charged by Landlord for its review of plans and drawings or any supervision or inspection of the Tenant Work. Landlord shall cause any of its contractors working in the Buildings to work in harmony with Tenant and the General Contractor, and Landlord shall not knowingly permit any other contractors to interfere with the performance of the Tenant Work.

Insurance Addendum
Page 1


                                 EXHIBIT "C-1"
                               INSURANCE ADDENDUM

This Insurance Addendum is a part of the Agreement between Owner and Contractor dated ____ July 1992.

Notwithstanding anything to the contrary in the Agreement to which this Addendum is attached, or in any other agreement between Contractor, Owner and/or Architect, Landlord or their respective subcontractors, agents, employees or representatives, the parties hereto agree as follows:

         All general liability and umbrella liability insurance coverage required herein or in any other agreement between the parties shall be written on an "Occurrence Basis".

         Contractor shall at all times during the period in which this Contract is in force, provide, maintain and require all subcontractors to provide and maintain the following types of insurance protecting the interest of Landlord and Owner and Contractor with limits not less than those as set forth below:

                 WORKER'S COMPENSATION INSURANCE (WC) to cover statutory limits of the Worker's Compensation Law of the State of Virginia, with Coverage B Employer's Liability coverage in limits not less than $500,000

                 COMMERCIAL GENERAL LIABILITY (GGL) insurance for hazards of
                 (i) Premises Operations, (ii) Elevators and Escalators, (iii) Independent Contractors, (iv) Coverage for explosion, collapse, and underground (X, C, U), (v) Products and Completed Operations coverage, (vi) Contractual Liability on a "Blanket" basis designating all written and oral contracts related to the work, (vii) Personal Injury Liability for groups of offenses A, B, and C (with exclusions pertaining to liability assumed by the insured under contract, and to personal injury sustained by any person as a result of an offense directly or indirectly related to the employment of each person by the named insured deleted), and (viii) Incidental Medical Malpractice coverage. Such Commercial General Liability Insurance must be endorsed with a Broad Form Property Damage Endorsement (including Complete Operations).

                 The Contractual Liability coverage must be endorsed so that all exclusions relating to explosion, collapse and underground hazards are deleted. The CGL insurance shall have primary coverage limits not less than following:

Insurance Addendum
Page 2


                 BODILY INJURY LIABILITY/PROPERTY DAMAGE LIABILITY - $1,000,000 each occurrence, combined single limit.

                 PERSONAL INJURY LIABILITY - $1,000,000 each person;

AUTOMOBILE LIABILITY INSURANCE (Auto) covering all owned, leased, non-owned and hired automobiles used in connection with the Work with coverage limits not less than the following:

                 BODILY INJURY LIABILITY/PROPERTY DAMAGE LIABILITY - $1,000,000 each person and each occurrence, combined single limit.

COMPREHENSIVE CATASTROPHE LIABILITY INSURANCE (Umbrella) indemnifying for ultimate net loss sustained by reason of any liability whether imposed by law, assumed under contract, or otherwise incurred arising out of:

                 BODILY INJURY, including personal injury, because of bodily injury, including death at any time resulting therefrom, sustained by any person or persons.

                 PROPERTY DAMAGE, for losses due to damages to or destruction of tangible property, including loss of use of such property resulting therefrom.

         The Umbrella insurance shall set forth coverage limits with respect to each occurrence, except for the products hazard coverage which shall contain aggregate limits for each annual period. With regard to Contractor, the Umbrella insurance shall have coverage limits not less than FIVE MILLION DOLLARS AND 00/100 ($5,000,000) for each occurrence and in the aggregate as applicable in excess of the amount set forth in subparagraphs (WC), (CGL) & (AUTO) above. For each subcontractor employed in conjunction with the Work, the Umbrella insurance shall have coverage limits not less than TWO MILLION DOLLARS AND 00/100 ($2,000,000) for each occurrence and in the aggregate as applicable in excess of the amount set forth in subparagraphs (WC), (CGL) & (AUTO) above.

         In the event that Contractor or any subcontractors have or obtain insurance coverage in amounts in excess of those listed above, such additional insurance coverage shall also insure to the benefit of the Landlord and Owner.

Contractor shall be liable to Landlord and Owner for the actions of Contractor, its subcontractors and their respective agents, servants and employees for any losses suffered by Landlord and Owner which would otherwise have been covered by any insurance required hereunder in the event Contractor fails to obtain any such addendum. (Any subcontractor working directly for Owner shall be deemed a General Contractor for purposes of this addendum and shall comply with all obligations herein required of Contractor).

Insurance Addendum
Page 3


Before commencing the Work, Contractor and all subcontractors shall furnish certificates of insurance satisfactory to Landlord and Owner from each insurance carrier indicating that the above-required insurance is in force, the amount of the carrier's liability thereunder, and further providing that the insurance will not be canceled, changed or non-renewed until the expiration of at least thirty (30) days after written notice of such cancellation or change has been mailed to and received by Landlord and Owner. Contractor shall deliver copies of all policies from Contractor and Subcontractors if requested by Landlord and Owner.

All insurance described herein shall be written in a company or companies satisfactory to Landlord and Owner. If Contractor or any subcontractor fails to procure and maintain the above-described insurance, or any portion thereof, Landlord and Owner shall have the right, but not the obligation to procure and maintain the required insurance for and in the name of such party and such party shall pay the cost thereof and shall furnish all information necessary to acquire and maintain such insurance. Neither Contractor nor subcontractors shall violate or knowingly permit any violation of any condition or terms of the policies of insurance described herein. All CGL, Auto and Umbrella Policies shall designate Landlord and Owner as additional insured with Certificates of Insurance provided as evidence. Any other insurance maintained by Landlord and, Owner shall be in excess of all contractors and all tiers of subcontractor's insurance required herein and shall not contribute with it.

CONTRACTOR(S) shall require all policies of insurance that are in any way related to the work and that are secured and maintained by Contractor and all tiers of subcontractors to included clauses providing that each underwriter shall waive all of its rights of recovery, under subrogation or otherwise against Landlord and Owner, and shall be so designated on said certificate.

CONTRACTOR SHALL MAINTAIN ALL BUILDER'S RISK INSURANCE COVERAGE FOR DESIGNATED WORK IN THE AMOUNT OF THE CONTRACT, AND SHALL NAME THE LANDLORD AND OWNER AS ADDITIONAL NAMED INSURED. ANY DEDUCTIBLE ENCOUNTERED IN THE SUBMISSION OF A CLAIM SHALL BE BORNE SOLELY BY THE CONTRACTOR.

Landlord and Owner shall not be responsible for obtaining or maintaining in force insurance on construction equipment, tools or personal effects, owned by or rented to or in the care, custody and control of Contractor or any subcontractors, nor shall Landlord and Owner be responsible for such equipment, tools or personal effects.

All insurance required hereunder shall be maintained continuously until final completion as certified by Architect and until accepted or approved by Landlord and Owner. All insurance shall provide for Owner to take occupancy of the Work or any part thereof during the term of said insurance.

All policies issued shall specify as additional insured LPC Commercial Services, Inc., Joshua Realty Corporation and American Management Systems, Inc.

                                  EXHIBIT "D"

                          Concession Fund Voucher Form

         _______________, as Tenant Representative for American Management Systems, Inc. ("Tenant") hereby certifies to Joshua Realty Corporation ("Landlord") as follows:

         1.      The sum of $__________________ (the "Draw Request") is
requested for disbursement from the Concession Fund and such sum has been properly expended for items permitted under Article 4.2 of the Lease. Attached hereto as Schedule "D-1" is a list of the items for which payment is hereby requested and the portion of the Draw Request attributable to each such item.

         2. That the Tenant Work for which the Draw Request is being made has been performed in accordance with Exhibit "C" to the Lease.

         3. Attached hereto as Schedule "D-2" are the lien waivers from all contractors that will be paid by Tenant, or the General Contractor, from the Draw Request.

         4. Attached hereto as Schedule "D-3" is the General Contractor's certification that the Tenant Work for which application for payment is being made has been completed.


                                  ----------------------------------
                                  Tenant Representative for American
                                  Management Systems, Inc.

                                  EXHIBIT "E"

                     CLEANING, MAINTENANCE, SPECIFICATIONS,
                             STAFFING AND FREQUENCY


SERVICES

ELEVATORS
(NIGHTLY SERVICES)

1. Vacuum carpet in all passenger elevators nightly. Spot clean carpet, as necessary.

2.       Carpet to be shampooed as necessary, but no less than once per month.

3.       Elevator carpets to be clean on a nightly basis.

4. Clean lobby elevator saddles, doors and frames, nightly. Polish with approved Polish, as required.

5. Clean elevator frames and doors (both sides) of all fingerprints and smudges.

6. Dust and remove all marks on ceiling and light fixtures in cab as necessary, but no less than once per week.

7. Remove all unauthorized marks and writing from insides of elevator cabs nightly, using manufacturer's approved method.

8. Clean all interior cab wall surfaces and wash as required, but no less than once per week.

9. Report all mechanical deficiencies or damage to owners representatives on sight.

10.      Remove all gum and foreign matter on sight.

11. Clean all elevator saddles as required, but no less than once per week.

12. Elevator contractor to clean pits on a monthly basis; the only person allowed in the pit is the elevator contractor.

13.      Wet mop and remove all stains from freight elevator flooring.


GENERAL OFFICES
(INCLUDES ALL BASEMENT AREAS)
(NIGHTLY SERVICES)

1.       All flooring swept nightly.

2. All carpeted areas and rugs carpet-swept nightly and vacuum-cleaned weekly.

3. Wastepaper baskets, ashtrays, receptacles, etc. emptied and cleaned nightly and damp dusted when necessary, but no less than once per week.

4. Cigarette urns, cleaned nightly and sand or water replaced when necessary, but no less than once per week.

5. All furniture, fixture and window sills dusted and wiped cleaned nightly.

6.       All glass furniture tops cleaned nightly.

7.       All baseboards, chair rails and trim dusted weekly.

8.       All water fountains washed clean nightly.

9.       Slop sink rooms cleaned nightly.

10.      Fill toilet tissue and towel dispensers as required.

11. Service sanitary napkin dispensers. Sanitary napkins and products furnished by contractor. Dispensers shall be maintained by contractor.

12. Collect coins from sanitary napkin dispensers and turn proceeds over to duly authorized representative of contractors.

13. Report all mechanical deficiencies, i.e. dripping faucets, burnt out lights, etc. to the Building Manager.


LAVATORIES (PUBLIC)

1.       All flooring swept and washed nightly.

2. All mirrors, powder shelves, bright work, etc. including flushometers, piping and toilet seat hinges washed and polished nightly.

3. All basins, bowls, urinals and toilet seats (both sides) washed nightly.

4.       All partitions, tile walls, dispensers and receptacles dusted nightly.

5. Paper towels and sanitary disposal receptacles emptied and cleaned nightly.

6. Paper towels, soap dispensers and toilet paper replenished daily or more frequently as required.

HIGH DUSTING - OFFICE AREAS

Do all high dusting approximately once a month, including, but not limited to, the following:

1. Dust all pictures, frames, charts, graphs and panel wall hangings not reached in nightly cleaning.

2. Dust all vertical surfaces such as walls, partitions, ventilating louvers and other surfaces not reached in nightly cleaning.

3.       Dust all lighting fixtures (exterior only).

4. Dust all venetian blinds and window frames approximately once every two months.


PERIODIC CLEANING - OFFICE AREA

1. Wipe clean all interior metal as necessary, but no less than once per month.

2. Dust all door louvers and other ventilating louvers within reach weekly.

3. Remove finger marks from metal partition and other surfaces when necessary, but no less than once per week.


PERIODIC CLEANING - LAVATORIES (PUBLIC)

1. Machine-scrub flooring when necessary, but no less than once per month.

2. Wash all partitions, tile walls and enamel surfaces monthly with proper disinfectant when necessary, but no less than once per month.

3.       Dust exterior of lighting fixtures monthly.

4.       High dust monthly.


PUBLIC AREAS
(NIGHTLY SERVICES)

1.       All public stairwells to be swept and dusted weekly.

2. All public stairwells to be washed as necessary, but no less than once per month.

3.       Maintain all bright metal.

BUILDING SERVICE AREAS
(NIGHTLY SERVICES)

1. Keep locker rooms in neat and orderly condition at all times. Wash lockers once per month. Wash and wax floor weekly.

2.       Remove all gum and foreign matter from sidewalks on sight.

3.       Lay down and remove runners as necessary.

4.       Remove and clean all spillages.

5. Wash walls in main floor freight lobby, as required, but no less than once per month. Scrub floor nightly.

6. Storerooms, electric and telephone closets are to be kept free from debris and material. Floors are to be swept weekly. Reports of any stored extraneous material or equipment are to be made to the Building Manager immediately.

7.       Slop sinks, locker areas, etc. to be thoroughly cleaned.

8. Contractors equipment to be stored in a central location supplied by Landlord.

9.       Lights shall be extinguished as areas are cleaned.

10. Contractor's employees to work behind closed doors at all times. The cleaning supervisor shall inspect all spaces to insure compliance.


LOBBY
(NIGHTLY)

1.       Sweep and remove gum.

2.       Sweep travertine/marble floor nightly (Sunday through Friday).

3. Remove all hand marks on doors, walls, stairwell doors, directories and urns.

4.       Dust all mullions, frames, and ledges with treated cloths.

5.       Wash travertine/marble walls quarterly.

6. Damp wipe interior black wall surfaces floor to ceiling as required, but no less than once per week.

7. Damp and dry wipe interior of all revolving door drums as required, but no less than once per week.

DAY PORTER SERVICES

Services to be provided by one (1) Day Porter under Building Manager's direction and supervision. Duties are as follows:

1.       Police sidewalks.

2.       Police main lobby as required, but no less than three times daily.

3.       Dust and clean out lobby grill work.

4.       Police public areas of multi-tenant floors twice daily.

5.       Damp wipe lobby directories.

6.       Keep entrance door glass clean.

7. Police men's lavatories on multi-tenant floors as required, but no less than twice daily.

8. Police and vacuum elevator cabs as required, but no less than twice daily.

9.       Dust tops of revolving door housing.

10.      Lay down and remove foul weather mats as necessary.

11.      Snow/Ice removal to avoid any accumulation.

12.      Police main lobby on a continual basis.


EXTERMINATION

1. All services are to be performed by an approved operator licensed by Board of Health and certificate of such shall be on file with the Building Manager.

2. Public spaces, slop sink, freight areas, Electric and Telephone closets, and mechanical spaces throughout the building shall be kept under pest control treatment at least once per month or as required.

3. All emergency treatments to the above shall be at the expense of the contractor.


SECURITY

         The Contractor shall provide security from 5 PM to 8 PM Monday through Friday using porter security personnel. The porter security person shall be available at all times to let people in and out.

         Friday midnight until Saturday midnight - Security Guard S Service. Contractor shall provide security services 52 weeks per year including all holidays.

                                  EXHIBIT "F"

                             RULES AND REGULATIONS

         1. Tenant shall not obstruct or interfere with the rights of other tenants of the Centerpointe II Building, or of persons having business in the Centerpointe II Building, or in any way injure or annoy such tenants or persons. Tenant will not conduct any activity within the Premises which will create excessive noise anywhere in the Buildings.

         2. Canvassing, soliciting and peddling in the Buildings are prohibited, and Tenant shall cooperate to prevent such activities.

         3. Tenant shall not bring or keep within the Buildings any animal, bicycle, motorcycle, or other type of vehicle except as required by law.

         4. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise or annoyance. Tenant shall not construct, maintain, use or operate within the Premises or elsewhere in the Buildings or outside of the Buildings any equipment or machinery which produces music, sound or noise, which is audible beyond the Premises. Tenant shall not cause improper noises, vibrations or odors within the Buildings.

         5. Tenant shall not deposit any trash, refuse, cigarettes or other substances of any kind within or out of the Buildings except in the refuse containers provided therefor. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office buildings' trash and garbage without being in violation of any law or ordinance governing such disposal. Tenant shall be charged the cost of removal for any items left by Tenant that cannot be so removed. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall not introduce into the Buildings any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Buildings. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Buildings (hereinafter "Common Areas") clean and free from rubbish. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. The Common Areas and roof of the Buildings are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Buildings and their tenants. Except as otherwise provided in the Lease, Tenant shall not enter or install equipment in the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets or similar areas or go upon the roof of the Buildings without the prior written consent of Landlord. Except as otherwise provided in the Lease, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Buildings.

         7. Without limitation upon any of the provisions of the Lease, Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Buildings, without the prior written consent of Landlord, and as Landlord may direct. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Tenant shall not lay linoleum or similar floor coverings so that the same shall come into direct contact with the floor of the Premises and, if linoleum or similar floor covering is to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other materials soluble in water.
The use of cement or other similar adhesive material is expressly prohibited. Floor distribution boxes for electric and telephone wires must remain accessible at all times.

         8. Tenant shall not install or permit the installation of any awnings, shades, mylar films or sunfilters on windows. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Buildings by closing drapes and other window coverings when the sun's rays fall upon windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Buildings.

         9. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Buildings, and appurtenances thereto, for any other purpose than the purpose for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise. If Tenant or Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense, and Landlord shall not be responsible therefor.

         10. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas and all doors upon the perimeter of the Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress.

         11. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors. In the event that any of Landlord's employees perform any such services, such employees shall be deemed to be the agents of Tenant regardless of whether or how payment is arranged for such services.

         12. Tenant shall, upon the termination of its tenancy, provide Landlord with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Buildings, the Premises and all interior doors, cabinets and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change. The word "key" as used herein shall refer to keys, keycards and all such means of obtaining access through restricted access systems.

         13. For purposes hereof, the terms "Landlord", "Tenant", "Buildings" and "Premises" are defined as those terms are defined in the Lease to which these Rules and Regulations are attached. The term "Buildings" shall include the Premises, and any obligations of Tenant hereunder with regard to the Buildings shall apply with equal force to the Premises and to other parts of the Buildings.

         14. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of premises in the Buildings. The terms of the Lease shall supersede any provisions of these Rules and Regulations which may be inconsistent with the terms of the Lease.

                                  EXHIBIT "G"

                          HVAC System Design Criteria


SUMMER                                                WINTER

    Outside Temperature                                    Outside Temperature

            Dry Bulb               95 degrees F                    Dry Bulb               O degrees F
            Wet Bulb               78 degrees F

    Inside Temperature                                     Inside Temperature

            Dry Bulb               75 degrees F                    Dry Bulb               70 degrees F
            % Relative Humidity    50%                             % Relative Humidity    20%

                                   EXHIBIT H

                       Legal Description of the Property

PARCEL A: BEGINNING at a point on the Southwesterly R/W line of Legato Road (Route #656) said point being N 14 deg. 30' 12" W 72.49 feet from a point marking the Northeasterly corner of the Fairfax Assembly of Good Church; thence departing from the Road and running through the property of Faircenter Limited Partnership the following courses: with a curve to the right whose radius is
26.00 feet (and whose chord is S 65 deg. 28' 14" W, 11.22 feet) an arc distance of 11.31 feet; S 77 deg, 55' 48" W 200.47 feet; with a curve to the right whose radius is 659.96 feet (and whose chord is S 86 deg. 10' 48" W, 189.40 feet) an arc distance of 190.05 feet and N 08 deg. 21' 54" E 564.80 feet to a point on the aforementioned Southwesterly R/W line of Legato Road; thence with the Southwesterly line of Legato Road S 59 deg. 03' 43" E 129 feet and with a curve to the right whose radius is 344.62 feet (and whose chord is S 56 deg. 04' 19" E 35.95 feet) an arc distance of 35.97 feet to a point; thence departing from the Road and running through the property of Faircenter Limited Partnership with a curve to the left whose radius is 55.00 feet (and whose chord is S 48 deg. 51' 01" E 50.86 feet) an arc distance of 52.87 feet to a point on the Southwesterly R/W line of Legato Road; thence with the Southwesterly R/W line of Legato Road the following courses: with a curve to the right whose radius is
344.62 feet (and whose chord is S 40 deg. 30' 20" E 49.45 feet) an arc distance of 49.49 feet; S 24 deg. 09' 12" E 84.71 feet; S 16 deg. 09' 12" E 147.80 feet;
S 11 deg. 30' 12" E 100.00 feet and S 14 deg. 30' 12" E 25.71 feet to the point of beginning, containing 144,883 square feet of land, more or less.

                                   EXHIBIT H

BEGINNING at a point marking the intersection of the Southeasterly R/W line of West Ox Road (Route #608) and the Southwesterly R/W line of Legato Road (Route #656) ; thence with the Southwesterly R/W line of Legato Road S 59# 03' 43" E,
39.90 feet to a point; thence departing from the Road and running through the property of Faircenter Limited Partnership S 08# 21' 54" W, 564.80 feet to a point on the Northerly line of relocated Legato Road; thence with the said line of relocated Legato Road the following courses: with a curve to the right whose radius is 659.96 feet (and whose chord is N 78# 05' 37" W, 171.74 feet) and arc distance of 172.22 feet; with a curve to the right whose radius is 420.00 feet (and whose chord is N 62# 58' 47" W, 111.65 feet) an arc distance of 111.98 feet; with a curve to the right whose radius is 4500.00 feet (and whose chord is N 55# 04' 04" W, 43.00 feet) an arc distance of 43.00 feet; N 47# 02' 47" W,
92.84 feet and with a curve to the right whose radius is 41.00 feet (and whose chord is N 03# 10' 33" E, 63.02 feet) an arc distance of 71.88 feet to a point on the aforementioned R/W line of West Ox Road; thence with the said R/W line of West Ox Road N 53# 23' 54" E, 361.12 feet and with a curve to the left whose radius is 582.96 feet (and whose chord is N 44# 35' 50" E, 178.39 feet) an arc distance of 179.09 feet to the point of beginning, containing 140,326 square feet of land.

                 TOGETHER WITH all rights appurtenant to the property described above arising under a Declaration of Easements, Covenants and Related Agreements, made by Faircenter Limited Partnership, a Delaware limited partnership, dated as of February 2, 1989, and recorded February 15, 1989 in the Clerk's Office of the Circuit Court of Fairfax County, Virginia in Deed Book 7265, at page 1813.

                                  EXHIBIT "I"

                             INDEX OF DEFINED TERMS

        TERM                                     ARTICLES IN WHICH DEFINED
-------------------------                        -------------------------

Acceptance Notice                                    61

Accepted First Offer Space                           61.3

ADA                                                  4.1

Additional Rent                                      7.1.4

Affiliate                                            50.1

Annual Base Rent                                     54.1

Annual Operating Costs                               7.4.1

Availability Date                                    61.4

Base Building Modifications                          Exhibit "B"

Base Rent                                            1.2,6

Base Year Assessment                                 7.1.1(e)

Base Year Real Estate Taxes                          1.3.2

Base Year Operating Expenses                         1.3.1,54.2

Buildings                                            1.1(c), 50.2

Centerpointe I Building                              1.1(a)

Centerpointe II Building                             1.1(b)

Centerpointe I Net Annual Operating Costs            7.4(a)

Centerpointe II Net Annual Operating Costs           7.4(b)

Centerpointe I Net Real Estate Taxes                 7.1.1(a)

Centerpointe II Net Real Estate Taxes                7.1.1(b)

Centerpointe I Premises                              1.1(a)

        TERM                                     ARTICLES IN WHICH DEFINED
-------------------------                        -------------------------

Centerpointe II Premises                             1.1(b)

Concession Fund                                      1.5, 4.2

Concession Fund Voucher Form                         4.2, Exhibit I'D"

Control Areas                                        52.1

County                                               4.3

Core Elements                                        4.1

Environmental Statutes                               52.1

Escalation Date                                      6.3

Escalation Period                                    6.3

Expansion Notice                                     62.1

Expansion Space                                      62.1

Expansion Space Lease Commencement Date              62.3

Expansion Space Rent Commencement Date               62.4

Extension Exercise Notice                            54.1

First Lease Year                                     3.3

First Offer Space                                    61

Five Year Space                                      62.5

Hard Costs                                           4.2

Hazardous Substances                                 52.4

Holdover Payment                                     4.3

Holidays                                             50.3

HVAC Off-Hours                                       9.1.1

HVAC Off-Hours Rate                                  50.4

Initial Space                                        1.4


        TERM                                     ARTICLES IN WHICH DEFINED
-------------------------                        -------------------------

Landlord                                             Introductory Paragraph
                                                     (page 1); 50.5

Landlord's Address                                   1.9(b)

Landlord's Control Area                              52.1

Last Lease Year                                      3.3

Late Charge                                          8

Lease Commencement Date                              3.1

Lease Interest Rate                                  50.6

Lease Taxes                                          7.1.2,50.7

Lease Year                                           3.3

Market Rental Value                                  54.3,54.3.2

Monthly Installment of Base Rent                     6.1.1

Mortgage                                             35.1

Negotiation Period                                   54.3

Net Annual Operating Costs                           7.4(c)

Net Real Estate Taxes                                7.1.1(c)

Occupancy Schedule                                   1.4

Offer Notice                                         61

Operating Expenses                                   54.2

Option Exercise Date                                 54.1

Ordinary Business Hours                              50.8

Overlessor                                           36

Permitted Use                                        1.8

Premises                                             1.1(c)

        TERM                                     ARTICLES IN WHICH DEFINED
-------------------------                        -------------------------

Prime Rate                                           50.9

Property                                             50.10

Proposed Recapture Space                             14.5

Proposed Transfer Date                               14.5

Real Estate Taxes                                    7.1.1,50.11

Recapture Notice                                     14.5

Renewal Period                                       54.1

Rent                                                 50.12

Rent Commencement Date                               3.2.1

Rentable Area of the Buildings                       50.13

Rentable Area of the Premises                        1.1(c), 50.14

Responsible Party                                    52.1

Right of First Offer                                 61

Scheduled Commencement Date                          61

Scheduled Rent Commencement Date                     1.4

Security Deposit                                     1.6

Senior Holder                                        58

Subsequent Escalation Date                           6.3

Subsequent Lease Commencement Date                   3.2,61.4

Subsequent  Rent Commencement Date                   3.2.2

Subsequent  Space                                    1.4

Substitute  Space                                    22.1

Substitute  Space Differential                       22.1

Substitute  Space Tenant                             22.1

        TERM                                     ARTICLES IN WHICH DEFINED
-------------------------                        -------------------------

Taking Date                                          24.1

Tax Appeal                                           7.1.1(d)

Tenant                                               Introductory Paragraph
                                                     (page 1); 50.15

Tenant Design and Construction Process               Exhibit 'IC"

Tenant Electricity                                   7.1.3

Tenant Electricity Costs                             7.1.3

Tenant Work                                          4.2

Tenant's Address                                     1.9(a)

Tenant's Centerpointe I Proportionate Share          7.1.1(a), 50.16.1

Tenant's Centerpointe II Proportionate Share         7.1.1(b), 50.16.2

Tenant's Control Area                                52.1

Tenant's Proportionate Share                         50.16

Term                                                 3.1

Termination Date                                     3.1

Three Year Average Assessment                        7.1.1(e)

Wilson Boulevard Lease                               4.3

                                   EXHIBIT J

                              MEMORANDUM OF LEASE

         THIS MEMORANDUM OF LEASE is made as of this ________ day of August, 1992, by and between JOSHUA REALTY CORPORATION, a Delaware corporation ("Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation ('Tenant"), with respect to the following recitals:

         A. Landlord is the owner of the land and improvements located in Fairfax County, Virginia at 4050 and 4000 Legato Road, as more fully described in Exhibit A attached hereto.

         B. Pursuant to a lease of even date herewith (the "Lease'), Landlord has leased to Tenant all of the rentable area of the building situated at 4050 Legato Road and approximately 38,384 square feet of rentable area in the building situated at 4000 Legato Road. The Lease grants Tenant certain expansion rights in the building situated at 4000 Legato Road.

         C. Landlord and Tenant desire to provide record notice of the Lease.

         NOW THEREFORE, in consideration of the premises and other good and adequate consideration, receipt of which is acknowledged, Landlord and Tenant agree and acknowledge as follows:

         1.      Landlord and Tenant have entered into the Lease.

         2. The initial term of the Lease is for fifteen (15) years commencing on the date hereof. The Lease grants Tenant the option to extend the term of the Lease for two (2) five-year renewal periods.

         3. This Memorandum of Lease describes certain provisions contained in the Lease. Reference is hereby made to the Lease for the complete statement of all terms and conditions contained therein.

         4. In no event shall this Memorandum of Lease be used to interpret or construe the terms of the Lease, the sole purpose of this Memorandum of Lease being to provide recordable notice of the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed and delivered as of the date and year first above written.


ATTEST:                                     Landlord:

                                            JOSHUA REALTY CORPORATION,
                                            a Delaware corporation

                                            By:
-------------------------------                --------------------------------
      (Corporate Seal)                         Steven D. Burton, Vice President


                                            Tenant:

                                            AMERICAN MANAGEMENT SYSTEMS, INC.,
                                            a Delaware corporation

                                            By:
-------------------------------                --------------------------------
      (Corporate Seal)
                                            Title:
                                                  -----------------------------

Title:

                     FIRST AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

         This First Amendment to Agreement of Lease is made this 24th day of May, 1993, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              B A C K G R O U N D:

         A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992 (the "Lease"). Capitalized terms used in this First Amendment and not defined shall have the meanings ascribed to them under the Lease.

         B. Tenant has exercised Tenant's option to lease the Expansion Space pursuant to Paragraph 62 of the Lease.

         C. Landlord and Tenant desire that Tenant lease from Landlord approximately 2,893 square feet on the eighth floor of the Centerpointe II Building and Landlord and Tenant agree to amend the Lease by adding Paragraph 66 to the Lease as hereinafter provided:

         66.     Eighth Floor Space.

                          66.1 Landlord hereby leases, to Tenant, and Tenant hereby hires and takes from Landlord, approximately 2,893 square feet on the eighth floor of the Centerpointe II Building which shall herein be defined as the "Eighth Floor Space". Landlord shall make available the Eighth Floor Space to Tenant for Tenant Work upon the full execution of this First Amendment. All of the terms and condition of the Lease applicable to the Premises shall apply to such Eighth Floor Space, except as set forth below in this Article. The Eighth Floor Space shall be delivered to Tenant in its then "as-is" condition and state of repair.

                          66.2 For purposes of the Eighth Floor Space, the Concession Fund shall equal Eighteen Dollars ($18.00) per rentable square foot. All other provisions in the Lease governing the Concession Fund shall apply to the Eighth Floor Space.

                          66.3 The Term of the Lease shall commence as to the Eighth Floor Space on May 1, 1993 ("Eighth Floor Space Lease Commencement Date").

                          66.4 Tenant's obligation to pay Rent for the Eighth Floor Space shall commence on March 1, 1994 ("Eighth Floor Space Rent Commencement Date"). During the period between the Eighth Floor Space Lease Commencement Date and the Eighth Floor Space Rent Commencement Date, Tenant shall pay to Landlord an amount equal to Five Dollars ($5.00) per rentable square foot per annum, in equal monthly installments, in advance, as Additional Rent hereunder.

                 All other obligations of Tenant pertaining to the Eighth Floor Space under the Lease shall commence on the Eighth Floor Space Lease Commencement Date.

                          66.5    After the Eighth Floor Space Rent
                 Commencement Date, Tenant's Centerpointe II Proportionate Share shall be increased by an amount equal to the percentage derived by dividing the rentable square footage of the Eighth Floor Space by 203,630.

                          66.6 Except as modified by this First Amendment, the Lease shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this First Amendment to Lease on the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By:      /s/ Steven D. Burton
                                           --------------------------------
                                           Steven D. Burton, Vice President


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware corporation

                                  By:      /s/ Frank A. Nicolai
                                           --------------------------------

                                  Title:
                                           --------------------------------

-----------------------

-----------------------

         I, the undersigned Notary Public in and for the above-named jurisdiction, hereby certify that Steven D. Burton, who executed the foregoing memorandum of Lease dated August __, 1992 in his capacity as Vice President of Joshua Realty Corporation, personally appeared before me in my aforesaid jurisdiction and acknowledged the same as his free act and deed and the act and deed of said corporation.


                                  ----------------------------------
                                  Notary Public               [SEAL]

                                  My commission expires:

                                  ----------------------------------


-----------------------

-----------------------

         I, the undersigned Notary Public in and for the above-named jurisdiction, hereby certify that _________________, who executed the foregoing Memorandum of Lease dated August __, 1992 in his capacity as [Vice] President of American Management Systems, Inc., personally appeared before me in my aforesaid jurisdiction and acknowledged the same as his free act and deed and the act and deed of said corporation.


                                  ----------------------------------
                                  Notary Public               [SEAL]

                                  My commission expires:

                                  ----------------------------------

                     SECOND AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

                 This Second Amendment to Agreement of Lease is made this 18th day of March, 1994, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              B A C K G R 0 U N D:

                 A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993 (together the "Lease"). Capitalized terms used in this Second Amendment and not defined shall have the meanings ascribed to them under the Lease.

                 B.       Landlord and Tenant desire to amend and restate
Article 6.3 of the Lease to modify the basis upon which the escalation of Base Rent may occur during the Term of the Lease.

                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant amend the Lease by amending and restating Article 6.3 as hereinafter provided:

                          "6.3    Escalation of Base Rent.

                                  6.3.1 Commencing on May 1, 1994 ("Escalation Date"), and on the first day of May during the Term thereafter (each a "Subsequent Escalation Date") (each such period from and after the Escalation Date to the date which is one day prior to the next Subsequent Escalation Date being herein defined as an "Escalation Period"), subject to Article 6.3.2 below, Base Rent per rentable square foot shall be increased for each Escalation Period by an amount equal to Three and Eight Hundred Twenty-five one thousandths percent (3.825%) (the "Escalation Percentage") multiplied by the difference between (i) Base Rent per rentable square foot, at the rate effective on the day before the applicable Subsequent Escalation Date and (ii) the sum of the Base Year Operating Expenses and Base Year Real Estate Taxes per rentable square foot. By way of illustration of the foregoing formula, if the sum of the Base Year Operating Expenses and Base Year Real Estate Taxes per rentable square foot is Four Dollars and Forty-five cents ($4.45), then on the Escalation Date Base Rent per rentable square foot will increase to $14.05 per rentable square foot from and after the Escalation Date until the next Subsequent Escalation Date.

                                  6.3.2   The selection of an Escalation
                          Percentage of Three and Eight Hundred Twenty-five one thousandths percent (3.825%) assumes that the sum of the Base Year Operating Expenses and the Base Year Real Estate Taxes will equal Four Dollars and Forty-five cents ($4.45). The Escalation Percentage will be adjusted if the actual sum of Base Year Operating Expenses and Base Year Real Estate Taxes is not four Dollars and Forty-five Cents ($4.45) to that percentage which will produce a series of Base Rent cash flows, the net present value of which shall equal the net present value of Base Rent over the primary term of the Lease, as defined in the Lease prior to this Second Amendment, using a discount rate in both net present value calculations equal to eight percent (8%). The Escalation Percentage will also be readjusted if, pursuant to Article 7.1.1(e) of the Lease, the Base Year Real Estate Taxes are subsequently adjusted. Schedule A attached to this Second Amendment illustrates the manner in which the Escalation Percentage may be adjusted in the event that the actual sum of Base Year operating Expenses and Base Year Real Estate Taxes is not Four Dollars and Forty-five Cents ($4.45)."

                 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Second Amendment to Lease on the date first set forth herein. Except as amended hereby, the Lease remains in full force and effect.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By:  /s/ Steven D. Burton
                                       ----------------------
                                       Steven D. Burton, Vice
                                       President

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware corporation

                                  By: /s/ Frank A. Nicolai
                                      ------------------------------

                                  Title:  Executive Vice President
                                          --------------------------

Schedule A

INITIAL ESCALATION                                                                  260,000 square feet
         Base Year Taxes & Expenses         $4.45
         Per Square Foot                    $9.25
         Rate of escalation                3.825%

         Interest Rate                        8.0                               YEARS
                        NPV            1            2            3            4            5            6
                ----------------------------------------------------------------------------------------------------------
Current Lease    25,715,912    2,405,000    2,459,113    2,514,443    2,571,017    2,618,885    2,948,015
Proposed Terms   25,715,912    2,405,000    2,496,982    2,592,483    2,691,635    2,794,580    2,901,463
--------------------------------------------------------------------------------------------------------------------------

INITIAL ESCALATION
         Base Year Taxes & Expenses         $4.45
         Per Square Foot                    $9.25
         Rate of escalation                3.825%

         Interest Rate                        8.0                               YEARS
                         7            8            9           10           11           12
                ----------------------------------------------------------------------------------------------------------
Current Lease    3,014,345    3,082,168    3,151,517    3,222,426     3,814,30    3,900,766
Proposed Terms   3,012,433    3,127,647    3,247,268    3,371,464    3,500,410    3,634,287
---------------------------------------------------------------------------------------------------------------------------

INITIAL ESCALATION
         Base Year Taxes & Expenses         $4.45
         Per Square Foot                    $9.25
         Rate of escalation                3.825%

         Interest Rate                        8.0                  YEARS
                        13          14           15
                ----------------------------------------------------------------------------------------------------------
Current Lease    3,988,534   4,078,276    4,170,037
Proposed Terms   3,773,285   3,917,600    4,067,433
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #1
         Base Year Taxes & Expenses         $4.60
         Per Square Foot                    $9.10
         Rate of escalation                3.849%

         Interest Rate                        8.0                               YEARS
                        NPV            1            2            3            4            5            6
                ----------------------------------------------------------------------------------------------------------
Current Lease    25,336,182    2,366,000    2,419,235    2,473,668    2,529,325    2,586,235    2,904,425
Proposed Terms   25,336,182    2,366,000     2,457,08    2,551,641    2,649,854    2,751,847    2,857,766
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #1
         Base Year Taxes & Expenses         $4.60
         Per Square Foot                    $9.10
         Rate of escalation                3.849%

         Interest Rate                        8.0                               YEARS
                         7            8            9           10           11           12
                ----------------------------------------------------------------------------------------------------------
Current Lease    2,969,775    3,036,595    3,104,918    3,174,779    3,766,212    3,850,951
Proposed Terms   2,967,762    3,081,991    3,200,618    3,323,810    3,451,744    3,584,602
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #1
         Base Year Taxes & Expenses         $4.60
         Per Square Foot                    $9.10
         Rate of escalation                3.849%

         Interest Rate                        8.0                YEARS
                        13          14           15
                ----------------------------------------------------------------------------------------------------------
Current Lease    3,937,598   4,026,194    4,116,783
Proposed Terms   3,722,574   3,885,856    4,014,653
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #2
         Base Year Taxes & Expenses         $4.75
         Per Square Foot                    $8.95
         Rate of escalation                3.880%

         Interest Rate                        8.0                               YEARS
                        NPV            1            2            3            4            5            6
                ----------------------------------------------------------------------------------------------------------
Current Lease    24,956,453    2,327,000    2,379,358    2,432,893    2,487,633    2,543,605    2,860,836
Proposed Terms   24,965,453    2,327,000    2,417,291    2,511,085    2,608,519    2,709,733    2,814,874
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #2
         Base Year Taxes & Expenses         $4.75
         Per Square Foot                    $8.95
         Rate of escalation                3.880%

         Interest Rate                        8.0                               YEARS
                         7            8            9           10           11           12
                ----------------------------------------------------------------------------------------------------------
Current Lease    2,925,205    2,991,022    3,058,320    3,127,132    3,717,493    3,801,136
Proposed Terms   2,924,095    3,037,554    3,155,415    3,277,849    3,405,035    3,537,155
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #2
         Base Year Taxes & Expenses         $4.75
         Per Square Foot                    $8.95
         Rate of escalation                3.880%

         Interest Rate                        8.0                YEARS
                        13          14           15
                ----------------------------------------------------------------------------------------------------------
Current Lease    3,886,662   3,974,112    4,063,529
Proposed Terms   3,674,401   3,816,973    3,965,077
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #3
         Base Year Taxes & Expenses         $4.30
         Per Square Foot                    $9.40
         Rate of escalation                3.801%

         Interest Rate                        8.0                               YEARS
                        NPV            1            2            3            4            5            6
                ----------------------------------------------------------------------------------------------------------
Current Lease    26,095,641    2,444,000    2,498,990    2,555,217    2,612,710    2,671,496    2,991,604
Proposed Terms   26,095,641    2,444,000    2,536,896    2,633,323    2,733,414    2,837,311    2,945,156
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #3
         Base Year Taxes & Expenses         $4.30
         Per Square Foot                    $9.40
         Rate of escalation                3.801%

         Interest Rate                        8.0                               YEARS
                         7            8            9           10           11           12
                ----------------------------------------------------------------------------------------------------------
Current Lease    3,058,915    3,127,741    3,198,115    3,270,073    3,863,649    3,950,581
Proposed Terms   3,057,101    3,173,300    3,293,917    3,419,117    3,549,077    3,683,977
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Example #3
         Base Year Taxes & Expenses         $4.30
         Per Square Foot                    $9.40
         Rate of escalation                3.801%

         Interest Rate                        8.0                 YEARS
                        NPV           13          14           15
                ----------------------------------------------------------------------------------------------------------
Current Lease    26,095,641    4,039,470   4,130,358    4,223,291
Proposed Terms   26,095,641    3,824,004   3,969,353    4,120,227
--------------------------------------------------------------------------------------------------------------------------

                     THIRD AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

         This Third Amendment to Agreement of Lease is made this 5th day of June, 1995, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   BACKGROUND

         A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993 and by a Second Amendment to Agreement of Lease dated March 18, 1994 (as amended, the "Lease"). Capitalized terms used in this Third Amendment and not deemed shall have the meanings ascribed to them under the Lease.

         B. Landlord and Tenant desire that Tenant lease from Landlord approximately 4,393 rentable square feet on the fifth floor of the Centerpointe II Building and Landlord and Tenant agree to amend the Lease by adding Paragraph 67 to the Lease as hereinafter provided:

                 67.      Fifth Floor Space.

                          67.1 Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, approximately 4,393 rentable square feet on the fifth floor of the Centerpointe II Building more fully described on the floor plan annexed to this Third Amendment as Exhibit A, which shall herein be deemed as the "Fifth Floor Space." Landlord shall make available the Fifth Floor Space to Tenant for Tenant Work on June 1, 1995. All of the terms and conditions of the Lessee applicable to the Premises shall apply to such Fifth Floor Space, except as set forth below in this Article.

                          67.2.1 The Fifth Floor Space will be delivered to Tenant in its "as is", "as built" condition and state of repair. Any mixtures not removed by the prior tenant shall be left in place and not removed by Landlord. Tenant shall perform the Fifth Floor Tenant's Work (which term shall mean the provision of materials, components, labor and services encompassed within the work described on Exhibit B to this Third Amendment) (i) at Tenant's sole cost, except as provided in Paragraph

                 67,2.2, and (ii) in accordance with the Tenant Design and Construction Process set forth on Exhibit "C" to the Lease and otherwise in accordance with all relevant provisions of the Lease. To the extent required by law, Landlord will comply with the requirements of the ADA applicable to the Core Elements of Centerpointe H which may arise because of the performance of the Fifth Floor Tenant's Work and Tenant shall comply with all other ADA requirements respecting the Fifth Floor Space, including those requirements arising from the Fifth Floor Tenant's Work.

                          67.2.2 For purposes of the Fifth Floor Space, the Concession Fund shall equal Seven Dollars ($7.00) per rentable square foot. All other provisions in the Lease governing the Concession Fund shall apply to the Fifth Floor Space.

                          67.3 The Term of the Lease shall commence as to the Fifth Floor Space on June 1, 1995 ("Fifth Floor Space Lease Commencement Date"). The Term of the Lease as to the Fifth Floor Space shall expire on the date which is four (4) years and seven (7) months after the Fifth Floor Space Rent Commencement Date.

                          67.4 Base Rent payable for the Fifth Floor Space shall be fifteen dollars and sixty cents ($15.60) per rentable square foot, net of Electricity Costs, and subject to adjustment as described in article 6.4. Base Rent for the Fifth Floor Space shall be payable as provided in Section 6.1.1. Tenant's obligation to pay Rent for the Fifth Floor Space shall commence_on the earlier of (i) July 15, 1994 or (ii) substantial completion of the Fifth Floor Tenant's Work ("Fifth Floor Space Rent Commencement Date"). All other obligations of Tenant pertaining to the Fifth Floor Space under the Lease shall commence on the Fifth Floor Space Rent Commencement Date. If the Fifth Floor Space Rent Commencement Date is other than the First day of a month, Base Rent for the Fifth Floor Space due from the Fifth Floor Space Rent Commencement Date until the first day of the following month shall be prorated and payable on the Fifth Floor Space Rent Commencement Date.

                          67.5 After the Fifth Floor Space Rent Commencement Date, Tenant's Centerpointe II Proportionate Share shall be increase by an amount equal to the percentage derived by dividing the rentable square footage of the Fifth Floor Space by 204,481. Therefore, after the Fifth Floor Space Rent , Tenant's Centerpointe H Proportionate Share shall equal 31.40%.

                          67.6 Except as modified by this Third Amendment, the Lease shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Third Amendment to Lease on the date on the date first set forth herein.


                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware Corporation

                                  By:  /s/    Gerald Karr
                                       -----------------------
                                       Name:  Gerald Karr
                                       Title: Vice President


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware Corporation

                                  By:  /s/    Frank A. Nicolai
                                       -----------------------
                                       Name:  Frank A. Nicolai
                                       Title: EVP

[THE FOLLOWING PAGES INCLUDED AS EXHIBITS A AND B FLOOR PLANS OF THE PREMISES.]

                     FOURTH AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

                 This Fourth Amendment to Agreement of Lease is made this 18th day of July, 1995, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   BACKGROUND

                 A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993, by a Second Amendment to Agreement of Lease dated March 18, 1994 and by a Third Amendment to Agreement of Lease Dated June 5, 1995 (as amended, the "Lease"). Capitalized terms used in this Fourth Amendment and not defined shall have the meanings ascribed to them under the Lease.

                 B. Landlord and Tenant desire that Tenant lease from Landlord approximately 1,697 rentable square feet on the ninth floor of the Centerpointe II Building known as suite 940 and Landlord and Tenant agree to amend the Lease by adding Paragraph 68 to the Lease as hereinafter provided:

                 68.      Ninth Floor Space.

                          68.1 Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, approximately 1,697 rentable square feet on the ninth floor of the Centerpointe II Building more fully described on the floor plan annexed to this Fourth Amendment as Exhibit A, which shall herein be deemed as the "Suite 940." Landlord shall make available Suite 940 to Tenant for Tenant Work on July 1, 1995. All of the terms and conditions of the Lease applicable to the Premises shall apply to Suite 940, except as set forth below in this Article.

                          68.2.1 Suite 940 will be delivered to Tenant in its "as is "as built" condition and state of repair. Any mixtures not removed by the prior tenant shall be left in place and not removed by Landlord. Tenant shall perform Suite 940 Tenant's Work (which term shall mean the provision of materials, components, labor and services encompassed within the work described on Exhibit B to this Fourth Amendment) (i) at Tenant's sole cost, except as provided in Paragraph 68.2.2, and (H) in accordance with the Tenant Design and Construction Process set forth on Exhibit "C" to the Lease and otherwise in accordance with all relevant provisions of the Lease. To the extent required by law, Landlord will comply with the requirements of the ADA applicable to the Core Elements of Centerpointe 11 which may arise because of the performance of Suite 940 Tenant's Work and Tenant shall comply with all other ADA requirements respecting Suite 940, including those requirements arising from Suite 940 Tenant's Work.

                          68.2.2 For purposes of Suite 940, the Concession Fund shall equal Seven Dollars ($7.00) per rentable square foot. All other provisions in the Lease governing the Concession Fund shall apply to Suite 940.

                          68.3 The Term of the Lease shall commence as to Suite 940 on July 1, 1995 ("Suite 940 Lease Commencement Date"). The Term of Lease as to Suite 940 shall expire on the date which is four (4) years after the Suite 940 Rent Commencement Date.

                          68.4 Base Rent payable for Suite 940 shall be fifteen dollars and sixty cents ($15.60) per rentable square foot, net of Electricity Costs, and subject to adjustment as described in article 6.4. Base Rent for Suite 940 shall be payable as provided in Section 6.1.1. Tenant's obligation to pay Rent for Suite 940 shall commence on the earlier of (i) August 1, 1995 or 00 substantial completion of Suite 940 Tenant's Work ("Suite 940 Rent Commencement Date"). All other obligations of Tenant pertaining to Suite 940 under the Lease shall commence on the date of this Fourth Amendment. If the Suite 940 Rent Commencement Date is other than the first day of a month, Base Rent for Suite 940 due from the Suite 940 Rent Commencement Date until the first day of the following month shall be prorated and payable on the Suite 940 Rent Commencement Date.

                          68.5 After the Suite 940 Rent Commencement Date, Tenant's Centerpointe H Proportionate Share shall be increase by an amount equal to the percentage derived by dividing the rentable square footage of Suite 940 by 204,481. Therefore, after the Suite

                          940 Rent Commencement, Tenant's Centerpointe H Proportionate Share shall equal 32.23%.

                          68.6 Except as modified by this Fourth Amendment, the Lease shall otherwise remain in full force and effect.


                 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Fourth Amendment to Lease on the date on the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA Realty CORPORATION,
                                  a Delaware corporation

                                  By: /s/    Dan Coughlan
                                      ------------------------
                                      Name:  Dan Coughlan
                                      Title: V.P.


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware Corporation

                                  By: /s/    Frank A. Nicolai
                                      ------------------------
                                      Name:  Frank A. Nicolai
                                      Title: EVP, Secretary &
                                      Treasurer

                     FIFTH AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

                 This Fifth Amendment to Agreement of Lease is made this 27th day of December, 1995, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                   BACKGROUND

                 A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993, by a Second Amendment to Agreement of Lease dated March 18, 1994, by a Third Amendment to Agreement of Lease Dated June 5, 1995 and by a Fourth Amendment to Agreement of Lease Dated June 18, 1995 (as amended, the "Lease"). Capitalized terms used in this Fifth Amendment and not defined shall have the meanings ascribed to them under the Lease.

                 B. Landlord and Tenant desire that Tenant lease from Landlord approximately 3,687 rentable square feet on the ninth floor of the Centerpointe II Building known as suite 960 and Landlord and Tenant agree to amend the Lease by adding Paragraph 69 to the Lease as hereinafter provided:

                          69.     Ninth Floor Space.

                                  69.1     Landlord hereby leases to Tenant,
                          and Tenant hereby hires and takes from Landlord, approximately 3,687 rentable square feet on the ninth floor of the Centerpointe II Building more fully described on the floor plan annexed to this Fifth Amendment as Exhibit A, which shall herein be deemed as the "Suite 960." Landlord shall make available Suite 960 to Tenant for Tenant Work on January 1, 1996. All of the terms and conditions of the Lease applicable to the Premises shall apply to Suite 960, except as set forth below in this Article.

                           69.2.1 Suite 960 will be delivered to Tenant in its "as is", "as built" condition and state of repair. Any fixtures not removed by the prior tenant shall be left in place and not removed by Landlord. Tenant shall perform Suite 960's

                          Tenant's Work (which term shall mean the provision of materials, components, labor and services encompassed within the work described on Exhibit B to this Fifth Amendment) (i) at Tenant's sole cost, except as provided in Paragraph 69.2.2, and (ii) in accordance with the Tenant Design and Construction Process set forth on Exhibit "C" to the Lease and otherwise in accordance with all relevant provisions of the Lease. To the extent required by law, Landlord will comply with the requirements of the ADA applicable to the Core Elements of Centerpointe II which may arise because of the performance of Suite 960 Tenant's Work and Tenant shall comply with all other ADA requirements respecting Suite 960, including those requirements arising from Suite 960 Tenant's Work.

                                  69.2.2   For purposes of Suite 960, the
                          Concession Fund shall equal Zero Dollars ($0.00) per rentable square foot.

                                  69.3 The Term of the Lease shall commence as to Suite 960 on January 1, 1996 ("Suite 960 Lease Commencement Date"). The Term of Lease as to Suite 960 shall expire on the date which is two (2) years after the Suite 960 Rent Commencement Date.

                                  69.4     Base Rent payable for Suite 960
                          shall be twenty-two dollars and thirty, cents ($22.30) per rentable square foot, net of Electricity Costs, and subject to adjustment as described in article 6.4. Base Rent for Suite 960 shall be payable as provided in Section 6.1.1. Tenant's obligation to pay Rent for Suite 960 shall commence on the earlier of (i) February 15, 1995 or (ii) substantial completion of Suite 960 Tenant's Work ("Suite 960 Rent Commencement Date"). All other obligations of Tenant pertaining to Suite 960 under the Lease shall commence on the date of this Fourth Amendment. If the Suite 960 Rent Commencement Date is other than the first day of a month, Base Rent for Suite 960 due from the Suite 960 Rent Commencement Date until the first day of the following month shall be prorated and payable on the Suite 960 Rent Commencement Date.

                                  69.5     After Suite 960 Rent Commencement
                          Date, Tenant's Centerpointe II Proportionate Share shall be increase by an amount equal to the percentage derived by dividing the rentable square footage of

                          Suite 960 by 204,481. Therefore, after the Suite 960 Rent Commencement, Tenant's Centerpointe II Proportionate Share shall equal 32.25%.

                                  69.6 If the Term of the Lease as to Suite 960 has not commenced by April 1, 1996, either party, by written notice to the other given at any time thereafter, but in all events prior to the Suite 960 Commencement Date, may terminate this Fifth Amendment, in which event neither party shall have any further rights or obligations under this Fifth Amendment.

                                  69.7     Except as modified by this Fifth
                          Amendment, the Lease shall otherwise remain in full force and effect.

                                  69.8     Notwithstanding anything contained
                          in this Fifth Amendment, if Landlord is unable to make Suite 960 available to tenant by January 1, 1996 as a result of a hold over of the existing tenant of Suite 960, then: (i) the Suite 960 Lease Commencement Date shall not be January 1, 1996 but shall be such later date as Landlord shall advise Tenant in writing following the vacation of Suite 960 by the current tenant, (ii) the validity of this Fifth Amendment and the obligations of Tenant under the Fifth Amendment shall not be affected by such failure to deliver possession of Suite 960, except that the Suite 960 Rent Commencement Date shall instead be the earlier of (A) forty-five days after the Suite 960 Lease Commencement Date or (B) substantial completion of the Suite 960 Tenant's Work, and (iii) Tenant shall have no claim against Landlord arising out of Landlord's failure or inability to deliver possession of Suite 960 on the date originally fixed therefor.

                 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Fifth Amendment to Lease on the date on the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By: /s/ Dan Coughlan
                                      ----------------------------------
                                      Name:  Dan Coughlan
                                      Title:


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware Corporation

                                  By: /s/ Frank A. Nicolai
                                      ----------------------------------
                                      Name:   Frank A. Nicolai
                                      Title:  EVP, Secretary & Treasurer

                     SIXTH AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

                 This Sixth Amendment to Agreement of Lease is made this _____ day of ________, 1996, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              B A C K G R 0 U N D:

                 A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993, by a Second Amendment to Agreement of Lease dated March 18, 1994, by a Third Amendment to Agreement of Lease dated June 5, 1995, by a Fourth Amendment to Agreement of Lease dated June 18, 1995 and by a Fifth Amendment to Agreement of Lease dated December 27, 1995 (as amended, the "Lease"). Capitalized terms used in this Sixth Amendment and not defined shall have the meanings ascribed to them under the Lease.

                 B. Landlord and Tenant desire that Tenant lease from Landlord approximately 28,359 additional rentable square feet on the tenth and eleventh floors of the Centerpointe II Building and Landlord and Tenant agree to amend the Lease by adding Article 70 to the Lease as hereinafter provided:

                          70.     Tenth/Eleventh Floor Space.

                                  70.1     Landlord hereby leases to Tenant,
                          and Tenant hereby hires and takes from Landlord, approximately 28,359 rentable square feet on the tenth and eleventh floors of the Centerpointe II Building, as more fully described on the floor plan annexed to this Amendment as Exhibit A, which shall herein be defined as the "Tenth/Eleventh Floor Space." All of the terms and conditions of the Lease applicable to the Premises shall apply to such Tenth/Eleventh Floor Space, except as set forth below in this Article.

                                  70.2.1   The Tenth/Eleventh Floor Space will
                          be delivered to Tenant in its "as is", "as built" condition and state of repair. Any fixtures not removed by the prior tenant shall be left in place and not removed by Landlord. Tenant shall perform all work necessary to install any tenant improvements or otherwise necessary to prepare the Tenth/Eleventh Floor Space (i) at Tenant's sole cost, except as provided in Paragraph 70.2.2, and (ii) in accordance with the Tenant Design and Construction Process set forth on Exhibit 'IC" to the Lease and otherwise in accordance with all relevant provisions of the Lease. To the extent required by law, Landlord will comply with the requirements of the ADA applicable to the Core Elements of Centerpointe II which may arise because of the performance of the Tenth/Eleventh Floor Tenant's Work and Tenant shall comply with all other ADA requirements respecting the Tenth/Eleventh Floor Space, including those requirements arising from the Tenth/Eleventh Floor Tenant's Work.

                                  70.2.2   For purposes of the Tenth/Eleventh
                          Floor Space, the Concession Fund shall equal Ten Dollars ($10.00) per rentable square foot. All other provisions in the Lease governing the Concession Fund shall apply to-the Tenth/Eleventh Floor Space.

                                  70.3 The Term of the Lease shall commence as to the Tenth/Eleventh Floor Space on March 15, 1997 ("Tenth/Eleventh Floor Space Lease Commencement Date"); provided, that if Landlord is unable to deliver the Tenth/Eleventh Floor Space to Tenant by March 15, 1997 for any reason whatever, including without limitation by reason of the holding over of any tenant, then the Tenth/Eleventh Floor Space Lease Commencement Date shall be delayed until such time as Landlord delivers such space to Tenant and Landlord will have no liability to Tenant in any event for any such delay. The Term of the Lease as to the Tenth/Eleventh Floor Space shall expire on the Termination Date. Notwithstanding anything contained in this Amendment, if for any reason Landlord has not delivered the Tenth/Eleventh Floor Space to Tenant by July 1, 1997, then upon written notice from Tenant to Landlord given at any time after July 1, 1997 and prior to the date Landlord delivers the Tenth/Eleventh Floor Space to Tenant, as its sole and exclusive remedy, Tenant may terminate this Sixth Amendment, whereupon this Amendment shall be null and void and neither party shall have any further rights or obligations under this Sixth Amendment.

                                  70.4     Base Rent payable for the
                          Tenth/Eleventh Floor Space shall be Twenty-One and 50/100 Dollars ($21.50) per rentable square foot, inclusive of Electricity Costs, and subject to adjustment as described in Article 6.3. Base Rent for the Tenth/Eleventh Floor Space shall be payable as provided in Section 6.1.1. Tenant's obligation to pay Rent for the Tenth/Eleventh Floor Space and all other obligations of Tenant pertaining to the Tenth/Eleventh Floor Space under the Lease shall commence on the Tenth/Eleventh Floor Space Lease Commencement Date. If the Tenth/Eleventh Floor Space Lease Commencement Date is other than the first day of a month, Base Rent for the Tenth/Eleventh Floor Space due from the Tenth/Eleventh Floor Space Lease Commencement Date until the first day of the following month shall be prorated and payable on the Tenth/Eleventh Floor Lease Commencement Date.

                                  70.5 After the Tenth/Eleventh Floor Space Lease Commencement Date, Tenant's Centerpointe II Proportionate Share shall be increased by an amount equal to the percentage derived by dividing the rentable square footage of the Tenth/Eleventh Floor Space by 204,481. Therefore, after the Tenth/Eleventh Floor Space Lease Commencement Date, Tenant's Centerpointe II Proportionate Share shall equal 47.9%.

                                  70.6     Except as modified by this Sixth
                          Amendment, the Lease shall otherwise remain in full force and effect.

                 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Sixth Amendment to Lease on the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By:
                                       -----------------------------
                                       Name:
                                       Title:


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware corporation

                                  By:  /s/    Frank A. Nicolai
                                       -----------------------------
                                       Name:  Frank A. Nicolai
                                       Title: EVP, Sec. & Treasurer

[THE FOLLOWING PAGES INCLUDED AS EXHIBITS A AND B, FLOOR PLANS OF THE
PREMISES.]

                    SEVENTH AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

                 This Seventh Amendment to Agreement of Lease is made as of this 22nd day of July, 1996, between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              B A C K G R O U N D:

                 A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993, by a Second Amendment to Agreement of Lease dated March 18, 1994, by a Third Amendment to Agreement of Lease dated June 5, 1995, by a Fourth Amendment to Agreement of Lease dated June 18, 1995, by a Fifth Amendment to Agreement of Lease dated December 27, 1995 and by a Sixth Amendment to Agreement of Lease (undated) (as amended, the "Lease"). Capitalized terms used in this Seventh Amendment and not defined shall have the meanings ascribed to them under the Lease.

                 B. Landlord and Tenant desire that Tenant lease from Landlord approximately 1,829 additional rentable square feet on the first floor of the Centerpointe II Building and Landlord and Tenant agree to amend the Lease by adding Article 71 to the Lease as hereinafter provided:

                 71.       First Floor Space.

                           71.1 Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, approximately 1,829 rentable square feet on the first floor of the Centerpointe II Building, as more fully described on the floor plan annexed to this Amendment as Exhibit Al which shall herein be defined as the "First Floor Space." All of the terms and conditions of the Lease applicable to the Premises shall apply to such First Floor Space, except as set forth below in this Article.

                           71.2.1 The First Floor Space will be delivered to Tenant in its "as is" , "as built" condition and state of repair. Any fixtures not removed by the prior tenant shall be left in place and not removed by

                 Landlord. Tenant shall perform all work (the "First Floor Tenant's Work") necessary to install any tenant improvements or otherwise necessary to prepare the First Floor Space (i) at Tenant's sole cost and (ii) in accordance with the Tenant Design and Construction Process set forth on Exhibit 'IC" to the Lease and otherwise in accordance with all relevant provisions of the Lease. To the extent required by law, Landlord will comply with the requirements of the ADA applicable to the Core Elements of Centerpointe II which may arise because of the performance of the First Floor Tenant's Work and Tenant shall comply with all other ADA requirements respecting the First Floor Space, including those requirements arising from the First Floor Tenant's Work.

                           71.2.2 For purposes of the First Floor Space, there
                 shall be no Concession Fund.

                           71.3 The Term of the Lease shall commence as to the First Floor Space on July 22, 1996 ("First Floor Space Lease Commencement Date"). The Term of the Lease as to the First Floor Space shall expire on December 31, 2000.

                           71.4 Base Rent payable for the First Floor Space shall be Nineteen Dollars ($19.00) per rentable square foot, inclusive of Electricity Costs, and subject to adjustment as described in Article 6.3. Base Rent for the First Floor Space shall be payable as provided in Section 6.1.1. Tenant's obligation to pay Rent for the First Floor Space shall commence on August 1, 1996.

                           71.5   After the First Floor Space Lease
                 Commencement Date, Tenant's Centerpointe II Proportionate Share shall be increased by an amount equal to the percentage derived by dividing the rentable square footage of the First Floor Space by 204,481. Therefore, after the First Floor Space Lease Commencement Date, Tenant's Centerpointe II Proportionate Share shall equal 48.79%.

                           71.6 Except as modified by this Seventh Amendment, the Lease shall otherwise remain in full force and effect.

                 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Seventh Amendment to Lease as of the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By: /s/    Dan Coughlan
                                      ------------------------------
                                      Name:  Daniel Coughlan
                                      Title:


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware corporation

                                  By: /s/    Frank A. Nicolai
                                      ------------------------------
                                      Name:  Frank A. Nicolai
                                      Title: Executive Vice President

[THE FOLLOWING PAGE INCLUDED AS EXHIBIT A FLOOR PLAN OF THE PREMISES.]

                     EIGHTH AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

         This Eighth Amendment to Agreement of Lease is made as of this 12th day of February, 1997 between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord"), AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant"), and QUALITY SYSTEMS, INC., a Virginia corporation ("QSI").

                              B A C K G R O U N D:

         A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993, by a Second Amendment to Agreement of Lease dated March 18, 1994, by a Third Amendment to Agreement of Lease dated June 5, 1995, by a Fourth Amendment to Agreement of Lease dated June 18, 1995, by a Fifth Amendment to Agreement of Lease dated December 27, 1995, by a Sixth Amendment to Agreement of Lease (undated) and by a Seventh Amendment to Agreement of Lease dated July 22, 1996 (as amended, the "Lease"). Capitalized terms used in this Eighth Amendment and not defined shall have the meanings ascribed to them under the Lease.

         B. Pursuant to the Sixth Amendment to Agreement of Lease dated (undated) (the "Sixth Amendment"), Landlord and Tenant agreed that Tenant lease from Landlord approximately 28,359 additional rentable square feet on the tenth and eleventh floors of Centerpointe II Building, which space is currently occupied by QSI and defined in the Sixth Amendment, Section 70.1 as the "Tenth/Eleventh Floor Space."

         C. Pursuant to the Sixth Amendment, the Term of the Lease for the Tenth/Eleventh Floor Space was to commence March 15, 1997, which date is the day following the expiration of the lease between Landlord and QSI dated December 21, 1989 (the "QSI Lease").

         D. Pursuant to a Termination Agreement of even date herewith between Landlord and QSI, Landlord and QSI have agreed to terminate the QSI Lease early, on February 17, 1997.

         E. Landlord and Tenant desire that Tenant lease from Landlord the Tenth/Eleventh Floor Space on February 18, 1997, which date is approximately one (1) month earlier than the

Tenth/Eleventh Floor Lease Commencement Date set forth in Section 70.3 of the Sixth Amendment.

         NOW, THEREFORE, for good and valuable consideration, including the mutual promises, covenants and agreements herein contained, the parties hereto mutually covenant and agree that the Lease is hereby amended as follows:

         1. Term. The dated "March 15, 1997" set forth in the second and fifth lines of Section 70.3 of the Sixth Amendment is hereby deleted in both instances, and substituted in each instance in lieu thereof is the date "February 18, 1997."

         2. Base Rent. Notwithstanding anything to the contrary set forth in Section 70.4 of the Sixth Amendment, Base Rent during any portion of the Term of the Lease for the Tenth/Eleventh Floor Space prior to March 15, 1997 shall equal Seventeen and 50/100 Dollars ($17.50) per rentable square foot of the Tenth/Eleventh Floor Space per annum, inclusive of Electricity Costs, and not subject to adjustment as described in Section 6.3 of the Lease. Commencing March 15, 1997, Base Rent for the Tenth/Eleventh Floor Space shall be payable in accordance with Section 70.4 of the Sixth Amendment.

         3. Effect. Except as modified by this Eighth Amendment, the Lease shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Eighth Amendment to Lease as of the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By:  /s/    Dan Coughlan
                                       -----------------------------
                                       Name:  Daniel P. Coughlan
                                       Title:


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware corporation

                                  By:  /s/    Frank A. Nicolai
                                       -----------------------------
                                       Name:  Frank A. Nicolai
                                       Title:


                                  QSI:

                                  QUALITY SYSTEMS, INC.,
                                  a Virginia corporation

                                  By:  /s/    Dan O'Neill
                                       -----------------------------
                                       Name:  Dan O'Neill
                                       Title: VP, Finance & Admin.

                     NINTH AMENDMENT TO AGREEMENT OF LEASE
                     BETWEEN JOSHUA REALTY CORPORATION AND
                       AMERICAN MANAGEMENT SYSTEMS, INC.

         This Ninth Amendment to Agreement of Lease is made as of this 4th day of March, 1997 between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (hereinafter referred to as "Landlord") and AMERICAN MANAGEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                              B A C K G R O U N D:

         A. Landlord and Tenant entered into a certain Agreement of Lease dated August 10, 1992, as amended by a First Amendment to Agreement of Lease dated May 24, 1993, by a Second Amendment to Agreement of Lease dated March 18, 1994, by a Third Amendment to Agreement of Lease dated June 5, 1995, by a Fourth Amendment to Agreement of Lease dated June 18, 1995, by a Fifth Amendment to Agreement of Lease dated December 27, 1995, by a Sixth Amendment to Agreement of Lease (undated) and by a Seventh Amendment to Agreement of Lease dated July 22, 1996 and by an Eighth Amendment to Agreement of Lease dated as of February 12, 1997 (as amended, the "Lease"). Capitalized terms used in this Ninth Amendment and not defined shall have the meanings ascribed to them under the Lease.

         B. Landlord and Tenant desire that Tenant lease from Landlord, Suite 900, containing approximately 5,664 additional rentable square feet on the ninth floor of the Counterpointe II Building and Landlord and Tenant agree to amend the Lease by adding Article 72 to the Lease as hereinafter provided:

         72.     Suite 900 Space.

                          72.1 Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, approximately 5,664 rentable square feet on the ninth floor of the Centerpointe II Building, as more fully described on the floor plan annexed to this Amendment as Exhibit A, which shall herein be defined as the "Suite 900 Space." All of the terms and conditions of the Lease applicable to the Premises shall apply to such Suite 900 Space, except as set forth below in this Article.

                          72.2.1 The Ninth Floor Space will be delivered to Tenant in its "as is", "as built" condition and state of repair. Any fixtures not removed by the prior tenant shall be left in place and not removed by Landlord. Tenant shall perform all work (the "Suite 900 Tenant's Word") necessary to prepare the Suite 900 Space (i) at Tenant's sole cost and (ii) in accordance with the Tenant Design and Construction Process set forth on Exhibit "C" to the Lease and otherwise in accordance with all relevant provisions of the Lease. To the extent required by law, Landlord will comply with the requirements of the ADA applicable to the Core Elements of Centerpointe II which may arise because of the performance of the Suite 900 Tenant's Work and Tenant shall comply with all other ADA requirements respecting the Suite 900 Space, including those requirements arising from the Suite 900 Tenant's Work.

                          72.2.2 For purposes of the Suite 900 Space, there shall be no Concession Fund.

                          72.3 The term of the Lease shall commence as to the Suite 900 Space on May 10, 1997 ("Suite 900 Space Lease Commencement Date"). The Term of the Lease as to the Suite 900 Space shall expire on May 31, 2002.

                          72.4 Base Rent payable for the Suite 900 Space shall be Nineteen and 50/100 Dollars ($19.50) per rentable square foot, inclusive of Electricity Costs, and subject to adjustment as described in Article 6.3. Base Rent for the Suite 900 Space shall be payable as provided in Section 6.1.1. Tenant's obligation to pay Rent for the Suite 900 Space shall commence on May 10, 1997.

                          72.5 After the Suite 900 Space Lease Commencement Date, Tenant's Centerpointe II Proportionate Share shall be increased by an amount equal to the percentage derived by dividing the rentable square footage of the Suite 900 Space by 204,481. Therefore, after the Suite 900 Space Lease Commencement Date, Tenant's Counterpointe II Proportionate Share shall equal 51.56%.

                          72.6 Except as modified by this Ninth Amendment, the Lease shall otherwise remain in full force and effect.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Ninth Amendment to Lease as of the date first set forth herein.

                                  LANDLORD:

                                  JOSHUA REALTY CORPORATION,
                                  a Delaware corporation

                                  By:  /s/    Dan Coughlan
                                       -------------------------------
                                       Name:
                                       Title:


                                  TENANT:

                                  AMERICAN MANAGEMENT SYSTEMS, INC.,
                                  a Delaware corporation

                                  By:  /s/    Frank A. Nicolai
                                       -------------------------------
                                       Name:  Frank A. Nicolai
                                       Title: Executive Vice President

[THE FOLLOWING PAGE INCLUDED AS AN EXHIBIT A FLOOR PLAN OF THE PREMISES.]

                             TERMINATION AGREEMENT

         This TERMINATION AGREEMENT (this "Agreement"), made this 11th day of February, 1997 between JOSHUA REALTY CORPORATION, a Delaware corporation (general partner and sole remaining partner of Faircenter Limited Partnership, a Delaware limited partnership) (the "Landlord"), and QUALITY SYSTEMS, INC., a Virginia corporation (the "Tenant"), and VITRO CORPORATION, a Delaware corporation (the "Guarantor").

                              W I T N E S S E T H:

         WHEREAS, by an Office Building Lease dated December 2, 1989, by and between Landlord and Tenant (the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord all of that real property, situate and lying in Fairfax, Virginia, which is described therein (the "Premises") (Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.); and

         WHEREAS, as of the date hereof, the Term of the Lease has not expired or otherwise terminated, and the Lease remains in full force and effect; and

         WHEREAS, Landlord and Tenant desire to terminate the Lease, upon the terms and subject to the conditions which are hereinafter set forth.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Termination of Lease.

         1.1. Notwithstanding anything contained in the provisions of the Lease to the contrary, the Term shall end at 11:59 o'clock p.m. on February 17, 1997 (the "Termination Date"). Tenant shall have no right to occupy or use the Premises thereafter, and shall thereupon immediately surrender possession of the Premises to Landlord in accordance with the provisions of Section 6.10 of the Lease.

         1.2. Termination of the Lease shall not alter or impair any and all liability of Tenant or Guarantor accruing under the provisions of the Lease at or before such termination of the Lease (including, by way of example rather than of limitation, any liability for Base Annual Rent or Additional Rent accruing at or before such termination).

Section 2.  Consideration.

         2.1 Consideration. In consideration of the granting by Landlord of the early termination of the Lease, Tenant shall pay to Landlord, simultaneously with the execution of this Agreement, the amount of Twenty-Three Thousand Eight Hundred Sixty-Nine and 32/100 Dollars ($23,869.32).

         2.2 Attorney's Fees. Upon presentation of an invoice from Landlord, Tenant agrees to reimburse Landlord for Landlord's attorney's fees not to exceed $720.00 incurred in connection with both the termination of this Lease and the Eighth Amendment to Lease Agreement between Landlord and American Management Systems, Inc. of even date herewith.

         Section 3. Mutual release. Provided that each party hereto performs its obligations under the provisions of this Agreement and except as is otherwise provided in subsection 1.2 hereof, each party hereto hereby releases the other party from any and all obligations which the released party may have to the other under the provisions of the Lease (including, by way of example rather than of limitation, any and all such obligations which Tenant or Guarantor may have for the payment of Rent to the Landlord which would have been due beyond the Termination Date had this Lease not been terminated).

*not to exceed $720.00

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

ATTEST/WITNESS:                   JOSHUA REALTY CORPORATION,
                                  a Delaware corporation


/s/ Raymond L. Owens              By:  /s/    Dan Coughlan
---------------------------            -------------------------------
                                       Name:  Daniel P. Coughland
                                       Title:


ATTEST/WITNESS:                   QUALITY SYSTEMS, INC.,
                                  a Virginia corporation


/s/ [SIG]                         By:  /s/    Dean O'Neill
---------------------------            -------------------------------
                                       Name:  Dean O'Neill
                                       Title: VP Finance & Admin.


ATTEST/WITNESS:                   VITRO CORPORATION


/s/ [SIG]                         By:  /s/    Arthur Rossi
---------------------------            -------------------------------
                                       Name:  Arthur Rossi
                                       Title: Senior Vice President